As filed with the U.S. Securities and Exchange Commission on November 22, 2021

Registration No. 333-257978

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLACKSTAR ENTERPRISE GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or jurisdiction of incorporation or organization)	6799 (Primary Standard Industrial Classification Code Number)	27-1120628 (I.R.S. Employer Identification No.)

4450 Arapahoe Ave., Suite 100, Boulder, CO 80303/ Phone (303) 500-3210

(Address and telephone number of principal executive offices)

John Noble Harris, Chief Executive Officer

4450 Arapahoe Ave., Suite 100, Boulder, CO 80303/ Phone (303) 500-3210

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Christen Lambert, Attorney at Law

2920 Forestville Rd. Ste. 100 PMB 1155 , Raleigh, NC 2761 6 / Phone (919) 473-9130

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[___]	Accelerated filer	[___]
Non-accelerated filer	[_X_]	Smaller reporting company	[_X_]
		Emerging growth company	[_X_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [___]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares of Common Stock Underlying Convertible Notes, $0.001 par value	46,000,000	$0.0344	$1,582,400	$172.64 4)

___________________

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. This amount represents a good faith estimate of the shares of common stock underlying convertible notes issued by the registrant in private placements, with such amount equal to the maximum number of shares issuable upon conversion of such notes, assuming for purposes hereof that (x) such notes are convertible at $0.02 per share, and (y) interest on such note accrues at 10% per annum until the maturity dates of the convertible notes, without taking into account the limitations on the conversion of such notes (as provided for therein).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 ("the Securities Act") based on the average of the 5-day average of the high and low prices of the common stock on July 12, 2021 as reported on the OTCQB.
(3)	Based on the average price per share of $0.0344 for BlackStar Enterprise Group, Inc.’s common stock on July 12, 2021 as reported by the OTC Markets Group. The fee is calculated by multiplying the aggregate offering amount by .0001091, pursuant to Section 6(b) of the Securities Act of 1933.
(4)	$172.64 previously paid, based on the 5-day average of the high and low prices of the common stock on July 12, 2021 ($0.0344), which was higher than the 5-day average of the high and low prices of the common stock on November 17, 2021 ($0.02435).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 22 , 2021

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

BLACKSTAR ENTERPRISE GROUP, INC.

46,000,000 Shares of Common Stock Underlying Convertible Notes

This Prospectus relates to the resale from time to time of an aggregate of up to 46,000,000 shares of common stock par value $0.001 per share, (the “Common Shares”) of BlackStar Enterprise Group, Inc., a Delaware corporation, by the Selling Shareholders (each a “Selling Shareholder”, and collectively, the “Selling Shareholders”), underlying, and pursuant to the conversion of convertible notes (the “Notes”) which were acquired from the Company pursuant to subscription agreements for an aggregate purchase price of $803,275. This amount represents a good faith estimate of the shares of common stock underlying convertible notes issued by the registrant in private placements, with such amount equal to the maximum number of shares issuable upon conversion of such notes, assuming for purposes hereof that (x) such notes are convertible at $0.02 per share, and (y) interest on such note accrues at 10% per annum until the maturity dates of the convertible notes, without taking into account the limitations on the conversion of such notes (as provided for therein). The 46,000,000 shares being registered includes 1,386,459, 9,016,394, and 27,500,000 shares, respectively, that may be issued pursuant to the conversion of the principal amount of the Notes, as well as 110,917, 1,100,000, and 2,750,000 additional shares that may be issued pursuant to the conversion of accrued interest over the term of the Notes, assuming a conversion price of $0.024, $0.0244, and $0.02 per share, respectively, 300,000 shares issued to cure a default, and 3,836,230 additional shares to cover any differences in conversion price. The Selling Shareholders have informed us that they are not “underwriters” within the meaning of the Securities Act. The Securities and Exchange Commission (“SEC”) may take the view that, under certain circumstances, any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Selling Shareholders may sell Common Shares underlying the Notes from time to time in the principal market on which the Registrant’s Common Stock is quoted and traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of those Common Shares being sold by the Selling Shareholders. We did, however, receive net proceeds of approximately $803,275 pursuant to the sale of the Notes to the Selling Shareholders. We will pay the expenses of registering these Common Shares underlying the Notes.

Pursuant to registration rights granted to the Selling Shareholders, we are obligated to register the Common Shares underlying the Notes. We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders.

Our selling shareholders plan to sell common shares at market prices for so long as our Company is quoted on OTCQB and as the market may dictate from time to time. There is a limited market for the common stock, which has been trading on the OTCQB (“BEGI”) at an average of $ 0. 02435 in the past 5 days as of November 17 , 2021.

Title	Price Per Share
Common Stock	$ 0.0344 *

*Five-day average market sale price at July 12, 2021. The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). The average trading price in the 5 days prior to this amended registration statement on November 17, 2021 was $0.02435 (less than the original calculation), so no additional fee was required.

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The Selling Shareholders are offering the Common Shares underlying the Notes. The Selling Shareholders may sell all or a portion of these Common Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Shareholders will receive all proceeds from such sales of the Common Shares. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

In aggregate, the Selling Shareholders may sell up to 46,000,000 Common Shares under this Prospectus, which includes 37,902,853 shares to be issued upon conversion of the principal amount of convertible notes, as well as 3,960,917 additional shares that may be issued based on 10% interest per annum until the maturity date of the convertible notes, assuming a conversion price of $0.02 per share, 300,000 shares issued to cure a default, and 3,836,230 additional shares to cover any differences in conversion price. We are obligated to file a supplemental registration statement or registration statements in order to register all of the Common Shares, in the event that the conversion price is lower than $0.02 per share due to adjustments as is further described in this Registration Statement, resulting in additional shares being issued that have not been registered pursuant to this Registration Statement.

We have one class of authorized common stock and the Company has also issued warrants for common stock. Outstanding shares of common stock represent approximately 40% of the voting power of our outstanding capital stock at the time of this registration, and outstanding shares of Class A Super Majority Voting Preferred Stock held by, or subject to voting control by, our parent company, International Hedge Group, Inc., our CEO, John Noble Harris, and our CFO, Joseph Kurczodyna, represent approximately 60% of the voting power of our outstanding capital stock at the time of this registration statement.

This offering involves a high degree of risk; see “RISK FACTORS” beginning on page 8 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This offering will be on a delayed and continuous basis for sales of selling shareholders’ shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See “Description of Securities – Shares”).

The information in this prospectus is not complete and may be changed. These securities may not be sold until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is November 22 , 2021.

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ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “BlackStar,” “Company,” “we,” “us,” and “our,” refer to BlackStar Enterprise Group, Inc.

COMPANY OVERVIEW

GENERAL

BlackStar Enterprise Group, Inc. is incorporated in the State of Delaware with operations located in Boulder, Colorado. We are engaged in Merchant Banking and Finance and are expanding our services into the blockchain industry.

The following is a summary of some of the information contained in this document. Unless the context requires otherwise, references in this document to “BlackStar,” “Company,” “we,” “us,” or “our,” are to BlackStar Enterprise Group, Inc.

DESCRIPTION OF BUSINESS

We are based in Boulder, Colorado and are engaged in Merchant Banking and Finance in the United States. Since 2018 we have also been developing a blockchain-based software platform, the BlackStar Digital Trading Platform TM (“BDTP TM ”), to trade registered shares of our common stock. Once completed, the platform design should enable us to become a Platform as a Service (“PaaS”) provider for other publicly traded companies, providing revenue to finance our merchant banking. We have recognized net losses of $ 772,953 in the three months ended September 30 , 2021 and recognized net losses of ($1,565,591) in the year ended December 31, 2020. We have relied solely on sales of our securities, convertible note financing, and private loans to fund our operations.

The Company is in the final stages of software development and is working to initiate platform operations but will need further funding to fund operations of the merchant bank and to expand its services into the blockchain industry. To fund ongoing operations, we may raise funds in the future, which are not yet committed.

Reports to Security Holders

We are subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

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Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2020, our last fiscal year.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

-	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in our Form 10-K, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We are choosing to irrevocably opt out of the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.

HISTORY

Our Company, BlackStar Enterprise Group, Inc., was originally formed on December 17, 2007 as NPI08, Inc. in the State of Delaware. Our name was changed in 2010 to BlackStar Energy Group, Inc. In August of 2016, our name was changed to BlackStar Enterprise Group, Inc. Unless the context requires otherwise, references in this document to “BlackStar,” “Company,” “we,” “us,” or “our,” are to BlackStar Enterprise Group, Inc.

Our Company was divested from Kingsley Capital, Inc. in a bankruptcy proceeding in 2008, in which Kingsley was the debtor. Our Company attempted to start up in the energy business in 2010 without success, resulting in losses totaling $1,819,530 over a three-year period. Our Company was inactive until 2016 when new management and capital were introduced.

BlackStar is engaged in Merchant Banking and Finance. BlackStar’s venue is private early-stage companies throughout various industries that, in our judgement, exhibit a potential for sustained growth. We are a publicly traded

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specialized merchant banking firm, facilitating joint venture capital to earl- stage revenue companies. We are actively seeking opportunity for discussion with revenue generating enterprises and emerging companies for financing. BlackStar intends to offer consulting and regulatory compliance services to crypto-equity companies, and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in crypto-equity related ventures though our wholly-owned subsidiary, Crypto Equity Management Corp. (“CEMC”) formed in September 2017. BlackStar Enterprise Group, Inc. is traded on the OTCQB under the symbol “BEGI.” In addition to the services described above, on December 31, 2017, BlackStar formed a subsidiary nonprofit company, Crypto Industry SRO Inc., a self-regulatory membership organization for the crypto-equity industry. Further details about the business plan for CEMC, the operating subsidiary of BlackStar, and Crypto Industry SRO can be found in the “Current Business” section below.

Our principal executive offices are located at 4450 Arapahoe Ave., Suite 100, Boulder, CO 80303 and our office telephone number is (303) 500-3210. We maintain a website at www.blackstarenterprisegroup.com, and such website is not incorporated into or a part of this filing.

International Hedge Group, Inc. (“IHG”), our parent company, owns 4,792,702 shares of common stock ( 3.72%) and 1,000,000 of Class A Supermajority Voting Preferred Stock (100%); Class A Preferred has that number of votes equal to that number of common shares which is not less than 60% of the vote required to approve any action and has the right to convert all of the Class A Preferred Convertible Stock (1,000,000 shares) into shares of Common Stock of the Company, on the basis of 100 common shares for each share of Class A Preferred Stock. IHG is our controlling shareholder and is engaged in providing management services to companies, and, on occasion, capital consulting. IHG’s strategy in investing in BlackStar Enterprise Group, Inc. is to own a controlling interest in a publicly quoted company which has the mission to engage in funding of start-up and developed business ventures using its stock for private placement or public offerings. IHG and BlackStar are currently managed and controlled by the same individuals, but IHG and BlackStar may each seek its funding from different and as yet, undetermined sources, with funding structures of different natures.

Definitions

As used throughout this Registration Statement, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the filing. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

BlackStar Digital Trading Platform TM (“BDTP TM ”): a peer-to-peer digital equity trading platform enabling the trading of registered BlackStar common shares in digital form only.

BlackStar Digital Equity: a digitally evidenced share (“Digital Share”) of BlackStar common stock holding the same characteristics as securities evidenced by a paper certificate which has been transmitted and protected by cryptographic protocols.

Blockchain: a disintermediating technology, where each transaction is cryptographically signed, and always appended to an immutable ledger, visible to all participants, and distributed across boundaries of trust. The ledger runs on a set of nodes, each of which may be under the control of a separate company, individual or organization. These nodes connect to each other in a dense peer-to-peer network so that no one node acts as a central point of control or failure. There is no need for a central intermediary, where one central database is used to rule transaction validity. A ledger is both a network and a database. It has rules and built-in security, and it maintains internal integrity and its own history. Once a ledger transaction has received a sufficient level of validation, some cryptography ensures that it can never be replaced or reversed. Transactions are secure, authenticated, and verifiable.

Digital Shares: common shares holding the same characteristics as securities evidenced by a paper certificate but are recorded via electronic book-entry through the Deposit and Withdrawal at Custodian (“DWAC”) system in digital form and are protected by cryptographic protocols.

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Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion of revenue during our last fiscal year, we qualify as an emerging growth company as defined in the JOBS Act, and we may remain an emerging growth company for up to five years from the date of the first sale in this offering. However, if certain events occur prior to the end of such five-year period, including if we become a large accelerated filer, our annual gross revenue exceeds $1.0 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Summary of Financial Information

The following tables set forth, for the periods and as of the dates indicated, our summary financial data. The statements of operations for the three and nine months ended September 30 , 2021, and the balance sheet data as of September 30 , 2021 are derived from our unaudited condensed financial statements. The unaudited financial statements include, in the opinion of management, all adjustments consisting of only normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year. The statements of operations for the years ended December 31, 2020 and 2019, and balance sheet data as of December 31, 2020, are derived from our audited financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are not indicative of the results to be expected in the future.

	September 30 ,	December 31,
	2021	2020	2019
Total Assets	$646,384	$94,211	$43,808
Current Liabilities	$520,366	$129,062	$278,086
Long-term Liabilities	$—	$—	$—
Stockholders’ Equity (Deficit)	$126,018	$(34,851)	$(234,278)

	Three Months Ended September 30, 2021 (Unaudited)	Nine Months Ended September 30, 2021 (Unaudited)	December 31, 2020 (Audited)	December 31, 2019 (Audited)
Revenues	$0	$0	$0	$0
Net Loss	$(772,953)	(1,807,182)	$(1,565,591)	$(879,269)

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At September 30 , 2021, the accumulated deficit was $(7,773,375). At December 31, 2020, the accumulated deficit was $(5,966,193). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

CORPORATE ORGANIZATION CHART

Our corporate structure is as follows:

INTERNATIONAL HEDGE GROUP, INC. (Parent Company – a Colorado corporation)

BLACKSTAR ENTERPRISE GROUP, INC. (a Delaware corporation)

Crypto Equity Management Corp. (a Colorado corporation)	Crypto Industry SRO Inc. (a Colorado non-profit corporation)

PRIVATE PLACEMENT OF CONVERTIBLE NOTES WITH REGISTRATION RIGHTS

The following convertible promissory notes and corresponding securities purchase agreements are those that contain registration rights and those which underlying shares are being registered for resale in this registration statement.

On November 20, 2020, BlackStar Enterprise Group, Inc. and Quick Capital, LLC. entered into a convertible promissory note totaling $33,275 and a securities purchase agreement. The note bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock. The conversion price is to be calculated at 60% of the 2 lowest trading prices of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 12,000,000 shares for conversion. Net proceeds from the loan were $25,000, after legal fees and offering costs of $8,275. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on November 27, 2020. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. The company filed a Form D with the Securities and Exchange Commission on November 27, 2020.

On January 28, 2021 BlackStar Enterprise Group, Inc. and SE Holdings, LLC entered into a convertible promissory note totaling $220,000 and a securities purchase agreement. The note bears interest at 10%, with a default rate of 24%, and is convertible, at any time after the date of issuance. The conversion price is to be calculated at 50% of the average of the three lowest trading price of the Company’s common stock for the previous twenty trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 44,000,000 shares for conversion. Net proceeds from the loan were $177,500, after original issue discount of $20,000 and legal fees and offering costs of $22,500. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on February 4, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. The company filed a Form D with the Securities and Exchange Commission on February 4, 2021.

On April 29, 2021 BlackStar Enterprise Group, Inc. and Adar Alef, LLC entered into a convertible promissory note totaling $550,000 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 86,105,000 shares of Common Stock for conversion pursuant to the note. The note bears interest at 10%, with a default rate of 24%, and is convertible at the option of the holder, at any time after the date of issuance. The

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conversion price is to be calculated at 50% of the average of the three lowest closing bid prices of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to the note. The Company received the net proceeds from the loan of $462,000, after original issue discount, legal fees and offering costs of $88,000. Copies of the promissory note, securities purchase agreement, and transfer agent letter can be found in the Form 10-Q and exhibits filed on May 17, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. The company filed a Form D with the Securities and Exchange Commission on June 1, 2021.

The Company has entered into several other convertible note and promissory note financing arrangements over the past several years and all arrangements are discussed further in Item 11 herein.

The Offering

We are registering 46,000,000 shares of common stock underlying convertible notes for sale on behalf of selling shareholders (the “Resale Shares”).

Our common stock will be transferable immediately upon the effectiveness of the Registration Statement. (See “Description of Securities”)

Common shares outstanding before this registration statement[1]	128,689,319
Maximum common shares being offered by our existing selling shareholders	46,000,000
Maximum common shares outstanding after this offering	174,689,319

1)	There are additionally warrants outstanding for the purchase of 540,000 shares of common stock, not included in this figure.

We will not receive any proceeds from the sale of our securities offered by the selling stockholders under this prospectus. All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholders, or their pledgees, assignees or successors-in-interest. See “Use of Proceeds” beginning on page 19 of this prospectus.

We are authorized to issue 700,000,000 shares of common stock with a par value of $0.001 and 10,000,000 shares of preferred stock. Our current shareholders, officers and directors collectively own 128,689,319 shares of common stock and 1,000,000 shares of preferred stock as of this date, with warrants outstanding for 540,000 shares of common stock.

Currently there is a limited public trading market for our stock on OTCQB under the symbol “BEGI.”

Forward Looking Statements

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, “believe,” “expect,” “anticipate,” “estimate,” and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading “Risk Factors”. Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

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RISK FACTORS RELATED TO OUR BUSINESS

OUR SUCCESS WILL DEPEND, TO A LARGE DEGREE, ON THE EXPERTISE AND EXPERIENCE OF THE MEMBERS OF OUR MANAGEMENT TEAM.

We will rely exclusively on the skills and expertise of our management team in conducting our business. Our management team has experience in identifying, evaluating and acquiring prospective businesses for which we may ultimately provide loans, but there is no assurance our managements assessments will be successful in placing loans which are repaid with interest. Accordingly, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.

We will be wholly dependent for the selection, structuring, closing and monitoring of all of our investments on the diligence and skill of our management team, under the supervision of our Board of Directors. There can be no assurance that we will attain our investment objective. The management team will have primary responsibility for the selection of companies to which we will loan or finance, the terms of such loans and the monitoring of such investments after they are made. However, not all of the management team will devote all of their time to managing us. These factors may affect our returns.

We have limited resources and limited operating history.

OUR OPERATIONS AS A MERCHANT BANK MAY AFFECT OUR ABILITY TO, AND THE MANNER IN WHICH, WE RAISE ADDITIONAL CAPITAL, WHICH MAY EXPOSE US TO RISKS.

Our business will require a substantial amount of capital. We may acquire additional capital from the issuance of senior securities, including borrowings or other indebtedness, or the issuance of additional shares of our common stock. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities, other evidences of indebtedness or preferred stock, and we may borrow money from banks or other financial institutions, which we refer to collectively as “senior securities”. If the value of our businesses declines, we may be unable to satisfy loan requirements. If that happens, we may be required to liquidate a portion of our ventures and repay a portion of our indebtedness at a time when such sales may be disadvantageous. As a result of issuing senior securities, we would also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, the preferred stock would rank “senior” to common stock in our capital structure, preferred stockholders would have separate voting rights and might have rights, preferences, or privileges more favorable than those of our common stockholders. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, then the percentage ownership of our stockholders at that time will decrease.

WE MAY ENGAGE IN BUSINESS ACTIVITIES THAT COULD RESULT IN US HOLDING INVESTMENT INTERESTS IN A NUMBER OF ENTITIES WHICH COULD SUBJECT US TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940.

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities within the definitions and parameters which would make us subject to the “1940 Act,” or holding unconsolidated minority interests in multiple companies and cash which might fall within the “holding company” definitions. In the event we engage in business activities that result in us holding investment interests in a number of nonconsolidated entities, we might become subject to regulation under the 1940 Act. In such event, we would be required to register as an Investment Company and incur significant registration and compliance costs. Additionally, the 1940 Act requires that a number of structural safeguards, such as an independent board of directors and a separate investment adviser whose contract must be approved by a majority of the company’s shareholders, be put in place within such companies. The 1940 Act also imposes significant disclosure and reporting requirements beyond those found in the Securities Act and the Exchange Act of 1934, as amended (the Exchange Act). Likewise, the 1940 Act contains its own anti-fraud provisions and private remedies, and it strictly limits investments made by one investment company in another to prevent pyramiding of investment companies, leading to consolidated investment companies acting in the interest of other investment companies rather than in the interest of securities holders. The labeling of the Company as an investment company

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could significantly impair our business plan and operations and have a material adverse effect on our financial condition. Compliance with the 1940 Act is prohibitively expensive for small companies, in our estimation, and even if it meant divestiture of assets, we would intend to avoid being classified as an Investment Company.

WE ARE DEPENDENT UPON OUR PART-TIME MANAGEMENT FOR OUR SUCCESS WHICH IS A RISK TO OUR INVESTORS.

Our lack of full-time management may be an impediment to our business achievement. Without full-time officers, we may not have sufficient devoted time and effort to find successful loan prospects, additional capital, or manage our loan portfolio, which could impair our ability to succeed in our business plan and could cause investment in our Company to lose value.

WE HAVE A LIMITED AMOUNT OF FUNDS AVAILABLE FOR INVESTMENT IN VENTURES AND AS A RESULT OUR VENTURES MAY LACK DIVERSIFICATION.

Based on the amount of our existing available funds, it is unlikely that we will be able to commit our funds to loans to large number of ventures. We intend to operate as a diversified merchant bank. Prospective investors should understand that our venture investments are not, and in the future may not be, substantially diversified. We may not achieve the same level of diversification as larger entities engaged in similar activities. Therefore, our assets may be subject to greater risk of loss than if they were more widely diversified. The loss of one or more of our limited number of investments could have a material adverse effect on our financial condition.

WE HAVE A LACK OF REVENUE HISTORY AND STOCKHOLDERS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE HAVE A LIMITED OPERATING HISTORY.

We were incorporated on December 17, 2007 for the purpose of engaging in any lawful business and have adopted a plan as a small and micro-cap market merchant banking company. During the period of inception through September 30 , 2021, we have not recognized revenues. We are not profitable. We must be regarded as a new venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE ARE NOT DIVERSIFIED, AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS, MERCHANT BANKING.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the merchant banking industry and therefore increase the risks associated with our operations due to lack of diversification.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR STOCKHOLDERS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to general and administrative, legal and accounting, and software development and could exceed $500,000 in the next twelve months. Such funds are not currently committed, and we have cash of approximately $ 651,222 as of October 31 , 2021.

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carry out our business plan in the small and micro-cap market merchant banking industry. Our ultimate success depends upon our ability to raise additional capital. We are investigating the availability, sources, and terms that might govern the acquisition of additional capital.

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We have no commitment at this time for additional capital. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current stockholders, which could present significant risks to stockholders.

WE HAVE AUTHORIZED AND DESIGNATED A CLASS A PREFERRED SUPER MAJORITY VOTING CONVERTIBLE STOCK, WHICH HAVE VOTING RIGHTS OF 60% OF OUR COMMON STOCK AT ALL TIMES.

Class A Preferred Super Majority Voting Convertible Stock (the “Class A Preferred Stock”), of which 1,000,000 shares of preferred stock have been authorized for the Class A out of 10,000,000 total preferred shares authorized, and which have super majority voting rights (60%) over common stock voting at all times. At this time, all shares of the Class A Preferred Stock have been issued to International Hedge Group, Inc. which is controlled by Mr. Harris and Mr. Kurczodyna, our officers and directors.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN AND MAY RECEIVE COMPENSATION FROM OUR PARENT COMPANY.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring a business opportunity from any affiliate or officer or director. Our current officers and directors also currently serve our parent company, International Hedge Group, Inc., which may have consulting agreements with some of our venture companies and as such is a direct conflict and such officers and directors may be paid by such parent. We intend to diversify and/or expand our Board of Directors in the future.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY DELAWARE STATUTES.

Delaware General Corporation Laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS’ LIABILITY TO US AND STOCKHOLDERS IS LIMITED

Delaware General Corporation Laws exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

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We have no full-time employees which may impede our ability to carry on our business. Our officers are independent consultants who devote up to 40 hours per week to Company business. The lack of full-time employees may very well prevent the Company’s operations from being efficient, and may impair the business progress and growth, which is a risk to any investor.

RISK FACTORS OF THE COMPANY

THERE CAN BE NO CERTAINTY AS TO MARKET ACCEPTANCE OF THE PROPOSED BDTP TM .

The Company has no certainty as to whether the market will accept and use the idea of the BDTP TM , should it become operational, nor is there any certainty as to how the BDTP TM translates to profits for the Company. There is no assurance of market acceptance or profitability of the concept or Company. The BDTP TM is not yet developed and may never be developed.

THERE ARE ADDITIONAL RISKS TO INVESTORS HOLDING BLACKSTAR DIGITAL SHARES DUE TO THE LACK OF MARKET.

Investors holding BlackStar Digital Shares may never be able to transfer BlackStar Digital Shares on the platform, however they will be able to transfer them through traditional avenues such as Market Makers. BlackStar Digital Shares traded on the BDTP TM do not currently exist and may never exist. The warrants for BlackStar Digital Shares outstanding are exercisable for them upon registration, however a secondary trading market may never develop for Digital Shares that will be distinguishable from common shares.

WE MAY NOT REALIZE RETURNS ON OUR INVESTMENTS IN VENTURES FOR SEVERAL YEARS. THUS, AN INVESTMENT IN SHARES OF OUR COMMON STOCK IS ONLY APPROPRIATE FOR INVESTORS WHO DO NOT NEED SHORT TERM LIQUIDITY IN THEIR MONEY.

We intend to make loans as quickly as possible consistent with our business objectives in those investments that meet our criteria. However, it is likely that a significant period of time will be required before we are able to achieve repayment and any additional value from warrants or stock conversions that we hold in an eligible venture company.

COMPETITION FOR LOANS AND INVESTMENTS.

We expect to encounter competition from other entities having similar business objectives, some of whom may have greater resources than us. Historically, the primary competition for venture capital investments has been from venture capital funds and corporations, venture capital affiliates of large industrial and financial companies, small business investment companies, and wealthy individuals. Additional competition is anticipated from foreign investors and from large industrial and financial companies investing directly rather than through venture capital affiliates. Virtually all of our competitors will have a competitive advantage and are much larger. The need to compete for loans or investment opportunities may make it necessary for us to offer venture companies more attractive transaction terms than otherwise might be the case. We anticipate being a co-investor with other venture capital groups, and these relationships with other groups may expand our access to business opportunities.

RISKS OF COMPETITION FOR OUR VENTURE COMPANIES.

Most emerging markets are highly competitive. We anticipate that nearly all our venture companies will compete against firms with greater financial resources, more extensive development, manufacturing, marketing, and service capabilities, and a larger number of qualified managerial and technical personnel.

ILLIQUID NATURE OF OUR INVESTMENTS.

We anticipate that substantially all of our ventures (other than short-term investments) will consist of controlling interests in ventures that at the time of acquisition are unmarketable, illiquid and for which no ready market will exist, if such a market does in fact exist. Our venture investments are intended to be in companies in which we will have

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controlling interest and will be privately negotiated transactions. There is not anticipated to be any market for the ventures until such until such have developed successful businesses.

Because of the illiquid nature of our venture investments, a substantial portion of our assets will be carried on our books adjusted for accrued losses, depreciation and impairment which could in some cases result in a write off. This value will not necessarily reflect the amount which could be realized upon a sale, or payoff in the future.

RISKS OF OUR NEED FOR ADDITIONAL CAPITAL TO FUND OUR VENTURE COMPANIES.

We expect that most venture companies will require additional financing to satisfy their working capital requirements. The amount of additional financing needed will depend upon the maturity and objectives of the particular opportunity. Each round of venture financing (whether from us or other investors) is typically intended to provide a venture company with enough capital to reach the next major valuation milestone. If the funds provided are not sufficient, a company may have to raise additional capital at a price or at terms unfavorable to the existing investors, including our Company. This additional financing or the availability of any form of equity or debt capital is generally a function of capital market conditions that are beyond our control or any venture company. Our management team may not be able to predict accurately the future capital requirements necessary for success of our Company or venture companies. Additional funds may not be available from any source.

OUR VENTURE PORTFOLIO IS AND MAY CONTINUE TO BE CONCENTRATED IN A LIMITED NUMBER OF VENTURE COMPANIES AND INDUSTRIES, WHICH WILL SUBJECT US TO A RISK OF SIGNIFICANT LOSS IF ANY OF THESE COMPANIES FAIL OR BY A DOWNTURN IN THE PARTICULAR INDUSTRY.

Our venture is and may continue to be concentrated in a limited number of venture companies and industries. We do not have fixed guidelines for diversification, and since we are targeting some specific industries, our venture investments could continue to be, concentrated in relatively few industries. As a result, the aggregate returns we realize may be significantly adversely affected if our venture investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

WE INTEND TO CONTROL ALL OF OUR VENTURES.

We will control all of our venture companies, and we will maintain financial supervision until divestiture, spin-off or liquidation.

WE MAY NOT REALIZE GAINS FROM OUR VENTURES.

Our goal is ultimately to dispose of our control interests we receive from our venture companies to attempt to realize gains upon our disposition of such interests by sale, for cash spin-off, or liquidation. However, any interests we hold may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from any venture interests, and any gains that we do realize on the disposition of any venture interests may not be sufficient to offset any other losses we experience.

THE INABILITY OF OUR VENTURE COMPANIES TO COMMERCIALIZE THEIR TECHNOLOGIES OR CREATE OR DEVELOP COMMERCIALLY VIABLE PRODUCTS OR BUSINESSES WOULD HAVE A NEGATIVE IMPACT ON OUR INVESTMENT RETURNS.

The possibility that our venture companies will not be able to commercialize their technology, products or business concepts presents significant risks to the value of our ventures. Additionally, although some of our venture companies may already have a commercially successful product or product line when we invest, technology related products and services often have a more limited market or life span than have products in other industries. Thus, the ultimate success of these venture companies often depends on their ability to continually innovate in increasingly competitive markets. Their inability to do so could affect our investment return. We cannot assure you that any of our venture companies will successfully acquire or develop any new technologies, or that the intellectual property the companies currently hold will remain viable. Even if our venture companies are able to develop commercially viable products, the market for new products and services is highly competitive and rapidly changing. Neither our venture companies nor we have

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any control over the pace of technology development. Commercial success is difficult to predict, and the marketing efforts of our venture companies may not be successful.

RISK FACTORS RELATING TO OUR BUSINESS

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES.

As of September 30 , 2021, we had an accumulated deficit of $(7,773,375).

Future losses are likely to occur until we are able to receive returns on our loans and investments since we have no other sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2014 through 2020, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES.

We have no sources of income at this time and insufficient assets to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and, or, equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that these events will be successfully completed.

UNFAVORABLE CONDITIONS IN OUR INDUSTRY OR THE GLOBAL ECONOMY OR REDUCED ACCESS TO LENDING MARKETS COULD HARM OUR BUSINESS.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our potential customers. Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare, public health issues, such as the recent outbreak of coronavirus (COVID-19), and terrorist attacks on the United States, Europe, the Asia Pacific region, or elsewhere, could cause a decrease in business investments or decrease access to financing which would harm our business. To the extent that our platform is perceived by potential customers as too costly, or difficult to deploy or migrate to, our revenue may be disproportionately affected by delays or reductions in general technology spending. Also, we may have competitors, many of whom may be larger and have greater financial resources than we do and may respond to market conditions by attempting to lure away our customers. We cannot predict the timing, strength, or duration of any economic slowdown, instability, or recovery, generally or within any particular industry.

BECAUSE INSIDERS CONTROL OUR ACTIVITIES, THAT MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO THEM AND NOT TO OUTSIDE SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our executive officers, directors, and holders of 5% or more of our issued and outstanding common stock, including International Hedge Group, Inc., beneficially own approximately 20.58% of our issued and outstanding common stock, in addition to the Super Majority Voting Class A Preferred Stock. As a result, they effectively control all matters requiring director and stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

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OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO EFFECTIVELY CONTROL SUBSTANTIALLY ALL ACTIONS TAKEN BY STOCKHOLDERS.

Mr. Harris and Mr. Kurczodyna, the officers and directors of the Company and of our parent, International Hedge Group, Inc. (“IHG”), control approximately 7.66% of our issued and outstanding common stock and 100% of our issued and outstanding preferred shares through IHG and their own holdings and have significant influence over all actions taken by our stockholders, including the election of directors, based on the BlackStar Super Majority Voting Class A Preferred Stock held by IHG. On December 18, 2020, the IHG shareholders voted to issue 1,000,000 IHG Class A Preferred shares to Mr. Kurczodyna as compensation for services provided to IHG, giving Mr. Kurczodyna supermajority voting rights over IHG and the ability to convert the IHG Class A Preferred Stock into shares of IHG common stock at the rate of one (1) IHG Class A Preferred for two-hundred ten (210) IHG common shares. This is a significant increase to the control of IHG by Mr. Kurczodyna, which effectively means that Mr. Kurczodyna has control of BlackStar through IHG’s ownership of BlackStar Super Majority Voting Class A Preferred Stock.

Such concentration of ownership could also have the effect of delaying, deterring, or preventing a change in control that might otherwise be beneficial to stockholders and may also discourage the market for our stock due to the concentration.

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

RISKS RELATING TO OUR VENTURE INVESTMENTS

THE INABILITY OF OUR VENTURE COMPANIES TO ADEQUATELY EXECUTE THEIR GROWTH OR EXPANSION STRATEGIES WOULD HAVE A NEGATIVE IMPACT ON OUR LOAN OR INVESTMENT RETURNS.

The possibility that our venture companies will not be able to fully carry out or execute on their expansion or growth plans presents significant risk. Our venture investments success in our subsidiary companies will ultimately depend on the success of our ventures. If the intended expansion or growth plan that was one of the main reasons we had originally formed the venture does not come to fruition or is otherwise impeded, the value of the venture may negatively reflect this information, making our investment not profitable or may subject us to a substantial loss. In such case, we may incur an entire loss of our investment.

OUR VENTURE COMPANIES WILL LIKELY HAVE SIGNIFICANT COMPETITION FROM MORE ESTABLISHED COMPANIES AS WELL AS INNOVATIVE EARLY-STAGE COMPANIES.

Emerging growth companies often face significant competition, both from early-stage companies and from more established companies. Early-stage competitors may have strategic capabilities such as an innovative management team or an ability to react quickly to changing market conditions, while more established companies may possess significantly more experience and greater financial resources than our venture companies. These factors could affect our investment returns.

OUR INVESTMENT RETURNS WILL DEPEND ON THE SUCCESS OF OUR VENTURES AND, ULTIMATELY, THE ABILITIES OF THEIR KEY PERSONNEL.

Our success will depend upon the success of our ventures. Their success, in turn, will depend in large part upon the abilities of their key personnel. The day-to-day operations of our ventures will remain the responsibility of their key personnel. The loss of one or a few key managers can hinder or delay a company’s implementation of its business

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plan. Our ventures may not be able to attract qualified managers and personnel. Any inability to do so may negatively impact our financial picture.

SOME OF OUR VENTURE COMPANIES MAY NEED ADDITIONAL CAPITAL, WHICH MAY NOT BE READILY AVAILABLE.

Ventures in which we may make investments will often require substantial additional financing to fully execute their growth strategies. Each round of venture financing is typically intended to provide a company with only enough capital to reach the next stage of development, or in the case of our financings, the turn-around stage or offering stage which might provide us with a liquidity event. We cannot predict the circumstances or market conditions under which our ventures may seek additional capital. It is possible that one or more of our ventures will not be able to raise additional financing or may be able to do so at a price or on terms which are unfavorable to us, either of which could negatively impact our success. A likely economic downturn due to the recent pandemic known as coronavirus (COVID-19) may also cause lasting damage to the markets and potential ventures, from capital access and lack of investment issues to staffing and supply chain issues.

RISKS RELATING TO OWNERSHIP OF OUR COMMON STOCK

A LIMITED PUBLIC MARKET EXISTS FOR OUR COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is a limited public market for our common stock, and no assurance can be given that a market will continue or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should continue, the price may be highly volatile. Factors such as those discussed in the “Risk Factors” section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

OUR STOCK WILL, IN ALL LIKELIHOOD, BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock may be thinly traded. We are a small company which is relatively unknown to stock analysts, stock brokers, institutional stockholders and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early-stage company such as ours or purchase or recommend the purchase of any of our securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give stockholders no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SECURITY.

Because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our securities may suffer greater declines because of our price volatility.

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The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

  Variations in our quarterly operating results;
  Loss of a key relationship or failure to complete significant transactions;
  Additions or departures of key personnel;
  Fluctuations in stock market price and volume;
  Changes to the Distributed Ledger Technology industry; and
  Regulatory developments, particularly those affecting cryptocurrency.

Additionally, in recent years the stock market in general, has experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those company’s common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a “penny stock” company, as our stock price is less than $5.00 per share. If we are able to obtain an exchange listing for our stock, we cannot make an assurance that we will be able to maintain a stock price greater than $5.00 per share and if the share price was to fall to such prices, that we wouldn’t be subject to the Penny Stocks rules. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited stockholders. For purposes of the rule, the phrase “accredited stockholders” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Stockholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

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Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Stockholders may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Stockholders should understand that if a fraud case is filed an against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small stockholders.

That absent arbitration agreements, specific legal remedies available to stockholders of penny stocks include the following:

•	If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•	If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause stockholders significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Stockholders will have no effective legal remedies for these illiquidity issues.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future. Stockholders whose investment criteria are dependent on dividends should not invest in our common stock.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock are held by our present officers, directors, and affiliate stockholders as “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR STOCKHOLDERS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to BlackStar Enterprise Group, Inc. stockholders as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

WE ARE A REPORTING COMPANY

We are subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, due to the effectiveness of our Registration Statement on Form 10 under Section 12(g) which became effective on or about February 27, 2017. As a result, stockholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. As a result, we will be subject to legal and

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accounting expenses that private companies are not subject to and this could affect our ability to generate operating income.

WE HAVE NOT IDENTIFIED ANY OTHER VENTURES IN WHICH WE MAY INVEST IN A VENTURE.

We have only loaned money to one company, Meshworks Media Corporation, (and that loan has been assigned) and it may take time to find other ventures, none of which are identified as of the date of this filing.

OUR OTC MARKET STATUS MAY BE LOWERED FROM OTCQB TO OTC PINK.

Due to the low trading price of the common stock of the Company, we are at risk of being demoted from the OTCQB to OTCPINK for not maintaining the $0.01 bid test. The Company has sought financing through convertible promissory notes in order to develop the BDTP TM app; some of the notes have in turn been converted to common stock and then traded on the market in large quantities, lowering the bid prices. The change in status from OTCQB to Pink may make it harder to access investors and financing to continue to fund our operations.

Additionally, OTC Markets has placed the “Shell Risk” label on the Company’s profile, indicating that they believe we meet certain criteria which may make us a shell company now or in the future. While we believe that we are not a shell company based on our history of operations and specific software development, the label has not been removed from the BEGI profile on OTC Markets and OTC Markets may choose to delist us or downgrade our profile if we do not show adequate proof that we are not, in fact, a shell company.

RISK FACTORS RELATED TO

OUR PLATFORM AND BLOCKCHAIN/DISTRIBUTED LEDGER TECHNOLOGY

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We plan to rely upon trademarks, copyright and trade secret protection (and possibly also patents in the future), as well as non-disclosure agreements and invention assignment agreements with employees, consultants and third parties, to protect all confidential and proprietary information. Significant elements of our intended products and services are based on unpatented trade secrets and know-how that are not publicly disclosed. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. The security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and the recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

INTELLECTUAL PROPERTY RIGHTS CLAIMS MAY ADVERSELY AFFECT THE DISTRIBUTE LEDGER TECHNOLOGY.

Third parties may assert intellectual property claims relating to their source code, including Distributed Ledger Technology. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in distributed ledger technology’s long-term viability may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us, our ventures, and other end-users from accessing the distributed ledger technology. As a result, an intellectual property claim against us could adversely affect an investment in us.

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WE MAY DEPEND ON THIRD PARTIES TO PROVIDE EXECUTION OF OUR TRADING PLATFORM, INTERNET, TELECOMMUNICATION AND FIBER OPTIC NETWORK CONNECTIVITY TO OUR DATA CENTER, AND ANY DELAYS OR DISRUPTIONS IN SERVICE COULD ADVERSELY AFFECT AN INVESTMENT IN US.

We may rely on third-party service providers. In particular, we will depend on third parties to provide real time quotation and trading execution with our trading platform, Internet, telecommunication, and fiber optic network connectivity to our servers in our data center, and we have no control over the reliability of the services provided by these suppliers. We may in the future experience difficulties due to service failures unrelated to our systems and services.

OUR INTERACTIONS WITH A BLOCKCHAIN MAY EXPOSE US TO SDN OR BLOCKED PERSONS OR CAUSE US TO VIOLATE PROVISIONS OF LAW THAT DID NOT CONTEMPLATE DISTRIBUTE LEDGER TECHNOLOGY.

If our BDTP TM becomes operational, we may be required to comply with the Office of Financial Assets Control (“OFAC”) of the U.S. Department of Treasury’s sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. We anticipate that we will not to our knowledge engage in transactions with persons named on OFAC’s SDN list, as the sales of shares occurring with the use of the platform will be required to comply with existing rules and regulations applicable to the information required to transfer securities. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our common stock.

ITEM 4. USE OF PROCEEDS

This prospectus relates to the resale of up to 46,000,000 common shares underlying the Notes purchased by the Selling Shareholders, including 1,386,459, 9,016,394, and 27,500,000 shares, respectively, that may be issued pursuant to the conversion of the principal amount of the Notes, as well as 110,917, 1,100,000, and 2,750,000 additional shares that may be issued pursuant to the conversion of accrued interest over the term of the Notes, assuming a conversion price of $0.024, $0.0244, and $0.02 per share, respectively, 300,000 shares issued to cure a default, and 3,836,230 additional shares to cover any differences in conversion price. The Company received approximately $664,500 in net proceeds pursuant to the sale of the Notes. We will not receive any proceeds from the sales of Common Shares underlying the Notes by the Selling Shareholders. We will pay the cost of registering the shares offered by this Prospectus. The proceeds from the sale of the Notes will be used for working capital and general corporate expenses.

We may seek additional financing from other sources to support our ongoing operations. If we secure additional equity funding, future investors in our common stock may be diluted. No plans for additional financing are currently being contemplated by the company, and in all events, there can be no assurance that additional financing would be available to use when wanted or needed and, if available, on terms acceptable to us.

The monies we have raised thus far from private placements and/or convertible note financing is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $47,000.

ITEM 5. DETERMINATION OF OFFERING PRICE

We have a limited established market for our common stock as quoted on the OTCQB under the symbol “BEGI.”

Our selling shareholders plan to sell shares at such market prices as the market may dictate from time to time or in private transactions.

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Title	Per Share
Common Stock	$0. 02435 *

* 5-day average closing price preceding filing of this Registration Statement.

As of November 19 , 2021 and December 31, 2020, there were 128,689,319 and 101,063,806 shares of common stock issued and outstanding, respectively.

The market share price likely bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value.

ITEM 6. DILUTION

DILUTION OF OWNERSHIP INTERESTS WILL OCCUR BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

We are registering an aggregate of 46,000,000 shares of common stock to be issued in connection with Securities Purchase Agreements and the conversion of certain of our outstanding convertible notes. The sale of such shares could depress the market price of our common stock. The sale of these shares into the public market by the selling shareholders could depress the market price of our common stock. If we raise additional capital subsequent to this registration statement through the issuance of equity or convertible debt securities, the percentage ownership of our Company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our common stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

Assuming the Noteholders convert the maximum amount of principal and interest under the convertible notes, existing stockholders could experience substantial dilution upon the issuance of common stock. The following table is an example of the number of shares that could be issued at various prices assuming the Noteholders convert the maximum amount of principal and interest under each convertible note. These examples assume issuances at market prices of $0.04, the closing price of our shares on July 8, 2021, and at a percentage discount per share as listed.

Market Price	Discount to Market Price	Price per Share(1)	Number of Shares Issuable(2)		Shares Outstanding(3)	Percent of Outstanding Shares(4)
$0.04	40%	$0.024	1,797,376		128,689,319	1.4%
$0.04	39%	$0.0244	10,116,394		128,689,319	7.86%
$0.04	50%	$0.02	30,250,000		128,689,319	23.51%
			42,163,770	(5)	128,689,319	32.76%

 ____________

(1)	Represents discounted purchase prices of the July 8, 2021, closing price of $0.04.

(2)	Represents the number of shares issuable under the convertible notes if the conversion price on the date of conversion was the indicated price per share.

(3)	Based on 128,689,319 shares of common stock outstanding as of November 19, 2021 .

(4)	Percentage of the number of shares issuable under the convertible notes out of the total current outstanding shares of common stock (not including those in the conversions), without considering any contractual restriction on the number of shares the selling stockholder may own at any point in time or other restrictions on the number of shares we may issue.

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ITEM 7. SELLING SECURITY HOLDERS

The Common Shares being offered by the Selling Shareholders are those underlying the Notes previously issued to the Selling Shareholders. For additional information regarding the issuances of those Notes and the underlying Common Shares, see “Private Placement of Convertible Notes” above. We are registering the Common Shares underlying the Notes in order to permit the Selling Shareholders to offer the Common Shares for resale from time to time. Except for the ownership of the Notes and therefore the underlying Common Shares, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Notes held by each of the Selling Shareholders. The second column lists the number of Common Shares beneficially owned by each Selling Stockholder, based on Common Shares underlying the Notes, as of July 8, 2021, assuming conversion of the Notes held by the Selling Shareholders on that date, at a price per share of $0.024. $0.0244, and $0.02, respectively, without regard to any limitations on exercises.

The third column lists the Common Shares being offered by this prospectus by the Selling Shareholders, based on a conversion of the Notes, assuming a conversion price of $0.024. $0.0244, and $0.02, respectively, per share.

In accordance with the terms of the registration rights within the convertible notes with the Selling Shareholders, this prospectus generally covers the resale of the sum of the maximum number of shares of common stock issuable upon conversion of the Notes, assuming a conversion price of $0.024, $0.0244, and $0.02, respectively, per share, determined as if the outstanding Notes were converted in full as of the trading day immediately preceding the date this Registration Statement was initially filed with the SEC, without regard to any limitations on the conversion of the Notes.

The Notes do not allow for any conversion that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

(a)	All of the securities listed below are being registered in this Registration Statement.

Name	Number of shares of Common Stock Underlying Notes(1)	Common Shares to be Registered(2)	Principal Dollar Value of Convertible Notes	Percent of Shares Outstanding(3)
Quick Capital LLC	1,797,376	2,000,000	$33,275	1.44%
SE Holdings, LLC	10,116,394	13,000,000	$220,000	8.13%
Adar Alef, LLC	30,250,000	31,000,000	$550,000	24.3%
TOTAL REGISTERED		46,000,000

_________

(1)	The Notes accrue interest at a rate of ten percent (10%) per annum. The amount of shares listed above being registered as part of this Prospectus includes shares that may be issued upon the conversion of the principal amount of the Notes, as well as additional shares that may be issued pursuant to the conversion of accrued interest over the term of the Notes, assuming a conversion price of $0.024, $0.0244, and $0.02, respectively, per share. The Notes are convertible at the option of each respective Selling Shareholder at a variable conversion price and are subject to various price adjustments based on Company activity and market events. The Notes also contain a beneficial ownership limitation, whereby each Selling Stockholder may not convert any amount of his, her, or its respective Note, if such conversion would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the conversion shares. The conversion price of the Notes is also subject to adjustment in the event of a stock dividend or a stock split on the Company’s common stock.

(2)	Additional shares registered to account for variability of market prices.

(3)	Based upon 128,689,319 shares of common stock issued and outstanding as of the November 19, 2021 , not including reserve shares, warrants outstanding, or convertible preferred shares.

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Other than the material relationships, discussed above, the listed selling security holders have not had a material relationship with the registrant.

(b) The table below shows the person with voting control for the entities that are greater than 1% shareholders listed in (a) above.

NAME OF THE ENTITY	PERSON(S) WITH VOTING CONTROL	NUMBER OF COMMON SHARES BEING REGISTERED	AFFILIATE OF COMPANY?
Quick Capital LLC	Eilon Natan, Managing Director	2,000,000	No
SE Holdings, LLC	Aryeh Goldstein, Manager	13,000,000	No
Adar Alef, LLC	Aryeh Goldstein, Manager	31,000,000	No

ITEM 8. PLAN OF DISTRIBUTION

Upon effectiveness of this registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we, the Company, will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9. DESCRIPTION OF SECURITIES

The securities being registered by this Prospectus are shares of common stock.

Common Stock

The total number of common shares authorized to be issued by the Company as of December 31, 2020 was 700,000,000 shares with a par value of $0.001 per share. The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share. A total of One Hundred Twenty-Eight Million, Six Hundred Eighty-Nine Thousand, Three Hundred Nineteen (128,689,319) common shares are issued and outstanding as of November 19 , 2021. There are warrants to purchase 540,000 shares of common stock outstanding as of November 19 , 2021.

Common Shares

All common shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders’ meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders’ meeting for each share they own as of the record date fixed by the board of directors. There is a quorum requirement for shareholders’ meetings of one-third of the votes entitled to be cast on the matter by the voting group. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. Other than as described in the ‘Preferred shares’ section below, there are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Certificate of Incorporation, as amended, and our Bylaws, both as filed with the Form 10 on December 29, 2016 and incorporated herein by reference, as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the Bylaws. Our shares do not have cumulative voting rights, which means that the holders of more than

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fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

Our common stock is currently quoted on the OTCQB under the symbol “BEGI”. Because we are quoted on the OTCQB, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

Preferred shares

As of November 19 , 2021, we had authorized ten million (10,000,000) shares of Preferred Stock, of which certain shares had been designated as Class A Preferred Stock.

Class A Convertible Preferred Stock

The Certificate of Incorporation of the Company authorizes the issuance of up to ten million (10,000,000) shares of Preferred Stock, $0.001 par value per share (herein, “Preferred Stock” or “Preferred Shares”), and expressly vests in the Board of Directors of the Company the authority provided therein to issue any or all of the Preferred Shares in one (1) or more Class or classes and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each Class to be issued. The Board authorized One Million (1,000,000) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Company to be designated Class A Preferred Convertible Stock, $0.001 par value per share, and shall possess the rights and preferences set forth below:

Rank. The Class A Preferred Convertible Stock shall rank: (i) senior to any other class or Class of outstanding Preferred Shares or Class of capital stock of the Company; (ii) prior to all of the Company’s Common Stock, (“Common Stock”); and (iii) prior to any other class or Class of capital stock of the Company hereafter created “Junior Securities”); and in each case as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (all such distributions being referred to collectively as “Distributions”).

Dividends. The Class A Preferred Convertible Stock shall bear no dividends, except that in the event dividends are declared for common stock, the same rate of dividend per share shall be due and payable to the Class A Preferred shareholders on the same terms.

Liquidation / Merger Preference.

(a)       So long as a majority of the shares of Class A Preferred authorized are outstanding, the Company will not, without the written consent of the holders of at least 51% of the Company’s outstanding Class A Preferred, either directly or by amendment, merger, consolidation, or otherwise: (i) liquidate, dissolve or wind-up the affairs of the Company, or effect any Liquidation Event; (ii) amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws in a manner adverse to the Class A Preferred (iii) create or authorize the creation of, or issue any other security convertible into or exercisable for, any equity security, having rights, preferences or privileges senior to the Class A Preferred, or (iv) purchase or redeem or pay any dividend on any capital stock prior to the Class A Preferred, other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services.

(b)       In the event of any liquidation, merger, dissolution or winding up of the Company, either voluntary or involuntary, the holders of shares of Class A Preferred Convertible Stock (each a “Holder” and collectively the “Holders”) shall be entitled to receive, prior in preference to any distribution to Junior Securities, an amount per share equal to $.01 plus any allocable and due dividends per share.

(c)       Upon the completion of the distribution required to Class A holders, if assets remain in the Company, they shall be distributed to holders of Junior Securities in accordance with the Company’s Certificate of Incorporation including any duly adopted Certificate(s) of Designation.

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Conversion Rights:

The Holders of the Class A Preferred Convertible Stock shall, individually and collectively, have the right to convert all of their Class A Preferred Convertible Stock, in one transaction, by electing, in writing, to convert the 1,000,000 shares of Class A Preferred Stock into shares of Common Stock of the Company, on the basis of 100 common shares for each share of Class A Preferred Stock, subject to adjustment.

Adjustment to Conversion Rate. The conversion price will be subject to adjustments for stock dividends, splits, combinations and similar events and to Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Class A Preferred Convertible Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or there is a sale of all or substantially all the Company’s assets, then the Holders of Class A Preferred Convertible Stock shall thereafter have the right to receive upon conversion of Class A Preferred Convertible Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets (“New Assets”) which the Holder would have been entitled to receive in such transaction had the Class A Preferred Convertible Stock been convertible into New Assets from the date hereof, at the market price of such New Assets on the date of conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Class A Preferred Convertible Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the conversion price and of the number of shares of Common Stock issuable or New Assets deliverable upon conversion of the Class A Preferred Convertible Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise here.

Redemption by Company. The Company may, at its sole discretion redeem all or any portion of the Class A Preferred Convertible Stock by paying in cash by wire transfer the stated value of US $50.00 per share, plus all accrued and unpaid dividends on the Class A Preferred Convertible Stock to be redeemed, to the Holder pursuant to the Holder’s written instructions. The Holders may convert Class A Preferred Convertible Stock into Common Stock of the Company until such cash has been transmitted to the Holder, at which time conversion rights shall cease and the Holder shall surrender all redeemed Class A Preferred Certificates to the Company for cancellation.

Super Majority Voting Rights. The record Holders of the Class A Preferred Convertible Stock shall have the right to vote on any matter with holders of Common Stock and may vote as required on any action, which Delaware law provides may or must be approved by vote or consent of the holders of the specific Class of voting preferred shares and the holders of common shares. The Record Holders of the Class A Preferred Shares shall have the right to vote on any matter with holders of common stock voting together as one (1) class. The Record Holders of the Class A Preferred Shares shall have that number of votes (identical in every other respect to the voting rights of the holders of other Class of voting preferred shares and the holders of common stock entitled to vote at any Regular or Special Meeting of the Shareholders) equal to that number of common shares which is not less than 60% of the vote required to approve any action, which Delaware law provides may or must be approved by vote or consent of the holders of other Class of voting preferred shares and the holders of common shares or the holders of other securities entitled to vote, if any.

In 2016, BlackStar entered into an agreement whereby BlackStar’s parent, International Hedge Group, Inc., acquired 44,400,000 shares of common stock, 1,000,000 shares of our Class A Preferred Super Majority Voting Convertible Stock, and 34,000,000 warrants to purchase common stock @ $0.05 per share expiring in 3 years (cashless) for capital infusion of $200,000. John Noble Harris, Joseph E. Kurczodyna and Todd H. Lahr own the control of International Hedge Group, Inc., which in turn controls the voting stock of BlackStar.

Messrs. Harris and Kurczodyna exercised 1,500,000 warrants each in a cashless exercise @ $.05 per share on June 14, 2017, resulting in 1,440,000 shares of common stock each, thereby changing their shareholdings reflected in this amendment. In addition, Rare Green, Inc., of which Mr. Harris is an officer, exercised 750,000 warrants in a cashless exercise @ $.05 per share on June 14, 2017, resulting in 720,000 shares of common stock. At the same time, Patriot Mtg. Acceptance Corp., of which Mr. Kurczodyna is an officer, exercised 750,000 warrants in a cashless exercise @ $.05 per share on June 14, 2017, resulting in 720,000 shares of common stock. IHG exercised 1,350,000 warrants in a cashless exercise @ $.05 per share on June 14, 2017, resulting in 1,296,000 shares of common stock, which were

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assigned in part to THL Holdings, LLC (960,000), with the remainder being assigned to three other non-affiliate shareholders. Mr. Lahr individually exercised 3,250,000 warrants in a cashless exercise @ $.05 per share on June 14, 2017, resulting in 3,120,000 shares of common stock, thereby changing his shareholdings reflected in this amendment. Finally, THL Holdings, LLC, of which Mr. Lahr is Managing Member, exercised 2,000,000 warrants in a cashless exercise @ $.05 per share on June 14, 2017, resulting in 1,920,000 shares of common stock. On September 29, 2017, International Hedge Group, Inc. retired 16,420,000 shares to treasury and exercised warrants.

On April 29, 2018, International Hedge Group Inc. retired 330,000 shares to treasury simultaneously to the issuance of 330,000 shares purchased in a private placement offering. Messrs. Harris and Kurczodyna exercised 1,500,000 warrants each in a cashless exercise @ $.05 per share on June 14, 2018 resulting in 1,444,445 shares of common stock, thereby changing their shareholdings reflected in this amendment. In addition, Rare Green, Inc., of which Mr. Harris is an officer, exercised 750,000 warrants in a cashless exercise @ $0.05 per share on June 14, 2018, resulting in 722,222 shares of common stock. At the same time, Patriot Mtg. Acceptance Corp., of which Mr. Kurczodyna is an officer, exercised 750,000 warrants in a cashless exercise @ $.05 per share on June 14, 2018, resulting in 722,222 shares of common stock. IHG exercised 1,350,000 warrants on June 14, 2018 resulting in 1,300,000 shares of common stock, which were assigned to non-affiliated individual advisors to the Company. Mr. Lahr individually exercised 3,250,000 warrants in a cashless exercise @ $0.05 per share on June 14, 2018 resulting in 3,129,630 shares of common stock. THL Holdings, LLC, of which Mr. Lahr is Managing Member, exercised 2,000,000 warrants in a cashless exercise @ $0.05 per share on June 14, 2018, resulting in 1,925,926 shares of common stock. On June 18, 2018, International Hedge Group, Inc. retired 16,370,370 shares to treasury.

On June 26, 2019, International Hedge Group, Inc. retired 139,831 shares (certificate listed as IHG, Inc.) to treasury simultaneously to the issuance of 139,831 shares issued under the Power Up Lending convertible promissory note.

There were 128,689,319 shares of common stock outstanding, 540,000 warrants issued for common stock, and 1,000,000 Class A Preferred Shares outstanding (owned by International Hedge Group, Inc.) as of November 19 , 2021.

The following tables set forth the high and low bid quotations for our common stock as reported on the OTCQB for the periods indicated.

Fiscal 2021	Low	High
First Quarter – ended March 31, 2021	$0.02	$0.15
Second Quarter – ended June 30, 2021	$0.02	$0.10
Third Quarter - ended September 30, 2021	$0.02	$0.05

Fiscal 2020	Low	High
First Quarter – ended March 31, 2020	$0.01	$0.02
Second Quarter – ended June 30, 2020	$0.01	$0.13
Third Quarter – ended September 30, 2020	$0.01	$0.08
Fourth Quarter – ended December 31, 2020	$0.02	$0.06

Fiscal 2019	Low	High
First Quarter – ended March 31, 2019	$0.35	$0.90
Second Quarter – ended June 30, 2019	$0.15	$0.70
Third Quarter – ended September 30, 2019	$0.07	$0.18
Fourth Quarter – ended December 31, 2019	$0.02	$0.40

Holders.

As of November 19 , 2021, there are approximately 392 record holders of 128,689,319 shares of our common stock. The Company has also reserved out of its authorized common stock approximately 383 , 013 , 158 shares of common stock for conversion pursuant to the convertible promissory notes.

Dividends.

As of the filing of this Registration Statement, we have not paid any dividends to stockholders. There are no restrictions

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which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Delaware General Corporation Laws, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Options & Warrants

Effective December 1, 2016, our Stock Option and Award Plan (the “Stock Incentive Plan”) was approved by our Board of Directors. Under the Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to us or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase or exercise price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 10 million shares of our common stock are subject to the Stock Incentive Plan and maybe either a qualified or non-qualified stock option. The shares issued for the Stock Incentive Plan may be either treasury or authorized and unissued shares. As of November 19 , 2021, we have granted no stock options to purchase any shares of our common stock under the Plan.

As of November 19 , 2021, there are warrants outstanding to purchase 540,000 shares of common stock of the Company as follows:

Grant Purpose	Grant Date	Number	Exercise Price	Expiration Date	Vesting
Private placement (common stock)	7-05-2017	100,000	$0.60	7-05-2022	100%
Private placement (common stock)	4-26-2019	440,000	$0.25	4-26-2024	100%

Digital Shares

BlackStar Digital Equity is a digitally evidenced share (“Digital Share”) of BlackStar common stock holding the same characteristics as securities evidenced by a paper certificate which has been transmitted and protected by cryptographic protocols. A Digital Share is a common share holding the same characteristics as securities evidenced by a paper certificate but are recorded via electronic book-entry through the Deposit and Withdrawal at Custodian (“DWAC”) system in digital form and are protected by cryptographic protocols; put more simply, they are common shares that are tracked electronically through a digital number rather than paper form and are held in individual accounts of the Broker Dealer. To initiate a trade of BlackStar Digital Equity within the BDTP TM, the Broker Dealer, through a secured line will double encrypt customer information and, upon customer direction, will transfer a representative of cash or shares from the customer to the BDTP TM and freeze that equal amount of cash and shares in the account. Using BlackStar’s concept ‘Blockchain First TM’, cash and shares of customers are recorded directly to the blockchain. At the end of the day, the Broker Dealer will de-crypt the executed transactions to the customer’s account. The industry issues Digital Shares electronically through the DWAC system and BlackStar will use that existing digitization with additional encryption to create BlackStar Digital Equity. Thus, BlackStar Digital Equity has the potential to exist as soon as the BlackStar Digital Platform is operating.

BlackStar Digital Equity does not currently exist and shares currently represented on this registration statement are not Digital Shares or BlackStar Digital Equity. The shares being registered herein are not yet evidenced by a paper

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certificate or in book-entry, as they have not been converted pursuant to the conversion rights as of the date of this filing, but the share underlying the convertible notes will likely be in book-entry form.

In the future, the option to select BlackStar Digital Equity will be made available to shareholders of DWAC eligible registered common stock or free trading shares, after the BDTP TM platform is operational. There will be no mandatory conversions of non-digital shares. We intend to encrypt the Digital Equity to trade on the BDTP TM, or alternatively to trade unencrypted through Market Makers. The digital aspect of the current broker-dealer system makes it compatible with our digital trading platform. The Broker Dealer, Clearing Firms, DTCC, and Transfer Agents will act as Custodian, clearing, and settlement of the trades.

Transfer Agent

The transfer agent for our securities is EQ Shareowner Services, formerly known as Corporate Stock Transfer, with offices at 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209, Phone (303) 282-4800.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

a. DESCRIPTION of BUSINESS

BUSINESS SUMMARY

This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words “believe,” “expect,” “anticipate,” “estimate,” and similar expressions are intended to identify forward-looking statements. These statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading “Risk Factors”. Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

In this prospectus, unless the context requires otherwise, references to “BlackStar,” “Company,” “we,” “our,” or “us,” refer to BlackStar Enterprise Group, Inc. and our consolidated subsidiaries.

Company Overview

We are based in Boulder, Colorado and are engaged in Merchant Banking and Finance in the United States. Since 2018 we have also been developing a blockchain-based software platform to trade registered shares of our common stock. Once completed, the platform should enable us to become a Platform as a Service (“PaaS”) provider for other publicly traded companies, providing revenue to finance our merchant banking. We have recognized net losses of ($ 771,953 ) in the three months ended September 30 , 2021. We have relied solely on sales of our securities, convertible note financing, and private loans to fund our operations.

The Company has designed and is finalizing construction of a BlackStar Digital Trading Platform TM (“BDTP TM ”) referenced above and anticipates completion of the platform in the next few weeks. The Company has designed the BDTP TM to trade registered shares of BEGI, and intends to use the BDTP TM as proof-of-concept to other companies looking for a similar market solution. The platform will be adapted and customized to meet the needs of the particular registered issuer and a yearly subscription fee will be charged for the design and monitoring of the digital platform technology and execution; the issuer would decide who would quote and host their particular platform. This subscription income will then become the basis of our investment funds for future joint ventures. We have completed

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a working demonstration on Amazon Web Services Quantum Ledger Database (“QLDB”) that facilitates shareholder trading activity while complementing the market makers. We are in the process of finalizing the software design and are now looking to partner with a broker-dealer, clearing firm, existing ATS, or other trading system in order to begin providing trading of registered BEGI shares.

The Company intends to raise additional funds in order to fund operations of the merchant bank, and to expand its services into the blockchain industry. To fund ongoing operations, we may raise funds in the future, which are not yet committed.

HISTORY

Our Company, BlackStar Enterprise Group, Inc., was originally formed on December 17, 2007 as NPI08, Inc. in the State of Delaware. Our name was changed in 2010 to BlackStar Energy Group, Inc. In August of 2016, our name was changed to BlackStar Enterprise Group, Inc. Unless the context requires otherwise, references in this document to “BlackStar,” “Company,” “we,” “us,” or “our,” are to BlackStar Enterprise Group, Inc.

Our Company was divested from Kingsley Capital, Inc. in a bankruptcy proceeding in 2008, in which Kingsley was the debtor. Our Company attempted to start up in the energy business in 2010 without success, resulting in losses totaling $1,819,530 over a three-year period. Our Company was inactive until 2016 when new management and capital were introduced.

BlackStar is engaged in Merchant Banking and Finance. BlackStar’s venue is private early-stage companies throughout various industries that, in our judgement, exhibit a potential for sustained growth. We are a publicly traded specialized merchant banking firm, facilitating joint venture capital to early-stage revenue companies. We are actively seeking opportunity for discussion with revenue generating enterprises and emerging companies for financing. BlackStar intends to offer consulting and regulatory compliance services to crypto-equity companies, and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in crypto-equity related ventures though our wholly-owned subsidiary, Crypto Equity Management Corp. (“CEMC”) formed in September 2017. BlackStar Enterprise Group, Inc. is traded on the OTC QB under the symbol “BEGI.” In addition to the services described above, on December 31, 2017, BlackStar formed a subsidiary nonprofit company, Crypto Industry SRO Inc., a self-regulatory membership organization for the crypto-equity industry. Further details about the business plan for CEMC, the operating subsidiary of BlackStar, and Crypto Industry SRO can be found in the “Current Business” section below.

Our principal executive offices are located at 4450 Arapahoe Ave., Suite 100, Boulder, CO 80303 and our office telephone number is (303) 500-3210. We maintain a website at www.blackstarenterprisegroup.com, and such website is not incorporated into or a part of this filing.

International Hedge Group, Inc. (“IHG”), our parent company, contracted to acquire 95% of our outstanding stock in January 2016 and closed on the purchase in summer of 2016. In lieu of the 95% of common shares originally agreed upon, IHG received 44,400,000 shares of common stock and 1,000,000 of Class A Preferred Stock. IHG is our controlling shareholder and is engaged in providing management services to companies, and, on occasion, capital consulting. IHG’s strategy in investing in BlackStar Enterprise Group, Inc. is to own a controlling interest in a publicly quoted company which has the mission to engage in funding of start-up and developed business ventures using its stock for private placement or public offerings. IHG and BlackStar are currently managed and controlled by the same individuals, but IHG and BlackStar may each seek its funding from different and as yet, undetermined sources, with funding structures of different natures.

Definitions

As used throughout this Registration Statement, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the filing. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

BlackStar Digital Trading Platform TM (“BDTP TM ”): a digital equity trading platform enabling the trading of registered BlackStar Digital Equities only.

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BlackStar Digital Equity: a digitally evidenced share of BlackStar common stock holding the same characteristics as securities evidenced by a paper certificate which has been transmitted and protected by cryptographic protocols.

Blockchain: a disintermediating technology, where each transaction is cryptographically signed, and always appended to an immutable ledger, visible to all participants, and distributed across boundaries of trust. Once a ledger transaction has received a sufficient level of validation, cryptography ensures that it can never be replaced or reversed. Transactions are secure, authenticated, and verifiable.

Blockchain Equity Trading TM (“BET TM”): computer software platforms, including the BDTP TM, for the trading of SEC regulated securities on an immutable blockchain, and for the analysis, monitoring, storing, and tracking of financial investments on an immutable blockchain.

Blockchain First TM: financial services software for managing the trading of stocks or equities on an immutable blockchain that prevents the disruption of order flow of customer trades.

Digital Shares: common shares holding the same characteristics as securities evidenced by a paper certificate but are recorded via electronic book-entry through the Deposit and Withdrawal at Custodian (“DWAC”) system in digital form and are protected by cryptographic protocols.

Internet Digital Offering TM (“IDO TM”): financial services software for managing and hosting indications of interest for potential initial or secondary future offerings on an immutable blockchain.

CORPORATE STRUCTURE

Our corporate structure is as follows:

INTERNATIONAL HEDGE GROUP, INC. (Parent Company – a Colorado corporation)

BLACKSTAR ENTERPRISE GROUP, INC. (a Delaware corporation)

Crypto Equity Management Corp. (a Colorado corporation)	Crypto Industry SRO Inc. (a Colorado non-profit corporation)

CURRENT BUSINESS

Our Company, BlackStar Enterprise Group, Inc. (OTCQB: BEGI) is a publicly traded merchant banking firm seeking to facilitate venture capital to early-stage revenue companies. BlackStar intends to offer consulting and regulatory compliance services to blockchain and DLT companies and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in crypto-related ventures though our newly formed wholly-owned subsidiary, Crypto Equity Management Corp., (“CEMC”), mainly in the areas of blockchain and distributed ledger technologies. BlackStar intends to serve businesses in their early corporate lifecycles and may provide funding in the forms of ventures in which we control the venture until divestiture or spin-off by developing the businesses with capital. We have only engaged in one transaction as a merchant bank form to date.

Our investment strategy focuses primarily on ventures with companies that we believe are poised to grow at above-average rates relative to other sectors of the U.S. economy, which we refer to as “emerging growth companies.” Under no circumstances does the company intend to become an investment company and its activities and its financial statement ratios of assets and cash will be carefully monitored and other activities reviewed by the Board to prevent

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being classified or inadvertently becoming an investment company which would be subject to regulation under the Investment Company Act of 1940.

BlackStar is conducting a continuing analysis for the Company’s involvement in Distributed Ledger Technology (“DLT”) related ventures. To pursue that end, the Company formed a subsidiary, Crypto Equity Management Corp. (“CEMC”), on September 30, 2017. As a merchant bank, BlackStar intends to seek to provide access to capital for companies and is specifically seeking out ventures involved in DLT. BlackStar recognizes the similarities in the rapidly evolving DLT ecosystem today compared to the Dot Com era in the 90’s, which present both challenges and opportunities. BlackStar intends to facilitate funding and management of DLT involved companies through majority controlled joint ventures through its subsidiary Crypto Equity Management Corp. BlackStar, through CEMC, intends to initially control and manage each venture. Potential ventures for both BlackStar and CEMC will be analyzed using the combined business experience of its executives, with CEMC looking to fill those venture criteria with companies in crypto-related businesses such as blockchain or DLT technologies. The Company does not intend to develop Investment Objectives or “criteria” in any manner but will rely on the acumen and experience of its executives.

BlackStar Digital Trading Platform TM – In June of 2017, the management of BlackStar began analyzing the crypto industry due in large part to its rapid ascent in popularity. Mr. Kurczodyna took an educational legal seminar on securities laws relating to blockchain, attended national and international conferences on cryptocurrency, and spoke with several experts at each event, informing himself about the industry, regulations, and potential pitfalls. Mr. Kurczodyna believed that many of the unregistered cryptocurrency offerings that had occurred throughout much of 2016 and 2017 were “illegal unregistered securities” offerings and that BlackStar could design and implement a better strategy for future capital raising using the security benefits of blockchain technology, perhaps in digital equity.

After significant study and discussions with multiple vendors and service providers in the digital currency industries, in May 2018 BlackStar retained Solidgreen Software, LLC, d/b/a Artuova (“Artuova”) to design a technological plan and an overall estimated cost of implementation of an equity trading platform (agreement attached hereto as Exhibit 10.4). BlackStar is currently building the referenced digital equity trading platform in order to trade BlackStar shares as registered Digital Shares, only after the securities have been registered with the Securities and Exchange Commission.

We contracted the services of Dr. David Gnabasik, a computer scientist contractor of Artuova and a former employee of Colorado Parks and Wildlife, who has demonstrated a working blockchain project for managing licenses for Parks and Wildlife state agencies. Mr. Mathew Baldwin, a principal of Artuova, created the software for the BDTP TM to work with Dr. Gnabasik’s blockchain design. The software demonstrates the concept of trading shares for cash using blockchain technology. The software is complete in demonstrating a proof-of-concept trading ability, while recording activity using an immutable blockchain ledger. Currently, the working model platform is hosted on Amazon’s Quantum Ledger Database.

The Company intends to engage further software developers as needed for blockchain implementation on the BDTP TM platform. The Company intends to integrate BDTP TM with the existing FINRA and SEC regulated brokerage ecosystem in order to trade BlackStar digital shares, addressing many of the regulatory issues by operating within the existing confines of the system. The intent of BDTP TM is to complement, compete with, and create arbitrage price opportunity with the market makers in the brokerage ecosystem. As intended, the system would operate in the following manner: broker-dealers would invite customers to participate as users on the BDTP TM to buy and sell BlackStar equity trades; the broker-dealers comply with all FinCen and Exchange regulations, KYC and FinCen rules, submit IRS tax reports, etc.; orders, bids, and offers are entered into the BDTP TM (like a specialist’s order book) either by broker-dealers or Users through trading software supplied by the broker-dealers; BDTP TM records all transactions; and finally, an Alternative Trading System (“ATS”) quoting digital prices and the SEC/FINRA would have complete and transparent access to the data stored in BDTP TM , offering a single data interface and consolidated history of transactions. BDTP TM seamlessly integrates with the order entry processes, priority rules, and execution procedures of the existing brokerage ecosystem. Although not a profit center, BlackStar intends to charge the broker-dealer a $0.99 cent fee per customer introduced to the platform to cover expenses, and broker-dealers may recover the fee in their ticket charge.

The Company has built the technology based upon the Quantum Ledger Database, a blockchain framework from Amazon Web Services (“AWS”), and to use the AWS Cloud for transaction data storage. BDTP TM would offer a web-

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based interface for trading transactions as well as an Application Programming Interface (API) that directly accesses all immutable transactions stored on BDTP TM . Using BlackStar’s concept ‘Blockchain First TM’, cash and shares of customers are recorded directly to the blockchain.

The Company’s BDTP TM cash trading market concept will be similar to the spot market in commodities trading wherein the last trade would represent a cash buyer and a willing seller delivering registered shares. BlackStar believes that a spot market could promote shareholder confidence, produce liquidity from price movement or arbitrage, and offer low cost of entry and easy access to Bid and Offer prices for both shareholders and speculators. An additional benefit to the spot market is that it is designed to be decentralized, shielding it from malicious short selling that is present in other parallel markets. As part of the spot market, order flow is only transparent to regulators and the Company (the issuer of the securities) in real time on the blockchain. BlackStar’s concept ‘Blockchain First TM’ enables cash and shares of customers to be recorded directly to the blockchain. The BDTP TM is a private blockchain with privately appointed Certificate Holders that can access the blockchain (e.g. regulatory agencies). The system records all activity using an immutable blockchain ledger hosted by Amazon’s (AWS) QLDB Blockchain. It is the Company’s expectation that these built-in characteristics eventually help renew confidence in trading shares of OTC companies.

The core platform has been designed for initial use with BlackStar common stock and is thus the BlackStar Digital Trading Platform TM. The platform contains three features: the main trading feature, an indication of interest feature for future offerings, and a corporate governance feature. The indication of interest feature, known as the ‘Internet Digital Offering TM’or IDO TM, would record indications of interest for potential, initial or secondary future offerings proposed by a public company using the distributive ledger technology on a blockchain on a first come first serve basis. This feature includes a method of facilitating a public offering for a company on an immutable blockchain comprising drafting a preliminary prospectus by the company interested in raising capital, collecting a list of company shareholders, and collecting a list of non-company shareholders who have met at least a minimum threshold for potential interest in investing in the company, then prioritizing potential investors meeting the set requirements by the recorded timestamp and distributing the offering materials to them at the appropriate time in compliance with existing rules and regulations, including Know Your Customer. The final feature would record corporate governance information about a public company on an immutable blockchain; this includes a method of preparing for and complying with a financial statement audit, recording general corporate matters, recording financial and accounting matters, recording tax filing matters, on the immutable blockchain at least every 30 days, wherein each recording comprises a time stamp of receipt, and wherein each recording cannot be subsequently manipulated or changed. The corporate governance and indication of interest features can be made available to regulators in real-time.

Once BDTP TM is live, the Company intends to market the platform to other publicly traded companies as a subscription service with an Issuer-specific customizable interface. This subscription service, BlackStar’s ‘Blockchain Equity Trading TM’ or BET TM, would enable each subscriber company to have access to their own trading platform, based on our core platform, where shares of their company’s common stock could be traded.

We understand that we must partner with an existing ATS and /or broker dealer to quote and clear the digital shares and trades. We intend to trade only registered shares of BEGI on our blockchain platform, and to enable the SEC, FINRA and BlackStar to be the Certificate Authorities on the blockchain trading platform once implemented.

Current Status of BDTP TM – In July 2020, the Company determined that similar products and services (although not identical to the BDTP TM concept) have needed to register for Alternative Trading System (“ATS”) status. Therefore, in lieu of expending the money and resources to become an ATS at this time, the Company is seeking to partner with an existing ATS, broker dealer, and/or clearing firm to host the BDTP TM so that it may comply with existing rules and regulations. The Company is currently evaluating its options for this next major step in the process, so that the BDTP TM may go live in accordance with existing laws and regulations. If we are unable to partner with an entity in this way, we may reevaluate whether to apply for ATS status. As of the date of this filing, the demonstration platform is complete and BlackStar intends to continue to seek further input from various regulatory agencies and others on the functionality of the BDTP TM over the next several months. The BDTP TM has been completely designed in terms of the following components: data model, reports, web-based user interface, blockchain interface, transaction logic, cloud interface, and functional demonstration app.

In June of 2021 Blackstar and Artuova successfully completed a production ready user interface for the BDTP TM which is feature - complete. As of November 1, 2021, the core platform and its software is complete and is in the testing

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phase; it will remain in the testing phase until we obtain an operating partner (a broker-dealer, clearing firm, and/or ATS). We have spoken to broker-dealers and clearing firms throughout the development process but have yet to secure a contractual relationship. We will continue to seek out this partner, have increased our efforts to reach out to various broker-dealers since completing the demonstration platform, and hope to secure an operating partner within the next three to six months. The ability to obtain a partner may be dependent on our ability to confirm that FINRA and the SEC will allow trading on our platform as described. If this is the case, the Company may alternatively seek to acquire an existing broker-dealer in order to become a FINRA-registered broker-dealer. Once we have secured a partner broker-dealer, clearing firm, or ATS for the operations of the BDTP TM and begun operating the BDTP TM, we will seek subscriber companies desiring customized platforms. At that point, we will have the ability to showcase BDTP TM’s live operations. The technical platform operations and updates will be managed by Artuova, through our oversight and direction. The software building of additional platforms for subscriber companies may take as little as 48 hours. We have not yet developed our marketing campaign to seek out these customers, but plan to do so after securing our operating partner, likely within the next six months. We anticipate our overall expansion of services into the blockchain industry within the next twelve months.

We currently have no committed source for funding our operations but have entered into convertible promissory notes to continue operations in the interim, as disclosed in our most recent quarterly report for the period ended June 30, 2021. On September 1, 2021, we entered into a convertible promissory note with Power Up Lending Group, Ltd. for $53,750 (see the Current Report on Form 8-K filed September 30, 2021 and incorporated by reference herein); on October 1, 2021, we entered into a convertible promissory note with Power Up Lending Group, Ltd. for $78,750 (see the Current Report on Form 8-K filed October 26, 2021 and incorporated by reference herein); and on October 11, 2021, we entered into a convertible promissory note with GS Capital Partners, LLC for $60,000 (see the Current Report on Form 8-K filed October 26, 2021 and incorporated by reference herein). We anticipate that we will need $500,000 over the next six months for the establishment of the partnership and to initiate platform operations; the Company had a cash balance of $651,222 as of October 31, 2021. The initiation of operations of the BDTP TM will be dependent on the exact arrangement that we enter into and the regulatory approvals that may be required (see “Regulatory Challenges” below).

Risk Management Framework – We currently have no risk management framework for addressing material risks associated with this new business strategy and our decisions will be guided by management’s judgment and experience.

Nature and Types of Services Provided – Our long-term plan for provision of services is to finance the operations of CEMC through the successful production of the BDTP TM platform and subsequent subscription of the platform’s design as a service. As a subsidiary of BlackStar, CEMC additionally intends to offer consulting and regulatory compliance services to cryptocurrency entities and blockchain entrepreneurs for securities, tax, and commodity issues. Our Company has always operated under the assumption that cryptocurrencies and tokens are “securities” and regulated under the existing law, SEC rules and other financial regulations. Due to significant experience of our management in the US securities and commodities industry, we felt that we had regulatory compliance backgrounds that could be useful in assisting with regulatory compliance for former cryptocurrency offerors and token offerors. Management believes that there may be other companies offering unregistered securities in digital form with possible violations of securities and other laws including FinCen regulation, CFTC rules, exchange rules, AML, and tax laws. The concept of CEMC as a subsidiary of BlackStar is to provide compliance services for the multitude of laws that are applicable to digital securities. Currently in the testing and completion phase, BlackStar intends to build trading platforms for subscriber companies based on the BDTP TM model and offer the platforms through a subscription service called BlackStar ‘ Blockchain Equity Trading TM’ ( “ BET TM” ), generating ongoing revenue for the Company.

Neither CEMC nor BlackStar intend to underwrite these entities or entrepreneurial companies, nor do we intend to act as broker-dealers or investment companies, though we acknowledge the potential requirements to register as such or to claim exemption from registration.

Expertise and Experience – The management of BlackStar have each been involved in the securities and financial markets for well over 40 years and understand many of the intricate rules and regulations surrounding securities/commodities in general. Through CEMC, the management plans to pass on this knowledge and connect the cryptocurrency and blockchain entities with the correct industry experts. CEMC will bring in technology and/or cryptocurrency consultants when necessary to inform the design, strategy, and implementation of the planned digital

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equity trading platform (“BDTP TM ”). Currently, Artuova software engineers Dr. David Gnabasik and Matthew Baldwin are providing the expertise needed to develop the blockchain solution for the Company. Dr. Gnabasik holds a Ph.D. in Computer Science from the University of Colorado Denver.

Regulatory Challenges – BlackStar has always recognized that crypto equities must be registered within the existing SEC regulations and guidelines. BlackStar’s aim is to develop BDTP TM , a digital shares trading platform, to trade registered BlackStar digital shares only. The regulatory challenges presented come from integration of the existing broker-dealer ecosystem into the platform, approvals/advice of and compliance with the rules and regulations of the OTC Market s Group, SEC, FinCen, IRS, CFTC, anti-money laundering rules, and FINRA for the functionality of the system, cybersecurity laws, and other state and federal financial and banking laws. Until the implementation of the BDTP TM as designed, BlackStar digital shares (encrypted DWAC common shares) will be traded through the existing Market Makers system.

Our Company has examined numerous “exchanges” or “platforms” for trading and believed that they lacked essential regulatory compliance practices. This research and management’s securities and compliance background lead the Company to engage a team of software experts at Artuova to create the platform that is being designed to contain the essentials for full regulatory compliance including:

• Know-Your-Customer (KYC)

• Anti-Money Laundering (AML)

• IRS tax reporting

• SEC compliance

Our current plan for operating BDTP TM is to engage a broker-dealer, clearing firm, and/or ATS in order to meet all of the potential regulatory challenges. We do not know the full extent of approvals that may be required for a partner in order for the platform to be operational, but we intend to use the expertise of the partner to establish the required approvals. The following are some examples of regulatory challenges that we may face; any or all of these may be issues we face and depend on how we are able to bring BDTP TM to market.

Broker-Dealer: If, in the future, we were to acquire a broker-dealer in order to facilitate the BDTP TM, FINRA approval of the acquisition, in compliance with FINRA Rule 1017, will be a required first step. Additionally, we would need to identify all governmental and self-regulatory bodies (SROs) regulating the acquired broker/dealer and its affiliates (e.g. registered investment advisors, registration with the Commodity Futures Trading Commission (“CFTC”) or membership with the National Futures Association). Other issues to address in a broker-dealer acquisition may include Form BD, Forms U4 and (as applicable) U5 for registered persons, membership agreements with FINRA and other SROs, FOCUS reports, supervisory procedures and written policies, subordinated loan filings, compliance reports, correspondence with the SEC and other regulatory agencies, results of regulatory exams, foreign regulatory filings, and customer complaints. On an on-going basis, broker-dealers are subject to a comprehensive regulatory scheme aimed to ensure that they are adequately capitalized, maintain high standards of customer service, and keep fair and equitable principles of trade. The broker-dealers would be examined by the SEC, FINRA, any other membership SROs, and the state(s) in which they are registered; any violations could lead to civil or administrative proceedings, sanctions, and/or fines.

The SEC may place additional oversight focus on broker-dealers in the following areas due to the digital nature of the securities: safekeeping of funds and operations that are unique to the safety and custody of Digital Asset Securities; broker-dealers’ and any affiliated entities’ compliance with registration requirements; adequate AML procedures, controls, and documentation regarding Digital Asset Securities; disclosure and due diligence obligations related to the offering of Digital Asset Securities; review of the existence and disclosures of conflicts of interest and the compliance policies and procedures to address them (e.g. broker-dealers may operate in multiple capacities, including as trading platforms or proprietary traders of Digital Asset Securities on their own and other platforms); and review of FINRA-member broker-dealer compliance processes in connection with the evaluation, approval, and monitoring of outside business activities related to digital assets. Many of these compliance issues will remain if we partner with a broker-dealer instead of acquiring one.

Alternative Trading System: A platform that operates as an “exchange” as defined under Section 3(a)(1) of the Exchange Act and Rule 3b-16(a) thereunder must register as a national securities exchange or operate pursuant to

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an exemption. The SEC will examine platforms that facilitate trading in Digital Asset Securities and review whether they meet the definition of an exchange. If we need to register as an ATS or partner with one, the SEC examinations will include a review of whether an ATS that trades Digital Asset Securities is operating in compliance with Regulation ATS, including, among other things, whether the ATS has accurately and timely disclosed information on Form ATS and Form ATS-R, and has adequate safeguards and procedures to protect confidential subscriber trading information.

Volatility of Cryptocurrencies and Tax Implications – Neither BlackStar nor CEMC will be trading in, accepting loan repayments in, or making loans in cryptocurrencies; the intent was to build a platform on which to trade registered digital securities of BlackStar.

Cybersecurity Implications of DLT – Transactions on the distributed ledger fabric are protected by public-key X.509 certificates. The protection of PII data is the responsibility of each brokerage dealer. Any blockchain code used will be placed in a public repository after having been certified by an independent cybersecurity audit. Further, CEMC bases the operational requirements and cyber-security framework in part on the following publications the “Distributed Ledger Technology: Implications of Blockchain for the Securities Industry” published by FINRA, and the European Union Agency for Network and Information Security (ENISA) report entitled “Distributed Ledger Technology & Cybersecurity.”

IHG, our parent company, also may enter into management consulting agreements with companies for which BlackStar provides funding to attempt to guide the companies in the complex business world for the purpose of protecting and enhancing the venture investments made by BlackStar.

SERVICES

BlackStar intends to offer consulting services through Crypto Equity Management Corp., a subsidiary of BlackStar that has no operating history or assets to date. CEMC is authorized to issue 999,999,999 shares of common stock and 99,999,999 shares of preferred stock. At organization, BlackStar received 1,000 shares of common stock for formation services and is the only shareholder.

After the completion of the BDTP TM , as BlackStar focuses its merchant banking efforts on the crypto-equity and DLT industry, BlackStar intends to seek investments through joint ventures in private or public emerging commercial-stage businesses within the blockchain ecosystem. BlackStar also intends to offer consulting and compliance services to member crypto companies and blockchain entrepreneurs on securities and commodity futures.

The Company will seek targeted joint ventures in the sector, primarily focusing on distributed ledger security features and technology, and the global equity trading arena. BlackStar, through CEMC, will initially control and manage each venture into which it enters. While remaining compliant with current SEC disclosure and reporting guidelines, BlackStar is conducting an in-depth analysis into the Company’s involvement in crypto-equity and DLT related ventures. Additionally, as described above, BlackStar intends to use the BDTP TM as a model and enroll subscriber companies to use the customized platform for each company’s unique tradeable shares. If the BDTP TM is able to successfully trade BlackStar Digital Equity, the subscription model has the ability to provide the Company with ongoing revenues as more companies look to move away from the traditional broker-dealer ecosystem.

In addition to the services described above, BlackStar formed a subsidiary nonprofit company, Crypto Industry SRO Inc., on December 31, 2017. Crypto Industry SRO is in the beginning stages of organizing membership participation in the newly-formed nonprofit. Crypto Industry SRO is planned to act as a self-regulatory membership organization for the crypto-equity industry and set guidelines and best-practice rules by which industry members would abide. BlackStar will provide management of this entity under a services contract. As of December 31, 2020, neither CEMC nor Crypto Industry SRO were operational.

BlackStar Enterprise Group intends to leverage its experience in the traditional world of public finance, including experience with securities, options, and SEC registration and compliance, into working with select organizations supporting the development and implementation of new technologies in the crypto-equity and DLT world. To facilitate this process, BlackStar plans to establish an advisory board in its subsidiary, Crypto Industry SRO Inc., with applicable technical and practical experience.

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The Company’s success will be dependent upon the Company’s ability to analyze and manage the opportunities presented.

BlackStar’s Operating Principles:

•	Provide alternative joint venture funding for entrepreneurs;
•	Require GAAP and SEC accounting compliance for portfolio ventures;
•	Require competent and efficient legal representation;
•	Require qualified managers for portfolio ventures, and in some cases, help staff the client company while avoiding recruiting costs or attempts to bring in high-price executives.

We seek venture investments in private, or public emerging commercial-stage businesses with perceived strong growth prospects within certain industry sectors. Companies that we work with may engage in consulting agreements with our parent company, International Hedge Group, Inc. (“IHG”), to add additional monitoring as to their financial situations. We seek to invest up to $1 million per company in business ventures. We may provide off-balance sheet financing to venture companies, through joint ventures or limited liability companies under structures we cannot now predict.

Our success will be dependent upon are our abilities to analyze and manage the lending opportunities presented to us.

Our management may earn shares of our Company under our Stock Option and Award Plan as incentives on the basis of achievement. All are accountable to each other, as well as the shareholders, and bonus awards are intended based upon individual performance, as well as team cooperation, and enterprise building.

INVESTMENT OBJECTIVES

CAPITAL APPRECIATION. Our primary investment objective is to provide our shareholders with long term capital appreciation by investing primarily in business ventures in which we maintain majority control with selective private companies. We believe that a typical new business venture will have a five-year window. Our investment objective is to restrict our investments to emerging growth companies we believe offer special opportunities and meet our growth criteria, and we intend to reduce the risks associated with investments in startups. Our goal is to provide mezzanine and expansion capital to companies through legally formed joint venture entities through which we control in order to develop a comprehensive growth strategy, possibly involving a consolidation of similarly situated businesses or a geographic expansion of existing product or service offerings. We are currently exploring options for investments in companies involved in the cryptocurrency and blockchain (DLT) technology industry.

CAPITAL PRESERVATION. A second investment objective is to preserve investor capital through risk management and monitoring the management of our loan portfolio. Among the risk management techniques which we expect to employ are: (i) limiting our investments in very early - stage companies, (ii) holding majority ventures interests in venture companies that have a positive cash flow; (iii) co-investing in venture companies with other professional venture capital. Many ventures will not provide any gain, and some will be complete losses. BlackStar, through CEMC, will initially control and manage each venture it enters into in the cryptocurrency and blockchain technology industry.

OUR APPROACH COMPARED TO TRADITIONAL SOURCES OF VENTURE FINANCING

Emerging companies traditionally seek financing for growth from three primary sources: small private placements, independent private venture capital funds and corporate strategic investors. Each of these sources has advantages but also notable disadvantages for the emerging company. Small Private Placements are often underfunded and untimely. Venture capital funds generally are established for a limited term and their primary goal is to maximize their financial return within a short time frame, often two years or less with severe terms for extensions or additional funding. A venture capital fund often seeks to liquidate its investment in the emerging company by encouraging either an early initial public offering or a sale. This often can jeopardize an emerging company’s chances for success especially if its business has not been fully developed or its intellectual property fully safeguarded prior to its debut into the market.

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Corporate strategic investors are typically large corporations that invest in emerging companies to gain access to a promising product or technology without incurring the initial cost of development or the diversion of managerial time and attention necessary to develop new products or technologies. Often these investments involve both financing support to the emerging company and an arrangement under which the strategic investor obtains the right to use, and intellectual property ownership of, the products or technology of the emerging company. While strategic investors are generally able to provide business development support, the rationale behind the investment of a strategic investor may be incompatible with the development of the emerging company. Strategic investors often discourage the emerging company from becoming a public company, selling to competitors of the strategic investor or from retaining the intellectual property rights to products developed jointly with the strategic investor.

We may be limited in our ability to fund ventures because we may not be successful in raising additional funds to fund ventures or growth. Through the public market for our common stock, we hope to have access to additional equity capital that may be needed for growing our ventures. We hope to offer to fill this opportunity on selected ventures.

We believe that our advantage over a strategic investor is that our interests are more closely aligned with those of the emerging company. An initial public offering of the emerging company, our venture, often required to raise the additional capital investment necessary to fully develop a venture company’s product or technology, would also benefit us by creating repayment of our loan, and possibly in certain instances, an equity position.

OUR VENTURE POLICIES

We may invest in ventures which do not have any annual revenue, if we have determined that an investment may make of such company have growth capital.

Although we may seek to venture into companies with existing positive EBITDA (earnings before interest, income taxes, depreciation and amortization), we may also consider turnaround situations where we can clearly identify the source(s) of financial distress and see a possible solution. Through our investment, or through co-investment with other private equity funding sources we will seek to achieve performance improvements.

In the shorter term, we do not anticipate paying any dividends or making other distributions, but this may change in the future. We may not always achieve a return on our venture investment.

In selecting venture investments for our venture, we will endeavor to meet our guidelines, as established by our Board which include the following concepts. We may, however, make investments that do not conform to one or more of these guidelines when deemed appropriate by our Board of Directors. Such investments might be made if we believe that a failure to conform in one area is offset by exceptional strength in another or is compensated for by a higher yield, favorable warrant issuance or other attractive terms or features.

VENTURE CRITERIA

STAGE OF DEVELOPMENT CRITERIA. We are a special situations Company. We will primarily look for opportunities with a core business which we believe will provide us with a return of investment and on investment within a moderate period of time, typically targeting about thirty-six to sixty months. Our objective is to invest in emerging corporations which meet our requirements as well as qualitative potential that we look for in each opportunity. In addition, we will look to invest in ventures with corporations. In some instances, we may relax our quantitative requirements with the view to assist such venture companies in developing a strategic business plan which may include merger or acquisition of other private operating businesses which may be synergistic to the existing business of the public corporation. We may invest in ventures with companies in any of the following stages. We will always have majority control and Board control of our venture subsidiaries.

The stages of development are defined as follows:

  Seed capital companies represent the earliest stage of development. These companies have raised relatively modest equity capital to prove a concept and qualify for start-up capital. Their activities generally are limited to product development, scientific and market research, recruiting a management team and developing a
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  business plan. These companies likely do not have financial support from either venture capitalists or larger companies making strategic investments.

  Start-up stage companies are completing or have recently completed product development and initial marketing but have not sold their products commercially. Generally, such firms have made market studies, assembled key management, developed a business plan and are ready to commence operations.

  Expansion stage companies have initiated or are about to initiate full-scale operations and sales but may not be showing a profit.

  Mezzanine stage companies are approaching or have attained break even or profitability and are continuing to expand. An acquisition or initial public offering may be imminent.

QUALITATIVE CRITERIA. All potential ventures will first be evaluated and assessed based on their relative stage of development and the quality of an investment in such venture company based on the above criteria. Once our management team has determined that a potential venture satisfies the above criteria and is suitable for investment, it will then be evaluated using the multi-step process described below. After completion of the process, receipt and review of all internal and outside reports and evaluations of the potential venture company, the Board will consider the potential venture terms. If the Board approves the investment, we will then create appropriate legal documents to reflect our venture and any management service contracts between the venture and our company.

We intend to follow the steps set forth below in our venture process:

(1) BUSINESS PLAN/ASSESSMENT. Business plan description and complete resumes of management from all entrepreneurs. Members of our management team will meet with the best of these entrepreneurs, attempting to identify key traits that have been associated with entrepreneurial success in the past, such as high energy, a must-win attitude, intellectual brilliance, high personal integrity, relevant experience, a strong work ethic, and the ability to prioritize and focus. A business plan submitted for evaluation to us should contain the following information:

•	Overview of the business concept as well as the company’s strategic focus and direction.

•	Discussion of competition including a discussion of specialized expertise, intellectual property, patents, and/or other unique advantages held by either the company or its competitors.

•	Sources and uses of cash with respect to investment capital sought.

•	Pro forma financial projections for at least the current year and two subsequent years including expected capital requirements from the time of the investment capital received through the two subsequent years.

•	Operating plan including current and projected staffing, equipment, and space requirements.

•	Discussion of minimum dollar proceeds necessary in order to implement the business plan.

•	Marketing plan.

•	Discussion of conflicts of interest with investors together with steps being taken by the venture company to mitigate such conflicts of interest and to protect against future conflicts of interest.

•	Resumes for all key officers/managers.

(2) EVALUATE POTENTIAL MARKET. We have developed relationships with consultants, who represent a valuable source of information about a target investment’s market. We will call upon these contacts as well as create new ones in the markets of each company seeking funding. As we evaluate markets, we must become confident that the company can attain a competitive market position over time.

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(3) EXAMINE STRUCTURE OF BUSINESS MODEL. We will examine the structure upon which the business plan is built. The Board has indicated a distinct bias toward business models calling for high gross margins and relatively low capital intensiveness. Such businesses have the potential for higher internally sustainable growth rates than average and superior return on equity invested. In addition, we will require, whenever possible, implementation of the following policies into the articles, bylaws or operating agreements of its venture companies:

•	There can be only one class of common shares, all with equal voting rights, and all distributions of capital or earnings can only be made to all members based upon their percentage interest without preference;

•	Compensation of the key officers/managers and their affiliates, including, but not limited to, all salary, bonuses, commissions and/or fees, shall be limited based upon the success of the venture company in reaching predetermined milestones; and

•	The primary responsibility of the management/officers of the entity is to serve as fiduciaries charged with serving the best interests of the stockholders/members even when such interests may be in conflict with the management, officers or other employees of the entity.

(4) CHECK REFERENCES. We will require that each entrepreneur supply a list of references in order that we may get a better sense of the entrepreneur’s past experience, strengths, weaknesses, and work habits. We make it a point to get references outside of this list as well, in order to avoid only “cherry-picked references.” We believe that these checks are important to develop a more complete and accurate picture of the team.

(5) CALL CUSTOMERS AND SUPPLIERS. We intend to call a number of current and/or prospective customers and suppliers to get a sense of how they view the targeted investment including its products and the market.

(6) EVALUATE PRODUCTS/TECHNOLOGY. As part of our analysis, we will evaluate the target venture’s current products, development pipeline and underlying technology. To evaluate technology, we will not rely on in-house expertise alone, but will contact and hire appropriate specialists and consultants.

(7) EVALUATE RISKS/REWARDS. Evaluate the pro-forma financials, the likelihood of an exit after a 6 month to 24 month holding period.

(8) NEGOTIATE VENTURE TERMS. When deciding on making a venture investment, we will draw up a term sheet for negotiation, and terms will be agreed upon.

(9) FINANCIALS AND CORPORATE INFORMATION.

We will, after formation of the venture subsidiary, control all accounting and financials as a subsidiary of our Company.

RESERVES. We intend to retain reserves after the venture investment in order to have sufficient funds for equity-oriented follow-on investments in venture companies. We intend to sell additional common stock to meet the funding requirements for any follow-on venture investments. If such sales are successful, we expect to have cash reserves. In order to enhance the rate of return on these reserves and increase the amounts ultimately available for investments and our operating costs, we plan to engage in a reserve management strategy.

AVERAGE INVESTMENT. The amount of funds committed to a venture will vary depending on the funds available to us, the quality and completeness of the venture management team, the perceived business opportunity, the capital required compared to existing capital, and the potential return. Although the venture or investment amounts will vary considerably, we expect that the venture (excluding follow-on investments) will be between $250,000 and $500,000.

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INDUSTRY ANALYSIS AND HISTORY

Barriers to Entry in the Merchant Banking Industry

There is one major barrier to entry into the Merchant Banking Industry which is capital. We have very limited capital with which to compete in this industry. Many other competitors have been in the business for many years and have very large capital resources and an established reputation. Our barriers to entry are, in addition to lack of capital, lack of reputation, lack of recognition, part-time management, lack of financial history to raise money, and lack of equity in our company upon which to base a capital raise.

Competitive Factors Impacting Our Ability to Gain Market Share

Our competition enjoys advantages which may prevent us from achieving a market share due to our competitors’ known reputations, large funding abilities, competent management, and capital resources all of which will impede our abilities to achieve market share.

Competitive Factors in the Industry

There are numerous entities, investments banks, merchant banks, hedge funds, private equity, commercial banks and private investors which will compete for the same business in which we intend to engage. We will be at a significant disadvantage to all of these other competitors for the foreseeable future. All of our competitors should be considered to be far better capitalized than we are.

Competitive Position in the Industry

We are an insignificant participant in the merchant banking industry and cannot be expected to obtain a market share even discernable percentage wise. Without a large infusion of capital, we will remain a very small participant in the industry.

Merchant Banking

The term merchant banking is generally understood to mean negotiated private equity investment or financing through alternative methods by financial institutions in loans, convertible debt or off-balance sheet vehicles, or through unregistered securities of either privately or publicly held companies. Both investment banks, commercial banks, and other companies engage in merchant banking, and the type of security in which they invest is diverse. They may invest in securities with an equity participation feature; these may be convertible preferred stock or subordinated debt with conversion privileges or warrants. Other investment bank services include raising capital from outside sources, advising on mergers and acquisitions, and providing bridge loans while bond financing is being raised in a leveraged buyout (LBO) and are also typically offered by financial institutions or broker dealers engaged in the merchant bank industry. One which is often omitted is the provision of experienced management by the merchant to commercialize ideas, or technology.

Merchant banking has been an occasionally lucrative but a highly risky endeavor for the small number of bank holding companies and banks that have engaged in it under existing law, and for private equity investors. Banking law legislation has expanded the merchant-banking activity that is permissible to commercial banks and has spurred interest in this specialty on the part of some institutions. However, limitations exist that have scared many banks away from the markets after the Lehman collapse and the resulting fallout with JP Morgan, Bank of America and the big bank Wall Street bailout. Although for much of the past half-century commercial banks have been permitted (subject to certain restrictions) to engage in merchant banking activities, their continued role is limited by the conservatism of the regulators and their Boards.

Evolution of Modern Era Merchant Banking

Many banks entered merchant banking in the 1960s to take advantage of the economies of scope produced when private equity investing is added to other bank services, particularly commercial lending. As lenders to small and

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medium-sized companies, banks become knowledgeable about individual firms’ products and prospects and consequently are natural providers of direct private equity investment to these firms.

In the middle to late 1980s, the decision to enter merchant banking was thrust on other banks and bank holding companies by unforeseen events. In those years, as a result of the LDC (less-developed-country) debt crisis, many banks received private equity from developing nations in return for their defaulted loans. At that time, many of these banks set up merchant-banking subsidiaries to try to extract some value from this private equity.

Also, at about that time, most commercial banks began refocusing their private equity investments to middle-market and public companies (often low-tech, already profitable companies) and, rather than providing seed capital, financed expansion or changes in capital structure and ownership. Most particularly, they took equity positions in LBOs, takeovers, or recapitalizations or provided subordinated debt in the form of bridge loans to facilitate the transaction. Often, they did both. Commercial banks financed much of the LBO activity of the 1980s.

Then, in the mid-1990s, major commercial banks began once again focusing on venture capital, where they had substantial expertise from their previous exposure to this kind of investment. Some of these recent venture-capital investments have been spectacularly successful. For example, the Internet search engine Lycos was a 1998 investment of Chase Manhattan’s venture-capital arm.

We do not compete in the area of these merchant banks, or even large or mid-market banks. We are an insignificant participant in the total market and our focus is on small investments, which larger banks may rule out.

Historical Track Records

Our Company has no historical track record and we should be deemed a pure start-up of earning or operating with all of the risks of an unproven company (see “Risk Factors”).

COMPETITION, MARKETS, REGULATION AND TAXATION

Competition

There are a large number of companies and individuals engaged in the Merchant Banking and Finance industry; accordingly, there is a high degree of competition. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do. We are attempting to create a novel solution in the BDTP TM that we may use as a model, potentially enabling us to generate ongoing revenue that we can then use for Merchant Banking.

We are an insignificant participant among the firms which engage in the funding of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities within the definitions and parameters which would make us subject to the “1940 Act.” In the event we engage in business activities that result in us holding investment interests in a number of entities, we might become subject to regulation under the 1940 Act. In such event, we would be required to register as an Investment Company and incur significant registration and compliance costs. Under no circumstances does the company intend to become an investment company and its activities and its financial statement ratios of assets and cash will be carefully monitored and other activities reviewed by the Board to prevent being classified or inadvertently becoming an investment company which would be subject to regulation under the Investment Company Act of 1940.

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As a fundamental concept, the 1940 Act requires registration of companies that invest and manage funds to invest for others and trade in securities of other companies. Those companies that cross a threshold of 40% of assets in cash and stock in other companies may be required to register. Investment companies may issue face amount certificates, be a Unit Investment Trust, or be a mutual fund. We intend to do several things to remain outside of the 1940 Act: a) we will not trade in securities of other companies or manage investments for others, b) we intend to remain primarily in the merchant bank lending business recognized as exempt under Sections 3(c)(4) and (5) of the 1940 Act, c) we intend to carefully monitor our ratios of cash and securities to total assets to avoid crossing the 1940 Act threshold, d) we intend to hold loans comprising 60% to 70% of our assets at any time, e) we intend to maintain secured loans to companies as our primary business, f) we do not intend to issue face amount certificates, g) we do not intend to distribute profits and dividends to our shareholders on an annual or shorter basis, if ever, h) we do not pass through profits and losses to our shareholders on a tax basis, i) smaller secured loans will be our primary business and our primary profit center, which we intend will account for more than 50% of our revenues; j) we will not issue Units in investment trusts, k) we will not act as a mutual fund, and l) we will not invest funds on behalf of others.

We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3(c)(4) and (5) of the 1940 Act.

Markets.

Our market is highly competitive and constantly changing. Commercial success is frequently dependent on capital availability, the effectiveness and sufficiency of which are very difficult to predict accurately. It is one of the principal economic risks of mezzanine and expansion stage funding companies like ours.

Governmental Regulation.

Federal Regulations.

We are subject to regulations by securities laws as a public company. We do not intend to become an investment company under the Investment Company Act of 1940, but if we exceed certain thresholds of certain assets or our business operations cease to fall within certain exemptions, we might inadvertently become subject to the Act.

Compliance with Environmental Laws and Regulations.

We are not involved in operations with environmental considerations for our business.

State Regulations.

Certain states may require that we obtain a Lender’s License prior to making a loan in that state. We intend to address this on an as needed basis.

Title to Properties.

Not applicable.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements.

Number of Persons Employed.

As of November 19 , 2021, we have no full-time employees and 2 independent consultants who act as our officers and directors on a part-time basis of up to 40 hours per week.

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Impacts of COVID-19

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. The spread of COVID-19 around the world in 2020 has caused significant volatility in U.S. and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. and international economies and, as such, as of March 2020, the Company transitioned its operations to 100% work from home and there has been minimal impact to our internal operations from the transition. The Company does not believe that there will be a material future impact to its operations and ultimately an impact to the Company’s overall revenues at this time.

b. DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS

Real Estate - None

Oil and Gas Properties - None

Patents - None

Trademarks - None

Our executive offices are located in Boulder, Colorado. We do not own any real property but lease an office space. We believe that substantially all of our property and equipment is in good condition, subject to normal wear and tear, and that our facilities have sufficient capacity to meet the current needs of our business.

PATENTS, TRADE NAMES, TRADEMARKS AND COPYRIGHTS

Either directly or through our subsidiaries, we have rights in various patents, trade names, trademarks, copyrights and other intellectual property necessary to conduct our business. Our services may use the intellectual property of others, including licensed software. We may occasionally license any future intellectual property to others as we deem appropriate.

c. LEGAL PROCEEDINGS

We may be subject to various claims and legal actions arising in the ordinary course of business from time to time. We believe that the ultimate resolution of these matters, whether individually or in the aggregate, will not have a material adverse effect on our business, prospects, financial condition and results of operations.

At this time, the Company has not been named in any lawsuits, nor is it a party to any existing lawsuits.

d. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is a limited public trading market for our stock as quoted on the OTCQB under the symbol BEGI.

Rules Governing Low-price Stocks That May Affect Our Shareholders’ Ability to Resell Shares of Our Common Stock

Our stock currently is traded on the OTCQB under the symbol BEGI.

Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-

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dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have 392 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144, a person who has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, our shareholders hold 128,689,319 shares. 46,000,000 shares underlying convertible notes may be sold pursuant to this Registration Statement.

Dividends

As of the filing of this registration statement, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Delaware General Corporation Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

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e. FINANCIAL STATEMENTS

The following is a complete list of the financial statements filed as a part of this Report.

BLACKSTAR ENTERPRISE GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30 , 2021 and 2020

(Unaudited)

BLACKSTAR ENTERPRISE GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

(Audited)

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BLACKSTAR ENTERPRISE GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the three and nine months ended September 30 , 2021 and 2020

(Unaudited)

F-1

F-2

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2021	December 31, 2020

ASSETS

Current Assets
Cash	$559,438	$32,987
Prepaid expenses	11,946	51,224

Total current assets	571,384	84,211

Fixed assets	75,000	10,000

Total Assets	$646,384	$94,211

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$12,246	$29,880
Accrued expenses	51,072	4,517
Advances to related parties	—	18,780
Convertible notes payable, net of discounts of $715,977
and $158,390 at September 30, 2021 and December 31, 2020	427,048	25,885
Notes payable	30,000	50,000

Total current liabilities	520,366	129,062

Stockholders' Equity (Deficit)
Preferred stock, 10,000,000 shares authorized;
$0.001 par value; 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, 700,000,000 shares authorized; $0.001 par value	.
122,627,383 and 101,063,806 shares issued and outstanding
at September 30, 2021 and December 31, 2020	122,627	101,063
Additional paid in capital	7,775,766	5,829,279
Accumulated deficit	(7,773,375)	(5,966,193)

Total stockholders' equity (deficit)	126,018	(34,851)

Total Liabilities and Stockholders' Deficit	$646,384	$94,211

The accompanying notes are an integral part of these consolidated financial statements.

F-3

BLACKSTAR ENTERPRISE GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating expenses
Legal and professional	23,572	$13,028	$69,876	$62,819
Management consulting - related party	93,500	33,500	242,642	59,910
General and administrative	273,777	10,935	468,950	40,935

Total operating expenses	390,849	57,463	781,468	163,664

Other expense (income)
Amortization of discount on convertible notes	306,396	56,733	656,485	116,249
Amortization of convertible debt issuance costs	22,152	17,438	46,116	27,015
Loss on note payable conversions	—	277,607	166,422	574,715
Interest expense	53,556	16,551	156,691	49,301

Other expense (income)	382,104	368,329	1,025,714	767,280

Net (loss)	$(772,953)	$(425,792)	$(1,807,182)	$(930,944)

Net (loss) per share - basic and diluted
	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Weighted average number of common shares
outstanding - basic and diluted	121,802,836	67,576,016	113,486,557	56,747,018

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BLACKSTAR ENTERPRISE GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(Unaudited)

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Common Stock Subject to Cancellation	Common Stock to be Issued	Accumulated Deficit	Stockholders' Equity (Deficit)

Balances - June 30, 2021	118,078,138	$118,078	1,000,000	$1,000	$7,482,400	$(250,000)	$—	$(7,000,422)	$351,056

Shares issued for conversion of notes and interest	4,549,245	4,549	—	—	57,116	—	—	—	61,665
Beneficial conversion feature of convertible note	—	—	—	—	236,250	—	—	—	236,250
Shares issued subject to cancellation realized	—	—	—	—	—	250,000	—	—	250,000
Net loss	—	—	—	—	—	—	—	(772,953)	(772,953)

Balances -September 30, 2021	122,627,383	$122,627	1,000,000	$1,000	$7,775,766	$—	$—	$(7,773,375)	$126,018

Balances -June 30, 2020	60,374,137	$60,374	1,000,000	$1,000	$4,571,739	$—	$11,000	$(4,905,754)	$(261,641)

Shares issued for conversion of notes and interest	13,715,016	13,715	—	—	49,306	—	—	—	63,021
Beneficial conversion feature of convertible note	—	—	—	—	43,000	—	—	—	43,000
Shares issued for loan costs at $0.02 per share	550,000	550	—	—	10,450	—	—	—	11,000
Issuance of common stock to be issued	—	—	—	—	—	—	(11,000)	—	(11,000)
Loss on debt conversion	—	—	—	—	277,608	—	—	—	277,608
Net loss	—	—	—	—		—	—	(425,792)	(425,792)

Balances - September 30, 2020	74,639,153	$74,639	$1,000,000	$1,000	$4,952,103	$—	$—	$(5,331,546)	$(303,804)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BLACKSTAR ENTERPRISE GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(Unaudited)

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Common Stock Subject to Cancellation	Accumulated Deficit	Stockholders' Equity (Deficit)

Balances - December 31, 2020	101,063,806	$101,063	1,000,000	$1,000	$5,829,279	$—	$(5,966,193)	$(34,851)

Shares issued for conversion of notes and interest	12,018,049	12,018	—	—	359,114	—	—	371,132
Beneficial conversion feature of convertible note	—	—	—	—	1,153,250	—	—	1,153,250
Shares issued for loan costs	300,000	300	—	—	23,700	—	—	24,000
Shares issued for financing fees	1,078,862	1,079	—	—	41,923	—	—	43,002
Shares issued for software development	500,000	500	—	—	19,500	—	—	20,000
Shares issued subject to cancellation	7,666,666	7,667	—	—	349,000	(356,667)	—	—
Shares issued subject to cancellation realized	—	—	—	—	—	356,667	—	356,667
Net loss	—	—	—	—	—	—	(1,807,182)	(1,807,182)

Balances - September 30, 2021	122,627,383	$122,627	1,000,000	$1,000	$7,775,766	$—	$(7,773,375)	$126,018

Balances - December 31, 2019	48,003,443	$48,003	1,000,000	$1,000	$4,117,321	$—	$(4,400,602)	$(234,278)

Adjust for shares issued directly from IHG
retirement to treasury at December 31, 2019	(150,000)	(150)	—	—	150	—	—	—
Shares issued for conversion of notes and interest	26,235,710	26,236	—	—	678,182	—	—	704,418
Beneficial conversion feature of convertible note	—	—	—	—	146,000	—	—	146,000
Shares issued for loan costs	550,000	550	—	—	10,450			11,000
Net loss						—	(930,944)	(930,944)

Balances - September 30, 2020	74,639,153	$74,639	1,000,000	$1,000	$4,952,103	$—	$(5,331,546)	$(303,804)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BLACKSTAR ENTERPRISE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(Unaudited)

	2021	2020
Cash Flows From Operating Activities
Net (loss)	$(1,807,182)	$(930,944)
Adjustments to reconcile net loss to net cash used
in operating activities
Amortization of convertible note issue costs	46,116	27,015
Amortization of discounts on convertible notes	656,485	116,249
Amortization of discounts on convertible note interest	41,812	10,503
Loss on conversion of notes payable	166,422	574,715
Interest and loan fees paid in stock	423,779	36,355
Changes in operating assets and liabilities
Decrease in prepaids	39,278	7,301
(Decrease) in accounts payable	(17,634)	(3,549)
Increase in accrued payables	56,655	9,700

Cash used in operating activities	(394,269)	(152,655)

Cash Flows From Investing Activities
Purchase of software	(45,000)	—

Cash used in investing activities	(45,000)	—

Cash Flows From Financing Activities
Increase in notes payable	—	165,000
Repayments of notes payable	(20,000)	—
Repayments in advances from related party	(18,780)	(22,590)
Proceeds from convertible notes, net of offering costs
and original issue discount	1,004,500	—

Net cash provided by financing activities	965,720	142,410

Net increase (decrease) in cash	526,451	(10,245)

Cash, beginning of period	32,987	33,251

Cash, end of period	$559,438	$23,006

Supplemental disclosure of non-cash investing
and financing activities

Beneficial conversion feature initially recorded as debt discount	$1,153,250	$—
Notes payable and interest converted to common stock	$204,741	$129,703
Common stock issued for software	$20,000	$—
Common stock to be issued for loan costs	$67,002	$11,000

Cash paid for interest on debt	$2,750	$1,650

The accompanying notes are an integral part of these consolidated financial statements.

F-7

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

BlackStar Enterprise Group, Inc. (the “Company” or “BlackStar”) was incorporated in the State of Delaware on December 18, 2007 as NPI08, Inc. The Company changed its name to BlackStar Enterprise Group, Inc. in 2016 when new management and capital were introduced.

On January 25, 2016, International Hedge Group, Inc. (“IHG”) signed an agreement to acquire a 95% interest in the Company. In lieu of the 95% of common shares originally agreed upon, IHG received 44,400,000 shares of common stock and 1,000,000 shares of Series A Preferred Stock. IHG is our controlling shareholder and is engaged in providing management services and capital consulting to companies. IHG and BlackStar are currently managed and controlled by two individuals each of whom is a beneficial owner of approximately an additional 7% of the Company’s common stock.

The Company intends to act as a merchant banking firm seeking to facilitate venture capital to early stage revenue companies. BlackStar intends to offer consulting and regulatory compliance services to crypto-equity companies and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in crypto-related ventures through a wholly-owned subsidiary, Crypto Equity Management Corp (“CEMC”). BlackStar intends to serve businesses in their early corporate lifecycles and may provide funding in the forms of ventures in which they control the venture until divestiture or spin-off by developing the businesses with capital. BlackStar formed a subsidiary nonprofit company, Crypto Industry SRO Inc. (“Crypto”) in 2017. Crypto’s business plan is to act as a self-regulatory membership organization for the crypto-equity industry and set guidelines and best-practice rules by which industry members would abide. BlackStar will provide management of this entity under a services contract.

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with United States generally accepted accounting principles for financial information and with the instructions to Form 10-Q. They do not include all information and footnotes required by United States generally accepted accounting principles (US GAAP) for complete financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements for the year ended December 31, 2020 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These unaudited financial statements are condensed and should be read in conjunction with those financial statements included in the Form 10-K and interim disclosures generally do not repeat those in the annual statements. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

These unaudited consolidated financial statements include BlackStar and its wholly owned subsidiaries: Crypto Equity Management Corp. and Crypto Industry SRO Inc. and were prepared from the accounts of the Company in accordance with US GAAP. All significant intercompany transactions and balances have been eliminated on consolidation.

F-8

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 2 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company has generated no revenues and has incurred losses. As of September 30, 2021, the Company had cash of $559,438, working capital of $51,018 and an accumulated deficit of $7,773,375. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The continuation of the Company as a going concern is dependent upon the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's planned business. Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Recent pronouncements

Management has evaluated accounting standards and interpretations issued but not yet effective as of September 30, 2021 and does not expect such pronouncements to have a material impact on the Company’s financial position, operations, or cash flows.

Reclassifications

 Certain amounts in the consolidated financial statements for prior year periods have been reclassified to conform with the current year presentation.

F-9

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 4 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has an authorized number of preferred shares of 10,000,000, with a par value of $0.001 per share. On August 25, 2016, the Company issued 1,000,000 shares of its Series A Preferred Series stock to IHG in fulfillment of the purchase agreement. These shares are convertible at a ratio of 100 shares of the common stock of the Company for each share of preferred stock of the Company.

Common Stock

During the nine months ended September 30, 2021, the Company issued shares of its common stock as follows:

  12,018,049 shares for conversion of $371,132 principal and interest on convertible note payable.
  300,000 shares valued at $24,000 ($0.08 per share) to a convertible note holder as consideration for the Company’s entering into certain third-party transactions which were in default of the convertible promissory note, security purchase agreement and other related documents entered into on November 16, 2020.
  1,078,8623 shares valued at $43,002 as consideration for financing fees for loans made to the Company.
  500,000 shares valued at $20,000 ($0.04 per share) as partial consideration for software development costs.
  2,666,666 shares valued at $106,667 ($0.04 per share) to a convertible note holder. These shares have been issued as condition that the Company files a resale registration statement covering the underlying convertible shares. The shares are returnable to the Company upon the effective date of the registration statement. The resale registration statement was not filed in the period stipulated in the agreement with the note holder, and accordingly the $106,667 value of the shares has been charged to operations during the nine months ended September 30, 2021.
  5,000,000 shares valued at $250,000 ($0.05 per share) to a convertible note holder. These shares were issued as condition that the Company files a resale registration statement covering the underlying convertible shares. The shares are returnable to the Company upon the effective date of the registration statement. The resale registration statement was not filed in the period stipulated in the agreement with the note holder, and accordingly the $250,000 value of the shares has been charged to operations during the nine months ended September 30, 2021.

F-10

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 5 – WARRANTS

In April 2019, the Company issued a convertible note for $110,000. Pursuant to the terms of the note agreement, the Company issued warrants to the holder for the purchase 440,000 shares of the Company’s common stock. The warrants are exercisable at $0.25 per share for a term of 5 years. The $132,953 fair value of the warrants was calculated using the Black-Scholes pricing model with the following assumptions: stock price $0.38; strike price $0.25; volatility 98%; risk free rate 2.25% and term of 5 years. The $132.953 fair value of the warrants was charged to operations when issued during the year ended December 31, 2019. At September 30, 2021, the intrinsic value of the outstanding warrants was $0, as the trading price of the Company’s common stock at that date was less than the underlying exercise price of the warrants.

A summary of warrant activity during the nine months ended September 30, 2021 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding and exercisable – December 31, 2020	540,000	$0.31	2.24
Exercised	—
Expired	—
Outstanding and exercisable – September 30, 2021	540,000	$0.31	2.24

NOTE 6 – CONVERTIBLE NOTES

GS CAPITAL PARTNERS

On December 4, 2020, the Company entered into a financing arrangement with GS Capital Partners LLC. The face value of the note is $55,000 at an interest rate of 10% and the maturity date is December 2, 2021. At the time of the disbursement the Company received $45,000 net cash proceeds, as there was a deduction from proceeds to the Company of $10,000 for original interest discount and placement costs. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note.

The Company has recorded the conversion feature as a beneficial conversion feature of $55,000. The fair value of $55,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the current trading prices of the Company’s common stock. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

During the nine months ended September 30, 2021, GS Capital elected to convert the $55,000 principal and $2.936 accrued interest due on the note into 3,612,003 shares of the Company’s common stock under the conversion provision and terms of the note agreement.

F-11

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 6 – CONVERTIBLE NOTES (continued)

POWER UP LENDING GROUP

(i) On July 24, 2020, the Company entered into a financing agreement with Power Up to borrow $43,000 with a due date of July 24, 2021. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note. The Company has reserved 41,876,318 shares for conversion. Net proceeds from the loan were $40,000, after legal fees and offering costs of $3,000. These fees and costs are being amortized over the term of the note. The Company has recorded the conversion feature as a beneficial conversion feature. The fair value of $43,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

On January 28, 2021, Power Up elected to convert the total principal and interest due on their note of July 24, 2020 in the principal amount of $43,000 and $2,150 of accrued and unpaid interest thereon into 2,894,231 shares of the Company’s common stock at $0.0156 per share. The Company recognized a loss on conversion of $41,677.

(ii) On October 8, 2020, the Company received the proceeds from a financing agreement entered into with Power Up Lending Group on September 24, 2020 to borrow $53,000. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 25,429,828 shares for conversion. Net proceeds from the loan were $50,000, after legal fees and offering costs of $3,000. The Company has recorded the conversion feature as a beneficial conversion feature. The fair value of $53,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note.

Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

On April 12, 2021, Power Up elected to convert the total principal and interest due on their note of October 8, 2020 in the principal amount of $53,000 and $2,650 of accrued and unpaid interest thereon into 1,939,024 shares of the Company’s common stock at $0.0287 per share. The Company recognized a loss on conversion of $80,082.

(iii) On January 15, 2021, the Company entered into a financing agreement with Power Up Lending Group to borrow $43,500. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 20,871,651 shares for conversion. Net proceeds from the loan were $40,000, after legal fees of $3,500. The Company has recorded the conversion feature as a beneficial conversion feature. The fair value of $43,500 for the expense portion of the

F-12

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 6 – CONVERTIBLE NOTES (continued)

note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

In July 2021, Power Up elected to convert (in two tranches) the total principal of $43,500 due on the note, together with accrued unpaid interest of $2,175, into an aggregate 3,572,791 shares of the Company’s common stock (1,304,348 shares at $0.0138 per share and 2,268,443 shares at $0.0122 per share) under the conversion provision and terms of the note agreement.

(iv) On March 31, 2021, the Company entered into a financing agreement with Power Up Lending Group to borrow $103,500. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 63% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 20,535,714 shares for conversion. On April 1, 2021, the Company received the net proceeds from the loan of $100,000, after legal fees and offering costs of $3,500. (See Note 9)

(v) On July 26, 2021, the Company entered into a financing agreement with Power Up Lending Group Ltd. to borrow $103,750. The note matures on July 26, 2022, bears interest at 10%, with a default rate of 22%, and is convertible at the option of the holder, at any time after 180 days of the date of issuance. The conversion price is to be calculated at 65% of the average of the two lowest closing bid prices of the Company’s common stock for the previous 15 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to the note. There are no warrants or options attached to this note, and the Company has reserved 34,220,756 shares for conversion. The Company received net proceeds from the loan of $100,000, after legal and financing fees of $3,750.

(vi) On July 28, 2021, the Company entered into a financing agreement with Power Up Lending Group Ltd. to borrow $78,750. The note matures on July 28, 2022, bears interest at 10%, with a default rate of 22%, and is convertible at the option of the holder, at any time after 180 days of the date of issuance. The conversion price is to be calculated at 65% of the average of the two lowest closing bid prices of the Company’s common stock for the previous 15 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to the note. There are no warrants or options attached to this note, and the Company has reserved 36,346,153 shares for conversion. The Company received net proceeds from the loan of $75,000, after legal and financing fees of $3,750.

(vii) On September 1, 2021, the Company entered into a financing agreement with Power Up Lending Group Ltd. to borrow $53,750. The note matures on September 1, 2022, bears interest at 10%, with a default rate of 22%, and is convertible at the option of the holder, at any time after 180 days of the date of issuance. The conversion price is to be calculated at 65% of the average of the two lowest closing bid prices of the Company’s common stock for the previous 15 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to the note. There are no warrants or options attached to this note, and the Company has reserved 17,348,036 shares for conversion. The Company received net proceeds from the loan of $50,000, after legal and financing fees of $3,750.

F-13

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 6 – CONVERTIBLE NOTES (continued)

QUICK CAPITAL LLC

On November 23, 2020, the Company entered into a financing agreement with Quick Capital LLC to borrow $33,275 with a due date of July 16, 2021. The note bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock. The conversion price is to be calculated at 60% of the 2 lowest trading prices of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 12,000,000 shares for conversion. Net proceeds from the loan were $25,000, after legal fees and offering costs of $8,275. The Company has recorded the conversion feature as a beneficial conversion feature. The fair value of $33,275 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock. As of September 30, 2021, the Company is in default on this note.

SE HOLDINGS LLC

On January 26, 2021, the Company entered into a financing agreement with SE Holdings LLC to borrow $220,000. The note bears interest at 10%, with a default rate of 24%, and is convertible, at any time after the date of issuance. The conversion price is to be calculated at 50% of the average of the three lowest trading price of the Company’s common stock for the previous twenty trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 44,000,000 shares for conversion. Net proceeds from the loan were $177,500, after original issue discount of $20,000 and legal fees and offering costs of $22,500. The Company has recorded the conversion feature as a beneficial conversion feature. The fair value of $220,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock

ADAR ALEF LLC

On April 29, 2021, the Company entered into a financing agreement with Adar Alef, LLC to borrow $550,000. The note bears interest at 10%, with a default rate of 24%, and is convertible at the option of the holder, at any time after the date of issuance. The conversion price is to be calculated at 50% of the average of the three lowest closing bid prices of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 86,105,000 shares for conversion The Company received the net proceeds from the loan of $462,000, after original issue discount, legal fees and offering costs of $88,000.

F-14

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 6 – CONVERTIBLE NOTES (continued)

Convertible notes payable at September 30, 2021 and December 31, 2020 are summarized as follows:

Holder	Face Amount	Interest Rate	Due Date	2021	2020

GS Capital Partners	$55,000	10%	December 2, 2021	$—	$55,000

Power UP Lending Group	$43,000	10%	July 24, 2021	$—	$43,000
	$53,000	10%	September 24, 2021	$—	$53,000
	$43,500	10%	January 15, 2022	$—	$—
	$103,500	10%	March 31, 2022	$103,500	$—
	$103,750	10%	July 26, 2022	$103,750	$—
	$78,750	10%	July 28, 2022	$78,750	$—
	$53,750	10%	September 1, 2022	$53,750	$—

SE Holdings LLC	$220,000	10%	January 26, 2022	$220,000	$—

Quick Capital LLC	$33,275	10%	July 16, 2021	$33,275	$33,275

Adar Alef LLC	$550,000	10%	April 29, 2022	$550,000	$—

Discount				$(715,977)	$(158,390)

				$427,048	$25,885

NOTE 7 – NOTES PAYABLE

On November 18, 2020, outstanding loans to the two individuals were rolled over and extended into two new loans in the amounts of $20,000 and $30,000, due May 18, 2021 with interest at 11%. Each of the two loan holders was paid $2,500 principal (an aggregate $5,000) and aggregate accrued interest of $3,026. In addition, the two individuals were issued an aggregate 1,550,000 shares of the Company’s common stock valued at $46,500 ($0.03 per share), under the default penalty provisions of the original notes.

Effective May 18, 2021, each of the loan holders was repaid $10,000 principal and accrued interest of $1,100 and $1,650. The two notes were rolled into new loans in the amounts of $10,000 and $20,000, due November 18, 2021 with interest at 11%. In addition, the two individuals were issued an aggregate 300,000 shares of the Company’s common stock valued at $12,000 ($0.04 per share).

F-15

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

NOTE 8 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it must rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. The advances are considered temporary in nature and have not been formalized by a promissory note.

IHG, controlling shareholder of the Company, provides management consulting services to the Company. There is no formal written agreement that defines the compensation to be paid. For the nine months ended September 30, 2021 and 2020 the Company recorded related party management fees of $242,642 and $59,910, respectively.

During the year ended December 31, 2020, there were no advances from related parties, and the Company repaid $23,070 to its parent company, IHG. During the nine months ended September 30, 2021, $18,780 was repaid to a former officer of the Company.

NOTE 9 – SUBSEQUENT EVENTS

On October 1, 2021, the Company entered into a financing agreement with Power Up Lending Group Ltd. to borrow $78,750. The note matures on October 1, 2022, bears interest at 10%, with a default rate of 22%, and is convertible at the option of the holder, at any time after 180 days of the date of issuance. The conversion price is to be calculated at 65% of the average of the two lowest closing bid prices of the Company’s common stock for the previous 15 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to the note. There are no warrants or options attached to this note, and the Company has reserved 23,954,227 shares for conversion. The Company received net proceeds from the loan of $75,000, after legal and financing fees of $3,750.

On October 11, 2021, the Company entered into a financing agreement with GS Capital Partners LLC to borrow $60,000. The note matures on October 11, 2022, bears interest at 8%, with a default rate of 24%, and is convertible at the option of the holder, at any time after 180 days of the date of issuance. The conversion price is to be calculated at 60% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to the note. There are no warrants or options attached to this note. The Company received net proceeds from the loan of $50,000, after legal and financing fees of $10,000.

In October 2021, Power Up elected to convert (in three tranches) the total principal of $103,500 due on their note of March 31, 2021, together with accrued unpaid interest thereon of $5,175, into an aggregate 6,061,936 shares of the Company’s common stock (2,358,232 shares at $0.0164 per share and 3,703,704 shares at $0.0189 per share) under the conversion provision and terms of the note agreement.

The Company has analyzed its operations subsequent to September 30, 2021 through the date that these financial statements were issued, and has determined that it does not have any additional material subsequent events to disclose.

F-16

BLACKSTAR ENTERPRISE GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2020 and 2019

(Audited)

F-17

(Audited)

F-18

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Blackstar Enterprise Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blackstar Enterprise Group, Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated no revenues to date, suffered recurring losses from operations, has negative working capital, and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engage to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

We have served as the Company’s auditor since 2016.

Lakewood, CO

April 12, 2021

F-19

BLACKSTAR ENTERPRISE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

	2020	2019

ASSETS

Current Assets
Cash	$32,987	$33,251
Prepaid expenses	51,224	10,557

Total current assets	84,211	43,808

Fixed assets	10,000	—

Total Assets	$94,211	$43,808

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$29,880	$57,392
Accrued payables	4,517	3,636
Advances to related parties	18,780	41,850
Convertible notes payable, net of discounts of $158,390
and $101,648 at December 31, 2020 and 2019	25,885	145,208
Notes payable	50,000	30,000

Total current liabilities	129,062	278,086

Stockholders’ Deficit
Preferred stock, 10,000,000 shares authorized;
$0.001 par value; 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, 700,000,000 and 200,000,000 shares authorized
at December 31, 2020 and 2019; $0.001 par value;
101,063,806 and 48,003,443 shares issued and outstanding
at December 31, 2020 and 2019	101,063	48,003
Additional paid in capital	5,829,279	4,117,321
Accumulated deficit	(5,966,193)	(4,400,602)

Total stockholders’ deficit	(34,851)	(234,278)

Total Liabilities and Stockholders’ Deficit	$94,211	$43,808

The accompanying notes are an integral part of these consolidated financial statements.

F-20

BLACKSTAR ENTERPRISE GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019

Revenue	$—	$—

Operating expenses
Depreciation	—	300
Legal and professional	71,032	102,909
Management consulting - related party	100,530	104,720
General and administrative	59,620	40,408

Total operating expenses	231,182	248,337

Other expense (income)
Amortization of discount on convertible notes	218,318	111,759
Amortization of convertible debt issuance costs	32,722	5,543
Loss on note payable conversions	1,006,558	300,886
Warrant expense	—	132,593
Interest expense	76,811	80,151

Other expense (income)	1,334,409	630,932

Net (loss)	$(1,565,591)	$(879,269)

Net (loss) per share - basic and diluted
	$(0.02)	$(0.02)

Weighted average number of common shares
outstanding - basic and diluted	64,648,686	52,033,209

The accompanying notes are an integral part of these consolidated financial statements.

F-21

BLACKSTAR ENTERPRISE GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2020

	Common Stock		Preferred Stock
	Amount		Amount	Additional Paid	Accumulated	Stockholders’
	Shares	($0.001Par)	Shares	($0.001Par)	in Capital	Deficit	Deficit

Balances - December 31, 2018	52,000,000	$52,000	1,000,000	$1,000	$3,373,353	$(3,521,333)	$(94,980)

Shares issued for interest on loans	150,000	150	—	—	48,850	—	49,000
Shares issued for conversion on notes payable	2,993,334	2,993	—	—	365,262	—	368,255
Shares cancelled	(7,289,891)	(7,290)	—	—	7,290	—	—
Fair value of warrants	—	—	—	—	132,593	—	132,593
Conversion feature of convertible note	—	—	—	—	186,073	—	186,073
Shares issued for extension of note payable	150,000	150	—	—	3,900	—	4,050
Net loss	—	—	—	—	—	(879,269)	(879,269)

Balances - December 31, 2019	48,003,443	48,003	1,000,000	1,000	4,117,321	(4,400,602)	(234,278)

Adjust for shares issued directly from IHG retirement to treasury at December 31, 2019	(150,000)	(150)	—	—	150	—	—
Shares issued for conversion of notes and interest	50,411,141	50,411	—	—	1,349,712	—	1,400,123
Conversion feature of convertible note	—	—	—	—	287,275	—	287,275
Shares issued for loan costs at $0.02 per share	550,000	550	—	—	10,450	—	11,000
Shares issued for loan costs at $0.0257 per share	199,222	199	—	—	4,921	—	5,120
Shares issued for loan costs at $0.03 per share	2,050,000	2,050	—	—	59,450	—	61,500
Net loss	—	—	—	—	—	(1,565,591)	(1,565,591)

Balances - December 31, 2020	101,063,806	$101,063	1,000,000	$1,000	$5,829,279	$(5,966,193)	$(34,851)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

BLACKSTAR ENTERPRISE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Cash Flows From Operating Activities
Net (loss)	$(1,565,591)	$(879,269)

Adjustments to reconcile net loss to net cash used
in operating activities
Depreciation	—	300
Amortization of convertible note issue costs	32,722	5,543
Amortization of discounts on convertible notes	218,318	111,759
Amortization of prepaid interest	11,889	—
Loss on conversion of notes payable	1,006,558	300,886
Interest and loan fees paid in stock	116,208	75,248
Warrant expense	—	132,593
Changes in operating assets and liabilities
Decrease (increase) in prepaids	(40,667)	(10,557)
Increase (decrease) in accounts payable	(27,512)	40,558
Increase (decrease) in accrued payables	881	3,253

Cash used in operating activities	(247,194)	(219,686)

Cash Flows From Investing Activities
Purchase of software	(10,000)	—

Cash used in investing activities	(10,000)	—

Cash Flows From Financing Activities
Proceeds from convertible notes, net of offering costs
and original issue discount	260,000	206,150
Increase in notes payable	25,000	30,000
Repayments of notes payable	(5,000)	—
Increase in advances to related party	—	10,468
Repayments of advances to related party	(23,070)	—

Net cash provided by financing activities	256,930	246,618

Net increase (decrease) in cash	(264)	26,932

Cash, beginning of period	33,251	6,319

Cash, end of period	$32,987	$33,251

Supplemental disclosure

Cash paid for interest	$4,676	$1,650

Supplemental disclosure of non-cash investing
and financing activities

Common stock issued for loan costs on non-convertible notes	$77,121	$—

Notes payable and interest converted to common stock	$387,344	$67,370

Beneficial conversion feature initially recorded as debt discount	$287,275	$186,072

The accompanying notes are an integral part of these consolidated financial statements.

F-23

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

BlackStar Enterprise Group, Inc. (the “Company” or “BlackStar”) was incorporated in the State of Delaware on December 18, 2007 as NPI08, Inc. The Company changed its name to Blackstar Energy Group, Inc. in 2010; and to BlackStar Enterprise Group, Inc. in 2016 when new management and capital were introduced.

On January 25, 2016, International Hedge Group, Inc. (“IHG”) signed an agreement to acquire a 95% interest in the Company, and in August 2016 the name was changed to BlackStar. In lieu of the 95% of common shares originally agreed upon, IHG received 44,400,000 shares of common stock, of which IHG currently owns 4,792,702 shares due to anti-dilutive cancellation of shares by management, and 1,000,000 shares of Series A Preferred Stock. IHG is our controlling shareholder and is engaged in providing management services and capital consulting to companies. IHG and BlackStar are currently managed and controlled by two individuals each of whom is a beneficial owner of an additional 9% of the Company’s common stock.

The Company intends to act as a merchant banking firm seeking to facilitate venture capital to early stage revenue companies. BlackStar intends to offer consulting and regulatory compliance services to crypto-equity companies and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in crypto-related ventures through a wholly-owned subsidiary, Crypto Equity Management Corp (“CEMC”). BlackStar intends to serve businesses in their early corporate lifecycles and may provide funding in the forms of ventures in which they control the venture until divestiture or spin-off by developing the businesses with capital. BlackStar formed a subsidiary nonprofit company, Crypto Industry SRO Inc. (“Crypto”) in 2017. Crypto’s business plan is to act as a self-regulatory membership organization for the crypto-equity industry and set guidelines and best-practice rules by which industry members would abide. BlackStar will provide management of this entity under a services contract.

Basis of presentation

The accompanying consolidated financial statements include BlackStar and its wholly owned subsidiaries: Crypto Equity Management Corp. and Crypto Industry SRO Inc., and were prepared from the accounts of the Company in accordance with accounting principles generally accepted in the United States of America (US GAAP). All significant intercompany transactions and balances have been eliminated on consolidation.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the years ended December 31, 2020 and 2019, the Company has generated no revenues and has incurred losses. As of December 31, 2020, the Company had cash of $32,987, negative working capital of ($44,851) and an accumulated deficit of ($5,966,193). These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The continuation of the Company as a going concern is dependent upon the ability to raise equity or debt financing, and the attainment of profitable operations from the Company’s planned business. Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

F-24

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting policies refer to specific accounting principles and the methods of applying those principles to fairly present the Company’s financial position and results of operations in accordance with generally accepted accounting principles. The policies discussed below include those that management has determined to be the most appropriate in preparing the Company’s financial statements and are not discussed in a separate footnote.

Cash and cash equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties and all highly liquid investments with an original maturity of three months or less as cash equivalents. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At December 31, 2020 and 2019, the Company had no deposits in excess of the FDIC insured limits.

Revenue recognition

The Company recognizes revenue under ASC 606, using the following five-step model, which requires that we: (1) identify a contract with the customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to performance obligations and (5) recognize revenue as performance obligations are satisfied. The Company currently has no sources of revenue.

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with Accounting Standards Update (“ASU”), Earnings per Share (Topic 260) which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic EPS would exclude any dilutive effects of options, warrants, and convertible securities but does include the restricted shares of common stock issued. Diluted EPS reflects the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted to common stock. Basic EPS calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted EPS calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. Under current Company policy the majority stockholder International Hedge Group has and intends to surrender an equivalent number of common shares each time shares are sold or converted from other instruments. As a result, the EPS is the same for basic and diluted shares.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

The Company maintains a valuation allowance with respect to its deferred tax asset. The valuation allowance is established based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change estimate.

F-25

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of FASB Accounting Standards Codification for its long-lived assets. The Company’s long –lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the assets expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review; (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner of use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

F-26

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Long Lived Assets

In accordance with ASC 350 the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances both internally and externally that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. The Company currently has no stock-based compensation plan in place.

Original Issue Discount

For certain convertible debt issued, the Company provides the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note and is amortized to interest expense over the life of the debt.

F-27

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Financial Instruments

Fair value accounting as required by ASC 815 – Derivatives and Hedging, requires bifurcation of embedded derivative instruments such as certain convertible features in convertible debt or equity instruments, and measurement of their fair value for accounting purposes. In determining the appropriate fair value, the Company uses the Black-Scholes option pricing model. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt, the Company will continue its evaluation process of these instruments as derivative financial instruments.

Recent pronouncements

Management has evaluated accounting standards and interpretations issued but not yet effective as of December 31, 2020 and does not expect such pronouncements to have a material impact on the Company’s financial position, operations, or cash flows.

Reclassifications

 Certain amounts in the consolidated financial statements for prior year periods have been reclassified to conform with the current year presentation.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has an authorized number of preferred shares of 10,000,000, with a par value of $0.001 per share. On August 25, 2016, the Company issued 1,000,000 shares of its Series A Preferred Series stock to IHG in fulfillment of the purchase agreement. These shares are convertible at a ratio of 100 shares of the common stock of the Company for each share of preferred stock of the Company. At December 31, 2020 and 2019, there were 1,000,000 Series A Preferred shares issued and outstanding.

Common Stock

As of December 31, 2019, the authorized number of common shares of the Company was 200,000,000, with a par value of $0.001 per share, On March 10, 2020, the Company’s shareholders voted to increase the Company’s authorized common shares to 700,000,000.

As of December 31, 2020 and 2019, the total number of common shares outstanding was 101,063,806 and 48,003,443, respectively. The number of shares outstanding at December 31, 2020 was reduced by 150,000 in order to reflect that shares previously reported as outstanding as of December 31, 2019, but yet to be issued by the Company were issued from the block of shares that were returned to treasury by IHG. The share quantity was deemed by management to be immaterial, and therefore no amendment of the Form 10-K filed for the year ended December 31, 2019 was required.

F-28

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 4 – STOCKHOLDERS’ DEFICIT (continued)

During the year ended December 31, 2020, the Company issued shares of its common stock as follows:

•	50,411,141 shares for conversion of $393,563 principal, interest and fees on convertible notes payable, and recognized a loss on note payable conversions of $1,006,558.
•	150,000 shares, valued at $3,000 ($0.02 per share) as consideration for extension of notes originally dated April 29, 2019, as extended, for an additional six months through October 29, 2020.
•	400,000 shares valued at $8,000 ($0.02 per share) as partial consideration for an aggregate $25,000 of loans made to the Company on May 18, 2020.
•	199,222 shares valued at $5,120 ($0.0257 per share) as consideration for finders fee for loans made to the Company.
•	2,050,000 shares valued at $61,500 ($0.03 per share) as consideration for financing fees and loan extension.

During the year ended December 31, 2019, the Company issued shares of its common stock as follows:

•	150,000 shares, valued at $49,000 ($0.327 per share) as consideration for interest on loans
•	2,993,334 shares for conversion of $368,255 principal, interest and fees on convertible notes payable, and recognized a loss on note payable conversions of $300,886.
•	150,000 shares, valued at $4,050 ($0.027 per share) as consideration for extension of notes.

NOTE 5 – WARRANTS

In April 2019, the Company issued a convertible note for $110,000. Pursuant to the terms of the note agreement, the Company issued warrants to the holder for the purchase 440,000 shares of the Company’s common stock. The warrants are exerecisable at $0.25 per share for a term of 5 years. The $132,953 fair value of the warrants was calculated using the Black-Scholes pricing model with the following assumptions: stock price $0.38; strike price $0.25; volatility 98%; risk free rate 2.25% and term of 5 years. The Company recognized a warrant expense of $132,593 for the year ended December 31, 2019.

A summary of warrant activity during the years ended December 31, 2019 and 2020 is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Outstanding and exercisable – December 31, 2018	100,000	$0.60	2.51
Granted	440,000	$0.25	4.32
Exercised	—
Expired	—
Outstanding and exercisable – December 31, 2019	540,000	$0.31	3.24
Exercised	—
Expired	—
Outstanding and exercisable – December 31, 2020	540,000	$0.31	2.99

F-29

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 6 – CONVERTIBLE NOTES

AUCTUS FUND

On April 26, 2019, the Company entered into a financing arrangement with Auctus Fund LLC. The face value of the note is $110,000 at an interest rate of 12% and the maturity date is January 26, 2020. As of January 26, 2020, the Company is in default with the payments required by the note and is therefore subject to a default rate of 24%. At the time of the disbursement the Company received $97,250 net cash proceeds, as there was a deduction from proceeds to the Company of $2,750 for legal fees related to the issuance of the promissory note and a deduction of $10,000 as prepaid interest to the lender of which $1,111 was expensed. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. This represents a discount of fifty percent (50%). The number of shares to be issued in the conversion will be calculated as follows: the average price of the two lowest trading days of the preceding the days will be multiplied by 0.50 ((to arrive at the discount factor) and then the resulting price will be divided into the principal and accrued interest resulting in the number of shares due. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are also 440,000 warrants attached to this note with an exercise price of $0.25 and a life of 5 years.

The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $110,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the current trading prices of the Company’s common stock. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

The Company has accounted for the value of the warrants using the Black-Scholes model with a stock price of $0.38, volatility of 98%, risk free rate of 2.25% and a life of 5 years. Within these parameters the Company has recorded a warrant expense of $132,593.

During the year ended December 31, 2020, the lender converted the total principal and interest due on the note of $128,167 into 24,567,551 shares of common stock of the Company. The Company has recognized a loss on conversion of $438,214, based on the difference between the trading price and the value of the debt converted.

GS CAPITAL PARTNERS

(i) On November 1, 2019 the Company entered into a financing arrangement with GS Capital Partners LLC. The face value of the note is $70,000 at an interest rate of 10% and the maturity date is November 1, 2020. At the time of the disbursement the Company received $54,450 net cash proceeds, as there was a deduction from proceeds to the Company of $3,500 for legal fees related to the issuance of the promissory note, $6,000 as prepaid interest and $6,050 as a note placement expense. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. This represents a discount of fifty percent (50%). The number of shares to be issued in the conversion will be calculated as follows: the average price of the two lowest trading days of the preceding the days will be multiplied by 0.50 (to arrive at the discount factor) and then the resulting price will be divided into the principal and accrued interest resulting in the number of shares due. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note.

F-30

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 6 – CONVERTIBLE NOTES (continued)

The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $38,032 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the current trading prices of the Company’s common stock. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

During the year ended December 31, 2020, the lender converted the total principal and interest due on the note of $76,593 into 6,698,236 shares of common stock of the Company. The Company has recognized a loss on conversion of $194,225, based on the difference between the trading price and the value of the debt converted.

(ii) On December 4, 2020, the Company entered into a financing arrangement with GS Capital Partners LLC. The face value of the note is $55,000 at an interest rate of 10% and the maturity date is December 2, 2021. At the time of the disbursement the Company received $45,00 net cash proceeds, as there was a deduction from proceeds to the Company of $10,000 for original interest discount and placement costs. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note.

The Company has recorded the conversion feature as a Beneficial Conversion Feature of $55,000. The fair value of $55,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the current trading prices of the Company’s common stock. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

ADAR ALEF

On November 4, 2019 the Company entered into a financing arrangement with Adar Alef, LLC. The face value of the note is $70,000 at an interest rate of 10% and the maturity date is November 1, 2020. At the time of the disbursement the Company received $54,450 net cash proceeds, as there was a deduction from proceeds to the Company of $3,500 for legal fees related to the issuance of the promissory note, $6,000 as prepaid interest and $6,050 as a note placement expense. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. This represents a discount of fifty percent (50%). The number of shares to be issued in the conversion will be calculated as follows: the average price of the two lowest trading days of the preceding the days will be multiplied by 0.50 (to arrive at the discount factor) and then the resulting price will be divided into the principal and accrued interest resulting in the number of shares due. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note.

The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $38,040 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the current trading prices of the Company’s common stock. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

F-31

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 6 – CONVERTIBLE NOTES (continued)

During the year ended December 31, 2020, the lender converted the total of principal and interest due on the note of $74,656 into 12,075,684 shares of common stock of the Company. The Company has recognized a loss on conversion of $299,735, based on the difference between the trading price and the value of the debt converted.

POWER UP LENDING GROUP

(i)On May 21, 2020, the Company entered into a financing agreement with Power Up (“Power UP”) to borrow $103,000 with a due date of May 21, 2021. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note. The Company has reserved 63,319,672 shares for conversion. Net proceeds from the loan were $100,000, after legal fees and offering costs of $3,000. These fees and costs are being amortized over the term of the note. The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $103,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock. As of December 31, 2020, the lender converted the total of principal and interest due on the note of $108,150 into 7,069,670 shares of common stock of the Company. The Company has recognized a loss on conversion of $74,383, based on the difference between the trading price and the value of the debt converted.

(ii)On July 24, 2020, the Company entered into a financing agreement with Power Up to borrow $43,000 with a due date of July 24, 2021. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note. The Company has reserved 41,876,318 shares for conversion. Net proceeds from the loan were $40,000, after legal fees and offering costs of $3,000. These fees and costs are being amortized over the term of the note. The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $43,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

(iii)On October 8, 2020, the Company received the proceeds from a financing agreement entered into with Power Up Lending Group on September 24, 2020 to borrow $53,000. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 25,429,828 shares for conversion. Net proceeds from the loan were $50,000, after legal fees and offering costs of $3,000. The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $53,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

F-32

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 6 – CONVERTIBLE NOTES (continued)

QUICK CAPITAL LLC

On November 23, 2020, the Company entered into a financing agreement with Quick Capital LLC to borrow $33,275 with a due date of July 16, 2021. The note bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock. The conversion price is to be calculated at 60% of the 2 lowest trading prices of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 12,000,000 shares for conversion. Net proceeds from the loan were $25,000, after legal fees and offering costs of $8,275. The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $33,275 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

Convertible notes payable at December 31, 2020 and 2019 is summarized as follows:

Note Holder	Face Amount ($)	Interest Rate	Due Date	2020	2019

Auctus Fund LLC	$110,000	12%	January 26, 2020	$—	$106,856

GS Capital Partners	70,000	10%	November 1, 2020	—	70,000
	55,000	10%	December 2, 2021	55,000	—

Adar Aleff LLC	70,000	10%	November 4, 2020	—	70,000

Power UP Lending Group	43,000	10%	July 24, 2021	43,000	—
	53,000	10%	September 24, 2021	53,000	—

Quick Capital LLC	33,275	10%	July 16, 2021	33,275	—

Discount				(158,390)	(101,648)

				$25,885	$145,208

F-33

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 7 – NOTES PAYABLE

On April 24, 2019, the Company was loaned $20,000 from an unrelated individual. The note was due October 24, 2019 with an interest rate of 11%. In addition, the individual received 100,000 shares of restricted common stock. These shares were valued at $30,000 which represents the trading price as of the date indicated and were recorded to interest expense. On December 13, 2019, the Company negotiated a six-month extension with the lender and paid $1,100 cash for accrued interest and issued 100,000 shares of common stock as an additional inducement for the extension. The stock was valued at $0.027 per share per the loan agreement, resulting in $2,700 of interest expense based on the stock’s closing price on that date. On April 24, 2020, the lender agreed to a second six-month extension through October 24, 2020. As consideration for entering into the extension, the Company agreed to pay the lender accrued interest on the note of $1,100 and to issue 100,000 shares of the Company’s common stock, valued at $0.02 per share, the closing price of the stock as of the extension agreement date. The $2,000 value of the shares was recorded as interest expense.

On April 29, 2019, the Company was loaned $10,000 from an unrelated individual. The note was due on October 29, 2019 with an interest rate of 11%. In addition, the individual received 50,000 shares of restricted common stock. These shares were valued at $19,000 which represents the trading price as of the date indicated and recorded to interest expense. On December 13, 2019, the Company negotiated a six-month extension with the lender and paid $550 cash for accrued interest and issued 50,000 shares of common stock as an additional inducement for the extension. The stock was valued at $0.027 per share per the loan agreement, resulting in $1,350 of interest expense based on the stock’s closing price on that date. On April 29, 2020, the lender agreed to a second six-month extension through October 29, 2020. As consideration for entering into the extension, the Company agreed to pay the lender accrued interest on the note of $550 and to issue 50,000 shares of the Company’s common stock, valued at $0.02 per share, the closing price of the stock as of the extension agreement date. The $1,000 value of the shares was recorded as interest expense.

On May 18, 2020, the Company entered into loan agreements with two unrelated individuals, who are current note holders in the aggregate amount of $30,000. Each of the new loans is for $12,500, an aggregate $25,000, due November 18, 2020 with interest at 11%. The notes may be prepaid at any time but in the event of the prepayment the full amount of principal and interest will required to be paid. In the event that the Company is unable to make payment on the due date the default interest rate will continue at 11% but the Company is obligated to issue 500,000 shares of its common stock to each lender. As additional consideration for entering into the loans, each individual shall be issued 200,000 shares of common stock, an aggregate 400,000 shares. The shares are valued at $0.02 per share, the closing price of the Company’s common stock as of the date of the loan. The $8,000 value ascribed to the shares has been capitalized as prepaid interest and is being amortized over the six-month term of the loans.

On November 18, 2020, the outstanding loans to the two individuals were rolled over and extended into two new loans in the amounts of $20,000 $30,000, due May 18, 2021 with interest at 11%. Each of the two loan holders was paid $2,500 principal (an aggregate $5,000) and aggregate accrued interest of $3,026. In addition, the two individuals were issued an aggregate 1,550,000 shares of the Company’s common stock valued at $46,500 ($0.03 per share), under the default penalty provisions of the original notes.

F-34

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 8 - INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate of 21% and a Colorado state rate of 5% compared to the Company’s income tax expense as reported at December 31, 2020 and 2019 is as follows:

Income tax valuation allowance

	2020	2019

Net loss before income taxes	$(1,565,591)	$(879,269)
Adjustments to net loss
Warrant expense	—	132,593
Loss on note payable conversion	1,006,558	300,886
Convertible note expense	218,318	111,758
Net taxable income (loss)	(340,715)	(334,032)
Income tax rate	26%	26%
Income tax recovery	88,586	86,848
Valuation allowance change	(88,586)	(86,848)
Provision for income taxes	$—	$—

The significant components of deferred income tax assets at December 31, 2020 and 2019 are as follows:

Components of deferred income tax assets

	2020	2019

Net operating loss carryforward	$1,241,372	$900,657

Valuation allowance	(1,241,372)	(900,657)

Net deferred income tax asset	$—	$—

NOTE 9 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it must rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. The advances are considered temporary in nature and have not been formalized by a promissory note.

IHG, controlling shareholder of the Company, provides management consulting services to the Company. There is no formal written agreement that defines the compensation to be paid. For the years ended December 31, 2020 and 2019 the Company recorded related party management fees of $100,530 and $104,720 respectively.

F-35

BLACKSTAR ENTERPRISE GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 9 – RELATED PARTY TRANSACTIONS (continued)

During the year ended December 31, 2020, there were no advances from related parties, and the Company repaid $23,070 to its parent company, IHG. At December 31, 2020 and 2019, a former officer of the Company was owed $18,780; at December 31, 2019, a current officer of the Company was owed $480, which amount was paid in 2020.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

At December 31, 2020 and 2019, there were no legal proceedings against the Company.

NOTE 11 – SUBSEQUENT EVENTS

On January 15, 2021, the Company entered into a financing agreement with Power Up Lending Group to borrow $43,500. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 20,871,651 shares for conversion. Net proceeds from the loan were $40,000, after legal fees and offering costs of $3,500.

On January 26, 2021, the Company entered into a financing agreement with SE Holdings LLC to borrow $220,000. The note bears interest at 10%, with a default rate of 24%, and is convertible, at any time after the date of issuance. The conversion price is to be calculated at 50% of the average of the three lowest trading price of the Company’s common stock for the previous twenty trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 44,000,000 shares for conversion. Net proceeds from the loan were $177,500, after original issue discount of $20,000 and legal fees and offering costs of $22,500.

On January 28, 2021, Power Up elected to convert the total principal and interest due on their note of July 24, 2020 in the principal amount of $43,000 and $2,150 of accrued and unpaid interest thereon into 2,894,231 shares of the Company’s common stock at $0.0156 per share.

On February 12, 2021, the Company agreed to issue to Quick Capital LLC 300,000 shares of the Company’s common stock as consideration for the Company’s entering into certain third-party transactions which were in default of the convertible promissory note, security purchase agreement and other related documents entered into on November 16, 2020.

On March 31, 2021, the Company entered into a financing agreement with Power Up Lending Group to borrow $103,500. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 63% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 20,535,714 shares for conversion. Net proceeds from the loan were $100,000, after legal fees and offering costs of $3,500.

The Company has analyzed its operations subsequent to December 31, 2020 through the date that these financial statements were issued, and has determined that it does not have any additional material subsequent events to disclose.

F-36

f. SELECTED FINANCIAL INFORMATION

Not applicable.

g. SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.

h. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. As reflected in the accompanying unaudited financial statements, as of September 30 , 2021, we had an accumulated deficit totaling ($ 7,773,375 ). This raises substantial doubts about our ability to continue as a going concern.

Plan of Operation

BlackStar Enterprise Group, Inc. (the “Company” or “BlackStar”) was incorporated in the State of Delaware on December 18, 2007 as NPI08, Inc. (“NPI08”). In January 2010, NPI08 acquired an ownership interest in Black Star Energy Group, Inc., a Colorado Corporation. BlackStar Energy then merged into NPI08, with NPI08 being the surviving entity. Concurrently, NPI08 changed its name to BlackStar Energy Group, Inc. On January 25, 2016, International Hedge Group, Inc. signed an agreement to acquire a 95% interest in the Company. In lieu of the 95% of common shares originally agreed upon, IHG received 44,400,000 shares of common stock and 1,000,000 shares of Class A Preferred Stock. The name was changed to BlackStar Enterprise Group, Inc. in August of 2016.

The Company is a Delaware corporation organized for the purpose of engaging in any lawful business. The Company intends to act as a merchant bank as at the date of these financial statements. We currently trade on the OTC QB under the symbol “BEGI”. The Company is a merchant banking firm seeking to facilitate venture capital to early-stage revenue companies. BlackStar intends to offer consulting and regulatory compliance services to crypto-equity companies and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in crypto-related ventures though our newly formed wholly-owned subsidiary, Crypto Equity Management Corp., (“CEMC”), mainly in the areas of blockchain and distributed ledger technologies (“DLT”). BlackStar intends to serve businesses in their early corporate lifecycles and may provide funding in the forms of ventures in which we control the venture until divestiture or spin-off by developing the businesses with capital. We have only engaged in one transaction as a merchant bank form to date.

Our investment strategy focuses primarily on ventures with companies that we believe are poised to grow at above-average rates relative to other sectors of the U.S. economy, which we refer to as “emerging growth companies.” Under no circumstances does the company intend to become an investment company and its activities and its financial statement ratios of assets and cash will be carefully monitored and other activities reviewed by the Board to prevent being classified or inadvertently becoming an investment company which would be subject to regulation under the Investment Company Act of 1940.

45

As a merchant bank, BlackStar intends to seek to provide access to capital for companies and is specifically seeking out ventures involved in DLT or blockchain. BlackStar intends to facilitate funding and management of DLT-involved companies through majority controlled joint ventures through its subsidiary CEMC. BlackStar, through CEMC, intends to initially control and manage each venture. Potential ventures for both BlackStar and CEMC will be analyzed using the combined business experience of its executives, with CEMC looking to fill those venture criteria with companies in crypto-related businesses such as blockchain or DLT technologies. The Company does not intend to develop Investment Objectives or “criteria” in any manner but will rely on the acumen and experience of its executives.

Recent Updates – The Company is designing and building the Peer-to-Peer (“P2P”) BlackStar Digital Trading Platform TM (“BDTP TM ”), subject to obtaining sufficient funding. Currently in the demonstration phase, we estimate finalizing the BDTP TM at a cost of $60,000 USD over the next three months and have budgeted funds for the final production of the platform. As of the date of this filing, the demo is being tested and finalized and BlackStar intends to seek input from various regulatory agencies and OTC Markets on the functionality and application of the BDTP TM over the next several months. The BDTP TM has been completely designed in terms of the following components: data model, reports, web-based user interface, blockchain interface, transaction logic, cloud interface, and functional demonstration app.  We have finalized the software design and are now looking to partner with a broker-dealer, clearing firm, existing ATS, or other trading system in order to begin providing trading of registered BEGI shares on the live BDTP TM. If we are unable to partner with a broker-dealer, clearing firm, and/or ATS, we may need to register as an ATS or acquire a broker-dealer . BlackStar anticipates that in the process of taking BDTP TM live (i.e., partnering with a broker-dealer, clearing firm, and/or ATS), FINRA, the SEC, and OTC Markets may have questions, concerns, or suggestions and the Company is open to working through those issues, questions, and concerns in order to bring a fully compliant platform to market. BlackStar has not reached out to any regulatory entity specifically to seek input on the functional platform since completing the demo. Without certainty as to our partnership at the time of this filing, it is difficult to determine when these issues may arise, but the Company is committed to addressing regulatory and functionality concerns and believes that the fundamental basis of the platform will add to the tools that investors can use to access the market. We anticipate that we may need $500,000 to finance the partnership establishment over the next six months.

We contracted the services of Dr. David Gnabasik, a computer scientist contractor of Artuova and a former employee of Colorado Parks and Wildlife, who has demonstrated a working blockchain project for managing licenses for Parks and Wildlife state agencies. Mr. Mathew Baldwin, a principal of Artuova, created the software for the BDTP TM to work with Dr. Gnabasik’s blockchain design. The software demonstrates the concept of trading shares for cash using blockchain technology. The software is complete in demonstrating a proof-of-concept trading ability, while recording activity using an immutable blockchain ledger. Currently, the working model platform is hosted on Amazon’s Hyperledger-Fabric Blockchain.

The Company’s success will be dependent upon the Company’s ability to analyze and manage the opportunities presented.

Contingent upon successfully raising funds, we intend to expend funds over the next four quarters as follows:

4th Quarter 2021	Ventures/BDTP TM	$250,000
	Operations	$10 0,000
1st Quarter 202 2	Ventures/BDTP TM	$250,000
	Operations	$100,000
2nd Quarter 202 2	Ventures/BDTP TM	$250,000
	Operations	$5 0,000
3rd Quarter 2022	Ventures/BDTP TM	$250,000
	Operations	$50,000

46

Our Budget for operations in the next year is as follows:

BDTP TM Development and Testing	$500,000
Working Capital – Joint Ventures	$500,000
Legal, Audit and Accounting	$150,000
Fees, rent, travel and general & administrative expenses	$150,000
$1,300,000

The Company may change any or all the budget categories in the execution of its business model. None of the line items are to be considered fixed or unchangeable. The Company may need substantial additional capital to support its budget. We have not recognized revenues from our operational activities to date.

Based on our current cash reserves of approximately $ 651,222 as of October 31 , 2021, we have the cash for an operational budget of less than twelve months. We intend to offer a private placement to investors in order to achieve at least $1,000,000 in funding in the next year. We intend to commence this offering in the winter of 2021. If we are unable to generate enough revenue to cover our operational costs, we will need to seek additional sources of funds. Currently, we have no committed source for any additional funds as of date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised if and when needed, we may not be able to carry out our business plan and could fail in business as a result of these uncertainties.

Our parent company, IHG, has agreed to fund on an interim basis any shortfall in our cash reserves. We would use our funds to pay legal, accounting, office rent and general and administrative expense. We have estimated $ 10 0,000 for the fourth quarter 2021 and first quarter 2022 and $ 5 0,000 in the second and third quarters 202 2 in operations costs, including legal, accounting, travel, general and administrative, audit, rent, telephones and miscellaneous. In early 2018, we completed a private placement of units for $165,000, and in November 2018 we raised $53,000 through a convertible promissory note which increased our working capital. In the year ended December 31, 2019, we received funding through various promissory notes and convertible promissory notes, totaling $280,000 with $236,150 being received in net cash proceeds. In the year ended December 31, 2020, we received funding through promissory notes totaling $25,000, and convertible promissory notes totaling $287,275 with $260,000 being received in net cash proceeds.

The independent registered public accounting firm’s report on our financial statements as of December 31, 2020, includes a “going concern” explanatory paragraph that describes substantial doubt about our ability to continue as a going concern.

Results of Operations

For the Three Months Ended September 30, 2021 compared to same period in 2020

During the three months ended September 30, 2021 and 2020, we had no revenue. For the three months ended September 30, 2021, we recognized a net loss of $772,953 compared to a net loss of $425,792 for the three months ended September 30, 2020. Our operating expenses included $93,500 in related party management consulting fees, $23,572 in legal and professional fees, and $273,777 in general and administrative fees, for a total of $390,849 for the three months ended September 30, 2021. Higher related party management consulting fees and an increase in costs for fund raising costs, including the $250,000 value of common shares issued to a convertible note lender in the second quarter, increased the total operating expenses in the three months ended September 30, 2021 by $333,386 compared to the three months ended September 30, 2020. Our net loss from operations was $390,849 for the three months ended September 30, 2021 compared to net loss from operations of $57,463 for the same period ended September 30, 2020.

For the three months ended September 30, 2021, we had significantly higher other expenses, substantially all of which are non-cash, predominately due to amortization of discounts on debt issuance and conversion features of the convertible promissory notes that we have used to finance our continued operations. This resulted in net other expenses of $382,104 for the three months ended September 30, 2021 compared to $368,329 for the same period in 2020. For the three months ended September 30, 2020 the Company recognized $17,438 for amortization of discount on convertible notes, as compared to $22,152 for the three months ended September 30, 2021. During the three months ended September 30, 2020, we recognized $277,607 as a loss on notes payable conversion.

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Net loss per share for the 2021 and 2020 three-month periods ending September 30, 2021 and 2020 was $0.01 in each of the periods.

For the Nine Months Ended September 30, 2021 compared to same period in 2020

During the nine months ended September 30, 2021 and 2020, we had no revenue. For the nine months ended September 30, 2021, we recognized a net loss of $1,807,182 compared to a net loss of $930,944 for the nine months ended September 30, 2020. Our operating expenses included $242,642 in related party management consulting fees, $69,876 in legal and professional fees, and $468,950 in general and administrative fees, for a total of $781,468 for the nine months ended September 30, 2021. Higher related party management consulting fees and an increase in costs for fund raising, including the realization of the $356,667 value of common shares issued to convertible note lenders during the nine-month period, increased the total operating expenses in the nine months ended September 30, 2021 by $617,804 compared to the nine months ended September 30, 2020. Our net loss from operations was $781,468 for the nine months ended September 30, 2021 compared to net loss from operations of $163,664 for the same period ended September 30, 2020.

For the nine months ended September 30, 2021, we had significantly higher other expenses, substantially all of which are non-cash, predominately due to amortization of discounts on debt issuance and conversion features of the convertible promissory notes that we have used to finance our continued operations. This resulted in net other expenses of $1,025,7144 for the nine months ended September 30, 2021 compared to $767,280 for the same period in 2020. For the nine months ended September 30, 2020, the Company recognized $27,015 for amortization of discount on convertible notes, as compared to $46,116 for the nine months ended September 30, 2021, and recognized $574,715 as a loss on notes payable conversion in 2020 period as compared to $166,422 during the comparable period in 2021.

Net loss per share for the 2021 and 2020 nine-month periods ending September 30, 2021 and 2020 was $0.02 in each of the periods.

Management has evaluated the current business plan, ongoing operations and financial position of the Company as of September 30, 2021, and has determined that there is substantial doubt as to whether the Company will be able to continue to operate as a “going concern”. The Company has an accumulated deficit of $7,773,375 as of September 30, 2021, compared to an accumulated deficit of $5,966,193 as of December 31, 2020, and has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining the adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Liquidity and Capital Resources

As of September 30, 2021, we had total current assets of $571,384 comprised of $559,438 in cash and $11,946 in prepaids, compared to $84,211 total current assets as of December 31, 2020. Our total assets as of September 30, 2021 were $646,384 compared to $94,211 as of December 31, 2020. Current liabilities as of September 30, 2021 were $520,366 compared to $129,062 at December 31, 2020. Current liabilities as of September 30, 2021 consisted of accounts payable of $12,246, accrued payables of $51,072, convertible promissory notes of $427,048, net of discounts of $715,977, and notes payable of $30,000. As of September 30, 2021, we had a working capital equity of $51,018, compared to a negative working capital of $44,851 as of December 31, 2020.

We intend to attempt to raise capital through several sources: a) partner venture funds, b) private placements of our stock, and/or c) loans from our parent company IHG. We do not anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to ensure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

We do not have terms or committed sources of capital of any type at this time. If we are able to raise additional capital, we intend to launch the BDTP TM, and further, enter into additional joint ventures. We intend to use the funds repaid

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from the joint ventures to a) retire debt, b) fund additional joint ventures with companies, and c) provide operational funds.

We have been, and intend to continue, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts.

We do not anticipate that we will purchase any significant equipment over the next twelve months.

We do not anticipate any significant changes in the number of employees unless we significantly increase the size of our operations. We believe that we do not require the services of additional independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, we may need to supplement our staff in this manner.

Financing Activities

During the nine months ended September 30, 2021, the Company had no cash received from equity offerings or shareholder contributions, and we received $1,004,500 from convertible notes, net of offering costs and original issue discounts. The Company also made $20,000 repayments of notes payable and $18,780 of repayments of advances from related parties in the nine months ended September 30, 2021. During the nine months ended September 30, 2020, the Company had no cash received from equity offerings or shareholder contributions. The Company received $165,000 from notes payable and made $22,590 of repayments of advances from related parties for the nine months ended September 30, 2020. Net cash provided by financing activities was $965,720 for the nine months ended September 30, 2021, compared to $142,410 for the same period in 2020. During the nine months ended September 30, 2021 and 2020, $204,741 and $129,703, respectively, in principal and interest on convertible notes was converted to common stock.

Investing Activities

Net cash used in investing activities was $45,000 for software development for the nine-month period ended September 30, 2021, as compared to $0 for the nine months ended September 30, 2020.

Operating Activities

During the nine months ended September 30, 2021, net cash used in operating activities was $394,269, compared to $152,655 used in operating activities for the same period in 2020. The increased amount of cash used in operating activities is attributable to increases in operating and other expenses, increasing the net loss for the nine months ended September 30, 2021.

Going Concern

We have only a very limited amount of cash and have incurred operating losses and limited cash flows from operations since inception. As of September 30, 2021 and December 31, 2020, we had accumulated deficit of $7,773,375 and $5,966,193, respectively and we will require additional working capital to fund operations through 2021 and beyond. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements included in this Form 10-Q do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern. The audited financial statements included in the Company’s recent annual report on Form 10-K

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have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern.

Based on our financial history since inception, in their report on the financial statements for the period ended December 31, 2020, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. There is no assurance that any revenue will be realized in the future.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

Short Term

On a short-term basis, we have not generated revenues sufficient to cover our growth-oriented operations plan. Based on prior history, we may continue to incur losses until such a time that our revenues are sufficient to cover our operating expenses and growth-oriented operations plan. As a result, we may need additional capital in the form of equity or loans, none of which is committed as of this filing.

Capital Resources

We have only common stock as our capital resource, and our assets, cash and receivables.

We have no material commitments for capital expenditures within the next year, however, as operations are expanded substantial capital will be needed to pay for expansion and working capital.

Need for Additional Financing

We do not have capital sufficient to meet our growth plans. We have made equity and debt offerings in order to support our growth plans, to date, and may do so in the future.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow coverage of our expenses as they may be incurred.

Off Balance Sheet Arrangements

None.

Results of Operations

For the Year Ended December 31, 2020 compared to same period in 2019

We had limited operations consisting of software development and no revenues in 2020, incurring $231,182 in operating expenses for the year ended December 31, 2020. We similarly had no revenues during the year ended December 31, 2019. Due to other expenses related to notes of $(1,334,409), we incurred a net loss of $(1,565,591) for the year ended December 31, 2020. Within those other expenses, we had losses on note payable conversions of $1,006,558 for the year ended December 31, 2020 compared to $300,886 for the prior year, an outcome of financing operations through convertible promissory notes.

We had no income for the year ended December 31, 2020, resulting in a net loss for the period of $(1,565,591) or ($0.02) per share. For the year ended December 31, 2019, we had a net loss of $(879,269).

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Liquidity and Capital Resources.

For the Year Ended December 31, 2020 compared to same period in 2019

Our total assets were $94,211 as of December 31, 2020, consisting of cash of $32,987 and other assets. By comparison, our total assets were $43,808 as of December 31, 2019. Our current liabilities as of December 31, 2020 totaled $129,062 and is comprised of accounts payable of $29,880, convertible notes payable of $25,885, notes payable of $50,000, accrued payables of $4,517, and advances to related parties of $18,780. Our current liabilities as of December 31, 2019 totaled $278,086 and was comprised of accounts payable of $57,392, convertible notes payable of $145,208, notes payable of $30,000, accrued payables of $3,636, and advances to related parties of $41,850. As such, we had working capital deficit of $(44,851) and $(234,278), respectively, as of December 31, 2020 and 2019.

We intend to attempt to raise capital through several sources: a) partner venture funds, b) private placements or public offerings of our stock, and/or c) loans from our parent, IHG.

We do not have terms or committed sources of capital of any type at this time. If we are able to raise additional capital, we intend to make additional loans and would intend to use the funds repaid from the loans to a) retire debt, and b) fund additional loans to companies, and c) to provide operational funds.

We have been, and intend to continue, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a negative impact on our business, prospects, financial condition, results of operations and cash flows.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations or obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our assets and could also adversely affect our ability to fund our continued operations and our expansion efforts.

We do not anticipate that we will purchase any significant equipment over the next twelve months.

We do not anticipate any significant changes in the number of employee unless we significantly increase the size of our operations. We believe that we do not require the services of additional independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, we may need to supplement our staff in this manner.

There is substantial doubt as to whether we will be able to continue to operate as a “going concern” due to the fact that the Company has an accumulated deficit of $(5,966,193) as of December 31, 2020 and has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining the adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Financing Activities

For the Year Ended December 31, 2020 compared to same period in 2019

During the year ended December 31, 2020, the Company had net cash provided by financing activities of $256,930 compared to $246,618 over the previous year. The increased cash from financing activities is due to proceeds from convertible notes payable, net of offering costs and original issue discounts, of $260,000, an increase in notes payable of $53,850, mediated by an increase of repayments to notes payable of $(5,000), an increase of repayments of advances to related parties of $(23,070), and a decrease of advances to related parties of $10,468.

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2020 – On May 18, 2020, the Company entered into loan agreements with two unrelated individuals, who are current note holders in the aggregate amount of $30,000. Each of the new loans is for $12,500, an aggregate $25,000, due November 18, 2020 with interest at 11%. The notes may be prepaid at any time but in the event of the prepayment the full amount of principal and interest will required to be paid. In the event that the Company is unable to make payment on the due date the default interest rate will continue at 11% but the Company is obligated to issue 500,000 shares of its common stock to each lender. As additional consideration for entering into the loans, each individual shall be issued 200,000 shares of common stock, an aggregate 400,000 shares. The shares are valued at $0.02 per share, the closing price of the Company’s common stock as of the date of the loan. The $8,000 value ascribed to the shares has been capitalized as prepaid interest and is being amortized over the six-month term of the loans. On November 18, 2020, the outstanding loans to the two individuals were rolled over and extended into two new loans in the amounts of $20,000 $30,000, due May 18, 2021 with interest at 11%. Each of the two loan holders was paid $2,500 principal (an aggregate $5,000) and aggregate accrued interest of $3,026. In addition, the two individuals were issued an aggregate 1,550,000 shares of the Company’s common stock valued at $46,500 ($0.03 per share), under the default penalty provisions of the original notes.

On May 21, 2020, the Company entered into a financing agreement with Power Up (“Power UP”) to borrow $103,000 with a due date of May 21, 2021. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note. The Company has reserved 63,319,672 shares for conversion. Net proceeds from the loan were $100,000, after legal fees and offering costs of $3,000. These fees and costs are being amortized over the term of the note. The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $103,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock. As of December 31, 2020, the lender converted the total of principal and interest due on the note of $108,150 into 7,069,670 shares of common stock of the Company. The Company has recognized a loss on conversion of $74,383, based on the difference between the trading price and the value of the debt converted.

On July 24, 2020, the Company entered into a financing agreement with Power Up to borrow $43,000 with a due date of July 24, 2021. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note. The Company has reserved 41,876,318 shares for conversion. Net proceeds from the loan were $40,000, after legal fees and offering costs of $3,000. These fees and costs are being amortized over the term of the note. The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $43,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

On October 8, 2020, the Company received the proceeds from a financing agreement entered into with Power Up Lending Group on September 24, 2020 to borrow $53,000. The note bears interest at 10%, with a default rate of 22%, and is convertible, commencing 180 days after the date of issuance. The conversion price is to be calculated at 61% of the lowest trading price of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 25,429,828 shares for conversion. Net proceeds from the loan were $50,000, after legal fees and offering costs of $3,000. The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $53,000 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

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On November 18, 2020, the outstanding loans to the two individuals first entering into loans with the Company on April 24 and 29, 2019, respectively, were rolled over and extended into two new loans in the amounts of $20,000 $30,000, due May 18, 2021 with interest at 11%. Each of the two loan holders was paid $2,500 principal (an aggregate $5,000) and aggregate accrued interest of $3,026. In addition, the two individuals were issued an aggregate 1,550,000 shares of the Company’s common stock valued at $46,500 ($0.03 per share), under the default penalty provisions of the original notes.

On November 23, 2020, the Company entered into a financing agreement with Quick Capital LLC to borrow $33,275 with a due date of July 16, 2021. The note bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock. The conversion price is to be calculated at 60% of the 2 lowest trading prices of the Company’s common stock for the previous 20 trading days prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note, and the Company has reserved 12,000,000 shares for conversion. Net proceeds from the loan were $25,000, after legal fees and offering costs of $8,275. The Company has recorded the conversion feature as a Beneficial Conversion Feature. The fair value of $33,275 for the expense portion of the note is being amortized over the term of the note. This fair value has been determined based on the trading price of the Company’s common stock as of the date of the note. Management has determined that this treatment is appropriate given the uncertain nature of the value of the Company and its stock, and there will be no revaluations until the note is paid or redeemed for stock.

On December 4, 2020, the Company entered into a financing arrangement with GS Capital Partners LLC. The face value of the note is $55,000 at an interest rate of 10% and the maturity date is December 2, 2021. At the time of the disbursement the Company received $45,00 net cash proceeds, as there was a deduction from proceeds to the Company of $10,000 for original interest discount and placement costs. The repayment is a lump sum payment on the due date or is convertible into Company common stock at the discretion of the lender. The conversion, if chosen, will be at 50% of the two lowest trading days in the previous ten-day period prior to the date of conversion. The lender agrees to limit the amount of stock received to less than 4.99% of the total outstanding common stock. There are no warrants or options attached to this note.

The Company and the holders of the notes above executed securities purchase agreements in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

2019 – On April 24, 2019, the Company was loaned $20,000 from an unrelated individual. The note was due October 24, 2019 with an interest rate of 11%. In addition, the individual received 100,000 shares of restricted common stock. These shares were valued at $30,000 which represents the trading price as of the date indicated and were recorded to interest expense. On December 13, 2019, the Company negotiated a six-month extension with the lender and paid $1,100 cash for accrued interest and issued 100,000 shares of common stock as an additional inducement for the extension. The stock was valued at $0.027 per share per the loan agreement, resulting in $2,700 of interest expense based on the stock’s closing price on that date. On April 24, 2020, the lender agreed to a second six-month extension through October 24, 2020. As consideration for entering into the extension, the Company agreed to pay the lender accrued interest on the note of $1,100 and to issue 100,000 shares of the Company’s common stock, valued at $0.02 per share, the closing price of the stock as of the extension agreement date. The $2,000 value of the shares was recorded as interest expense.

On April 29, 2019, the Company was loaned $10,000 from an unrelated individual. The note was due on October 29, 2019 with an interest rate of 11%. In addition, the individual received 50,000 shares of restricted common stock. These shares were valued at $19,000 which represents the trading price as of the date indicated and recorded to interest expense. On December 13, 2019, the Company negotiated a six-month extension with the lender and paid $550 cash for accrued interest and issued 50,000 shares of common stock as an additional inducement for the extension. The stock was valued at $0.027 per share per the loan agreement, resulting in $1,350 of interest expense based on the stock’s closing price on that date. On April 29, 2020, the lender agreed to a second six-month extension through October 29, 2020. As consideration for entering into the extension, the Company agreed to pay the lender accrued interest on the note of $550 and to issue 50,000 shares of the Company’s common stock, valued at $0.02 per share,

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the closing price of the stock as of the extension agreement date. The $1,000 value of the shares was recorded as interest expense.

On April 30, 2019, BlackStar Enterprise Group, Inc. and Auctus Fund LLC entered into a convertible promissory note totaling $110,000, a securities purchase agreement, and a common stock warrant for 440,000 shares. The Company reserved out of its authorized common stock 23,953,718 shares of common stock for conversion pursuant to the note as of December 31, 2019. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on May 7, 2019. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. During the quarter ended December 31, 2019 the holder exercised its right to convert $9,106 of accrued interest and $3,144 of principal into common stock of the Company. As a result of these conversions the Company issued a total of 1,500,000 shares of its common stock and due to the difference between the trading price ant the value of the debt converted the Company recorded a loss of ($30,600). During the year ended December 31, 2020, the lender converted the total principal and interest due on the note of $128,167 into 24,567,551 shares of common stock of the Company. The Company has recognized a loss on conversion of $438,214, based on the difference between the trading price and the value of the debt converted.

On November 1, 2019, BlackStar Enterprise Group, Inc. and GS Capital Partners, LLC entered into a convertible promissory note totaling $70,000 (Note 1) and a securities purchase agreement. On November 4, 2019, BlackStar Enterprise Group, Inc. and Adar Alef, LLC entered into a similar convertible promissory note (Note 2) totaling $70,000 and a securities purchase agreement. Until the Company’s obligations under the notes are paid and performed in full, the Transfer Agent of the Company is authorized to establish a reserve of shares of authorized but unissued common stock of the Company in an amount not less than 28,000,000 and 22,994,383 shares (a total of 50,994,383) for issuance upon partial or full conversion of the Note 1 and Note 2, respectively, in accordance with the terms thereof, and the Transfer Agent shall immediately add shares of common stock to the reserved shares as and when requested by Company or holder in writing from time to time, so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so. Details of the promissory notes and securities purchase agreements can be found in the Form 8-K and exhibits filed on November 7, 2019. The Company and the holders executed the securities purchase agreements in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. During the year ended December 31, 2020, the lender converted the total principal and interest due on the Note 1 of $76,593 into 6,698,236 shares of common stock of the Company. The Company has recognized a loss on conversion of $194,225, based on the difference between the trading price and the value of the debt converted on Note 1. During the year ended December 31, 2020, the lender converted the total of principal and interest due on the Note 2 of $74,656 into 12,075,684 shares of common stock of the Company. The Company has recognized a loss on conversion of $299,735, based on the difference between the trading price and the value of the debt converted on the Note 2.

As part of management’s anti-dilutive strategy and in connection with the above offerings, 7,289,891 shares of IHG were cancelled as of December 31, 2019. The Company also needed additional shares to be added to the reserved shares of common stock for conversions of promissory notes outstanding. The Company undertook a shareholder vote at the annual meeting on March 10, 2020 to increase the authorized shares of common stock from 200,000,000 to 700,000,000 through an amendment to the certificate of incorporation. The amendment was approved by a majority of the shareholders and the authorized shares were increased. Details of the annual meeting can be found in the Form 8-K filed March 18, 2020.

Investing Activities

For the Year Ended December 31, 2020 compared to same period in 2019

The Company used $0 and $0 in investing activities for the years ended December 31, 2020 and 2019, respectively.

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Operating Activities

For the Year Ended December 31, 2020 compared to same period in 2019

During the year ended December 31, 2020, the Company used cash in the amount of $247,194 in operating activities, compared to $219,686 over the previous year. The increased cash used in operating activities is due to larger adjustments to reconcile net loss, such as a recorded loss on note payable conversion of $1,006,558, amortization of discounts on convertible notes of $218,318, and interest and loan fees paid in stock of $116,208. Our cash at the beginning of 2020 was $33,251 and decreased to $32,987 as of December 31, 2020.

Off Balance Sheet Arrangements

For the Year Ended December 31, 2020 compared to same period in 2019

None.

i. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

j. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Act of 1934 and are not required to provide the information under this item.

k. DIRECTORS and EXECUTIVE OFFICERS

The following table sets forth information as to persons who currently serve as our directors or executive officers, including their ages as of November 19, 2021.

Name	Age	Position
John Noble Harris	74	Chief Executive Officer and Director
Joseph E. Kurczodyna	6 8	Chief Financial Officer and Director

Our officers are elected by the board of directors at the first meeting after each annual meeting of our stockholders and hold office until their successors are duly elected and qualified under our bylaws.

The directors named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the board of directors absent any employment agreement. There is no arrangement or understanding between our directors and officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BIOGRAPHICAL INFORMATION

John Noble Harris, Chief Executive Officer and Director

Mr. Harris began his career in the securities industry in 1971 with Newhart Cook & Co., a St. Louis based NYSE member firm. Licensed both as a broker and principal, he ultimately managed brokerage offices for several regional NASD brokerage firms. Since 1985, he has been self- employed as a business consultant and as a private investor. Mr. Harris brings to the Company experience in the public securities market. Mr. Harris served as the president of Tombstone Technologies from 2005-2010 and eventually merged the public company with Hunt Global Resources. In 2011, Mr. Harris became president of Rare Green, Inc., a private mineral exploration company. In 2014, Mr. Harris was one of the founders of International Hedge Group, Inc. (“IHG”). In 2016, IHG acquired 44,400,000 shares of common stock and 1,000,000 Class A Preferred shares in BlackStar Enterprise Group, Inc. As of December 31, 2020,

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IHG owned 4,792,702 shares of common stock and 1,000,000 Class A Preferred shares in BlackStar Enterprise Group Inc.

Joseph E. Kurczodyna, Chief Financial Officer and Director

Working with various Commodity and Stock brokerage firms in Chicago and Denver Mr. Kurczodyna began his career in 1977 trading Bonds and T-Bill futures. In the 1980’s, he focused on underwriting early-stage companies. As a principle with Mills Financial, a registered Broker Dealer with the SEC and NASD, he underwrote and syndicated the Western International Gold & Silver (WIGS) in 1984. In 1991, Mr. Kurczodyna purchased Mills Financial and was the firm’s President and General Principle. While leading Mills Financial, he underwrote and funded several private placements and IPO’s. In 1998, Mills was the lead underwriter for United Financial Mortgage Corp. (UFMC), which was eventually listed on the American Stock Exchange. From 2004 to 2009, Mr. Kurczodyna was the CEO of Capital Merchant Bank LLC, an independent investment banker. From 2006-2008 he acted as the CFO and Director of OnMedia International. In 2009, Mr. Kurczodyna founded Patriot Mortgage Acceptance Corp. a private mortgage company. In 2014, Mr. Kurczodyna was one of the founders of International Hedge Group Inc. (IHG). In 2016, IHG acquired 44,400,000 shares of common stock and 1,000,000 Class A Preferred shares in BlackStar Enterprise Group Inc. As of December 31, 2020, IHG owned 4,792,702 shares of common stock and 1,000,000 Class A Preferred shares in BlackStar Enterprise Group Inc., and Mr. Kurczodyna became the controlling shareholder of IHG by issuance of super majority voting preferred shares.

CONFLICTS OF INTEREST – GENERAL

There can be no assurance that management will resolve all conflicts of interest in favor of the Company.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other entities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote approximately 30-40 hours per week to the Company’s affairs.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our Company to disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to our company to disclose to it any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

Our Board of Directors has adopted a policy that the Company will not seek a fund of, any entity in which any officer or director serves as an officer or director or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so.

The members of the Board and management are also the Board and Management of our parent, International Hedge Group, Inc. (“IHG”) and have ownership and compensation through IHG. IHG may be engaged by client borrowers of our Company to provide consulting services, and such poses a risk of financial conflict to our Company.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many

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different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

COMMITTEES OF THE BOARD OF DIRECTORS

We are managed under the direction of its board of directors.

EXECUTIVE COMMITTEE

We do not have an executive committee, at this time.

AUDIT COMMITTEE

We have formed a non-independent audit committee in October 2016 to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors. Joe Kurczodyna, as Chairman, and John Harris act as the initial members of the Audit Committee.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee, our board of directors functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting control.

ANNUAL MEETING

The annual meeting of stockholders is anticipated to be held in the Fall of 2021 and will include the election of directors. The annual meeting will be held at our principal office or at such other place as permitted by the laws of the State of Delaware and on such date as may be fixed from time to time by resolution of our board of directors.

The 2019 Annual Meeting was held on March 10, 2020. Please see the Definitive Proxy Statement on Schedule 14A and the subsequent results on Form 8-K. Importantly, the shareholders voted in favor of an increase in the authorized shares of the Company from 200,000,000 to 700,000,000 and an amendment to the Certificate of Incorporation was filed with the State of Delaware. A copy of the stamped amendment is attached to the Form 8-K as Exhibit 3(i).1.

PREVIOUS “BLANK CHECK” OR “SHELL” COMPANY INVOLVEMENT

No members of our management have been involved in previous “blank-check” or “shell” companies.

Involvement in Legal Proceedings

No executive Officer or Director of our Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive Officer or Director of our Company is the subject of any pending legal proceedings.

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No Executive Officer or Director of our Company is involved in any bankruptcy petition by or against any business in which they are a general partner or executive officer at this time or within two years of any involvement as a general partner, executive officer, or Director of any business.

l. EXECUTIVE AND DIRECTOR’S COMPENSATION

COMPENSATION

Summary of Executives and Director Compensation Table

The following table sets forth the compensation paid to our officers for the nine months ended September 30, 2021 and the years ended December 31, 2020, 2019, and 2018.

SUMMARY EXECUTIVES COMPENSATION TABLE

In Dollars

Name & Position	Year	Contract Payments ($) (See Footnotes)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensa-tion ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
John Noble Harris, CEO	2021	0	0	0	0	0	0	$242,642	(4)	$242,642	(4)
	2020	0	0	0	0	0	0	$100,530	(3)	$100,530	(3)
	2019	0	0	0	0	0	0	$104,720	(2)	$104,720	(2)
	2018	0	0	0	0	0	0	$104,331	(1)	$104,331	(1)

Joseph E. Kurczodyna, CFO	2021	0	0	0	0	0	0	$242,642	(4)	$242,642	(4)
	2020	0	0	0	0	0	0	$100,530	(3)	$100,530	(3)
	2019	0	0	0	0	0	0	$104,720	(2)	$104,720	(2)
	2018	0	0	0	0	0	0	$104,331	(1)	$104,331	(1)

All Current Executive Officers	2020	0	0	0	0	0	0	$100,530	(3)	$100,530	(3)

 _____________________

(1)	Management collectively, through IHG, was paid consulting fees of $104,331 for the year ended December 31, 2018.

(2)	Management collectively, through IHG, was paid consulting fees of $104,720 for the year ended December 31, 2019.

(3)	Management collectively, through IHG, was paid consulting fees of $100,530 for the year ended December 31, 2020.

(4)	Management collectively, through IHG, was paid consulting fees of $242,642 for the nine months ended September 30, 2021.

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Management fees as of September 30, 2021

IHG, controlling shareholder of the Company, provides management consulting services to the Company. There is no formal written agreement that defines the compensation to be paid. For the three and nine months ended September 30 , 2021, the Company recorded related party management fees of $ 93,500 and $242,642, respectively . Management fees are estimated to be $ 95,000 for the three months ended December 31 , 2021.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us. These agreements do not provide for payments to be made as a result of any change in control of us, or a change in the person’s responsibilities following such a change in control. Our Company entered into a Management Consulting Agreement with our parent company, IHG, on December 1, 2017. The agreement is attached as Exhibit 10.1 to the Amend. No. 1 to the Form 10-K for the year ended December 31, 2017. The term of the agreement is until terminated with 30 days prior notice. We agreed to pay IHG $25,000 for services occurring in 2017, payable as cash, stock, or both upon mutual agreement. We will limit expenses of IHG pursuant to the allocations made in the budget, and all reasonable pre-approved out-of-pocket expenses actually incurred by IHG on behalf of the Company will be reimbursed. IHG agreed to assist the Company in all filing necessary to be a fully reporting public company, assist the Company in public relations, evaluate candidates for the portfolio of companies in merchant banking, establish new contacts for the Company and develop proposals and deals to capture revenues, and assist the Company in their capital funding strategy. IHG have continued to consult for the Company and for their services, they have been paid $100,530 and $104,720 for the years ended December 31, 2020 and 2019, respectively.

Compensation Committee Interlocks and Insider Participation

Our board of directors in our entirety acts as the compensation committee for BlackStar Enterprise Group, Inc.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the “Summary Executives’ Compensation Table” during the quarter ended September 30, 2021 and the years ended December 31, 2020, 2019 and 2018:

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

John Noble Harris,	2021	0	0	0	0	0	0	$0
Director	2020	0	0	0	0	0	0	$0
	2019	0	0	0	0	0	0	$0
	2018	0	0	0	0	0	0	$0

Joseph E. Kurczodyna,	2021	0	0	0	0	0	0	$0
Director	2020	0	0	0	0	0	0	$0
	2019	0	0	0	0	0	0	$0
	2018	0	0	0	0	0	0	$0

All Current Directors	202 1	0	0	0	0	0	0	$0

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The term of office for each Director is one (1) year, or until his/her successor is elected at our annual meeting and qualified. The term of office for each of our Officers is at the pleasure of the Board of Directors.

The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiated at arm’s length.

At this time, our Directors do not receive cash compensation for serving as members of our Board of Directors.

Limitation on Liability and Indemnification

We are a Delaware corporation. The Delaware General Corporation Laws (DGCL) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Our articles of incorporation contain a provision eliminating the personal liability of directors to our company’ or our stockholders for monetary damages to the fullest extent provided by the DGCL.

The DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation.

The DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. Our articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

The DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by our bylaws, general or specific action of our board of directors or stockholders, or contract. Our articles of incorporation provide for indemnification of our directors, officers, employees, fiduciaries and agents to the full extent permitted by Delaware law.

Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our company or who is or was serving at our request as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

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EQUITY COMPENSATION PLAN INFORMATION

Key Employees Stock Compensation Plan

Effective December 1, 2016, our Stock Option and Award Plan (the “Stock Incentive Plan”) was approved by our Board of Directors. Under the Stock Incentive Plan, the Board of Directors may grant options or purchase rights to purchase common stock to officers, employees, and other persons who provide services to us or any related company. The participants to whom awards are granted, the type of awards granted, the number of shares covered for each award, and the purchase or exercise price, conditions and other terms of each award are determined by the Board of Directors, except that the term of the options shall not exceed 10 years. A total of 10 million shares of our common stock are subject to the Stock Incentive Plan and maybe either a qualified or non-qualified stock option. The shares issued for the Stock Incentive Plan may be either treasury or authorized and unissued shares. As of November 19 , 2021, we have granted no stock options to purchase any shares of our common stock under the Plan.

m. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF NOVEMBER 19 , 2021

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock by:

·	each person who is known by us to be the beneficial owner of five percent (5%) or more of our common stock;

·	our executive officers, and each director as identified in the “Management — Executive Compensation” section; and

·	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of our common stock that we believe was beneficially owned by each person or entity as of November 19 , 2021.

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OFFICERS AND DIRECTORS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding (2)(4)(5)	Number of Shares & Warrants if fully exercised	Percent of Class including Warrants
Common Stock	John Noble Harris, Chief Executive Officer and Director (3)(4)	9,119,369	7. 09%	9,119,369	7. 09%

Class A Preferred Convertible Stock	John Noble Harris Chief Executive Officer and Director (3)(4)	1,000,000	100%	N/A	N/A

Common Stock	Joseph E. Kurczodyna, Chief Financial Officer and Director (3)(4)	9,119,369	7. 09%	9,119,369	7. 09%

Class A Preferred Convertible Stock	Joseph E. Kurczodyna, Chief Financial Officer and Director (3)(4)	1,000,000	100%	N/A	N/A

Common shares	All Directors and Executive Officers as a Group (2 persons) Common Shares	9,119,369	7. 09%	9,119,369	7. 09%

	All Directors and Executive Officers as a Group (2 persons) Preferred Shares	1,000,000	100%	N/A	N/A

(1)	The address of each person listed above, unless otherwise indicated, is c/o BlackStar Enterprise Group, Inc., 4450 Arapahoe Ave., Suite 100, Boulder, CO 80303.

(2)	Based upon 128,689,319 common shares issued and outstanding on a fully diluted basis. (Does not include conversion rights of Class A Preferred Super Majority Voting Convertible Stock held by International Hedge Group, Inc., or any shares reserved under convertible notes).

(3)	Mr. Harris, Mr. Lahr and Mr. Kurczodyna are persons owning and/or controlling International Hedge Group, Inc. and deemed beneficial owners.

(4)	International Hedge Group, Inc. (“IHG”), Mr. Harris, Mr. Lahr and Mr. Kurczodyna are shown collectively as each own significant IHG common shares. IHG also controls voting of the BlackStar Class A Super Majority Voting Preferred stock which votes 60% of the common at all times. Mr. Kurczodyna additionally has effective control of IHG through IHG Class A Super Majority Voting Preferred shares.

(5)	Including other affiliate companies of Mr. Harris and Mr. Kurczodyna. Mr. Harris owns 2,884,445 shares personally and 1,442,222 through an affiliated company, for a total of 4,326,667 (3. 36%), not including ownership in IHG. Mr. Kurczodyna owns 2,884,445 shares personally and 1,442,222 through an affiliated company, for a total of 4,326,667 (3. 36%), not including ownership in IHG. Mr. Kurczodyna additionally has effective control of IHG through IHG Class A Super Majority Voting Preferred shares.

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GREATER THAN 5% STOCKHOLDERS

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding (2)(4)(5)	Number of Shares & Warrants if fully exercised	Percent of Class including Warrants
Common Stock	International Hedge Group, Inc. (4)	4,792,702	3.72%	4,792,702	3.72%

Class A Preferred Convertible Stock	International Hedge Group, Inc. (4)	1,000,000	100%	N/A	N/A

Common Stock	John Noble Harris, Chief Executive Officer and Director (3)(4)	9,119,369	7. 09%	9,119,369	7. 09%

Class A Preferred Convertible Stock	John Noble Harris, Chief Executive Officer and Director (3)(4)	1,000,000	100%	N/A	N/A

Common Stock	Todd H. Lahr, Former President and Former Director (3)(4)(6)	15,848,258	12.32%	15,848,258	12.32%

Class A Preferred Convertible Stock	Todd H. Lahr, Former President and Former Director (3)(4)(6)	1,000,000	100%	N/A	N/A

Common Stock	Joseph E. Kurczodyna, Chief Financial Officer and Director (3)(4)	9,119,369	7. 09%	9,119,369	7. 09%

Class A Preferred Convertible Stock	Joseph E. Kurczodyna, Chief Financial Officer and Director (3)(4)	1,000,000	100%	N/A	N/A

Total		24,501,592	19.04%	24,501,592	19.04%

(1)	The address of each person listed above, unless otherwise indicated, is c/o BlackStar Enterprise Group, Inc., 4450 Arapahoe Ave., Suite 100, Boulder, CO 80303.

(2)	Based upon 128,689,319 shares issued and outstanding on a fully diluted basis. (Does not include conversion rights of Class A Preferred Super Majority Voting Convertible Stock held by International Hedge Group, Inc., or any shares reserved under convertible notes).

(3)	Mr. Harris, Mr. Lahr and Mr. Kurczodyna are persons owning and controlling International Hedge Group, Inc. and deemed beneficial owners.

(4)	International Hedge Group, Inc. (“IHG”), Mr. Harris, Mr. Lahr and Mr. Kurczodyna are shown collectively as they jointly own IHG. IHG also controls voting of the BlackStar Class A Super Majority Voting Preferred stock which votes 60% of the common at all times. Mr. Kurczodyna additionally has effective control of IHG through IHG Class A Super Majority Voting Preferred shares.

(5)	Including other affiliate companies of Mr. Harris and Mr. Kurczodyna. Mr. Harris owns 2,884,445 shares personally and 1,442,222 through an affiliated company, for a total of 4,326,667 (3.63%), not including ownership in IHG. Mr. Kurczodyna owns 2,884,445 shares personally and 1,442,222 through an affiliated company, for a total of 4,326,667 (3.63%), not including ownership in IHG. Mr. Kurczodyna additionally has effective control of IHG through IHG Class A Super Majority Voting Preferred shares.

(6)	Resigned as an Officer and Director of BlackStar Enterprise Group, Inc. on February 8, 2017 and as an Officer and Director of International Hedge Group, Inc. on February 9, 2017.

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Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that we believe have a reasonable likelihood of being “in the money” within the next sixty days. Please note that all convertible notes outstanding contain provisions prohibiting the holders from converting if their ownership would become greater than 4.99%.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

We adopted a Stock Option and Award Plan on December 1, 2016. We have authorized 10,000,000 shares of common stock to be available for the Plan. We have granted no options exercisable for shares of our common stock under the Plan.

n. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the transactions discussed below, we have not entered into any transaction in past two years, nor are there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On December 18, 2020, our parent company, IHG, filed an amendment to their articles of incorporation designating 1,000,000 of their 20,000,000 authorized preferred shares to be designated Class A Preferred Stock and setting forth the Convertible Super Majority Voting Privileges. The IHG Board of Directors authorized a vote by the disinterested shareholders, and a majority of shareholders voted in favor of issuing the 1,000,000 IHG Class A Preferred shares to Mr. Kurczodyna as compensation for services provided to IHG. The holders of the IHG Class A shall have that number of votes equal to that number of IHG common shares which is not less than 60% of the vote required to approve any action, and the holders of IHG Class A Preferred may choose to convert the IHG Class A Preferred Stock into shares of IHG common stock at the rate of one (1) IHG Class A Preferred for two-hundred ten (210) IHG common shares. This is a significant increase to the control of IHG by Mr. Kurczodyna, which effectively means that Mr. Kurczodyna has control of BlackStar since IHG owns the BlackStar Class A Super Majority Voting Preferred. Mr. Kurczodyna previously shared control of IHG with Mr. Harris and Mr. Lahr.

CONFLICTS OF INTEREST – GENERAL

There can be no assurance that management will resolve all conflicts of interest in favor of the Company.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other entities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote between 20 and 40 hours per week to the Company’s affairs.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our Company to disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to our company to disclose to it any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company.

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We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

Our Board of Directors has adopted a policy that the Company will not seek a fund of, any entity in which any officer or director serves as an officer or director or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so.

The members of the Board and management are also the Board and Management of our parent, International Hedge Group, Inc. (“IHG”) and have ownership and compensation through IHG. IHG will often be engaged by client borrowers of our Company to provide, consulting services, and such poses a risk of financial conflict to our Company.

Related Party Employment Agreements and Family Relationships of Directors

No family relationships of Directors exist and no related party employment agreements exist as of November 19 , 2021.

Capital Contributions by Officer, Director, Principal Shareholder

The Company was initially financed by its current and former officers and directors, and its parent company, IHG. The Company issued restricted common shares during 2016, 2017 and 2018 to its founders and IHG, and has subsequently retired shares of its parent, IHG, to treasury as anti-dilutive measures. Additionally, Messrs. Harris and Kurczodyna have assigned shares converted from warrants. IHG controls the Company through the BlackStar Class A Super Majority Preferred Stock. As of December 2020, Mr. Kurczodyna additionally controls IHG through IHG Super Majority Preferred Stock. Further details are included in the discussion of “Description of Securities” above.

Director Independence

Our board of directors undertook our annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the board of directors affirmatively determined that none of our directors are “independent” as such term is used under the rules and regulations of the Securities and Exchange Commission.

ITEM 11A. MATERIAL CHANGES

There are no material changes in the Company’s affairs which have occurred since the end of the latest fiscal year or which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q or Form 8-K filed under the Exchange Act.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additionally, you can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

EXPERTS

The financial statements as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 have been so included in reliance on the report of BF Borgers CPA PC, which includes an

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explanatory paragraph as to the company’s ability to continue as a going concern, of BF Borgers CPA PC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of BF Borgers CPA PC as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we have filed with it. The information incorporated by reference is an important part of this prospectus and is considered to be part of this prospectus. We incorporate by reference the documents listed as exhibits to the document in Item 16.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Delaware General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Delaware General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer’s or director’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Delaware General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Delaware General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Delaware Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$25,000
Audit Fees	$10,000
Transfer Agent Fees	$2,000
SEC Registration and Blue Sky Registration fees (estimated)	$5,000
Printing Costs and Miscellaneous Expenses (estimated)	$5,000
Total	$47,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We intend to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements, and the insurance are necessary to attract and retain talented and experienced directors and officers.  At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities in the past two fiscal years ending December 31, 2020 and 2019 and quarter s through September 30 , 2021 without registering the securities under the Securities Act of 1933 as shown in the following summaries, including transactions occurring to the date of this filing:

2021

On January 15, 2021, BlackStar Enterprise Group, Inc. and Power Up Lending Group Ltd. entered into a convertible promissory note totaling $43,500 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 20,871,651 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on January 26, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On January 28, 2021, BlackStar Enterprise Group, Inc. and SE Holdings, LLC entered into a convertible promissory note totaling $220,000 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 44,000,000 shares of Common Stock for conversion pursuant to the note. Details of the promissory

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note and securities purchase agreement can be found in the Form 8-K and exhibits filed on February 4, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On March 31, 2021, BlackStar Enterprise Group, Inc. and Power Up Lending Group Ltd. entered into a convertible promissory note totaling $103,500 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 20,535,714 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on April 8, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On April 29, 2021, BlackStar Enterprise Group, Inc. and Adar Alef, LLC entered into a convertible promissory note totaling $550,000 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 86,105,000 shares of Common Stock for conversion pursuant to the note. Details of the promissory note, securities purchase agreement, and transfer agent letter can be found in the Form 10-Q and exhibits filed May 17, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On May 6, 2021, the Company issued 396,040 shares of restricted common stock to Carter, Terry & Company pursuant to an engagement agreement for capital raising services dated October 17, 2019. The issuance was made in reliance upon Section 4(a)(2) of the Act and under an exemption of Rule 506(b) of Regulation D, or any other such exemptions as the transaction may qualify. Carter, Terry & Company is well known to us and our management, through pre-existing business relationships, as our current financial advisor and placement agent. Carter, Terry & Company was provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with this issuance. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

On June 23, 2021, the outstanding loans to the two individuals first entering into loans with the Company on April 24 and 29, 2019, respectively, were paid off and the Company entered into two new loans in the amounts of $10,000 $20,000, dated May 18, 2021 and due November 18, 2021 with interest at 11%. Each of the two loan holders was paid $10,000 principal (an aggregate $20,000) and aggregate accrued interest of $2,750. In addition, the two individuals were issued an aggregate 300,000 shares of the Company’s common. The Company and the holders of the notes above executed agreements in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On June 24, 2021, BlackStar Enterprise Group, Inc. issued 500,000 shares to Matthew Baldwin for services rendered and the issuance was made by us in reliance upon Section 4(a)(2) of the Act and under an exemption of Rule 506(b) of Regulation D, or any other such exemptions as the transaction may qualify. Mr. Baldwin is well known to us and our management, through pre-existing business relationships, as our long-standing contractor for software development. Mr. Baldwin was provided access to all material information, which he requested, and all information necessary to verify such information and were afforded access to our management in connection with his issuance. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

On September 1, 2021, BlackStar Enterprise Group, Inc. and Power Up Lending Group Ltd. entered into a convertible promissory note totaling $53,750 and a securities purchase agreement. The Company initially reserved out of its

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authorized Common Stock 17,348,036 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on September 30, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On October 1, 2021, BlackStar Enterprise Group, Inc. and Power Up Lending Group Ltd. entered into a convertible promissory note totaling $78,750 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 23,954,227 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on October 26, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On October 11, 2021, BlackStar Enterprise Group, Inc. and GS Capital Partners, LLC entered into a convertible promissory note totaling $60,000 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 13,245,000 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on October 26, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

2020

On May 22, 2020, BlackStar Enterprise Group, Inc. and Power Up Lending Group Ltd. entered into a convertible promissory note totaling $103,000 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 63,319,672 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on June 2, 2020. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On July 24, 2020, BlackStar Enterprise Group, Inc. and Power Up Lending Group Ltd. entered into a convertible promissory note totaling $43,000 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 46,478,112 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on August 4, 2020. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On September 24, 2020, BlackStar Enterprise Group, Inc. and Power Up Lending Group Ltd. entered into a convertible promissory note totaling $53,000 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 25,429,828 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on October 14, 2020. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On November 20, 2020, BlackStar Enterprise Group, Inc. and Quick Capital, LLC. entered into a convertible promissory note totaling $33,275 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 12,000,000 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on November 27, 2020. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

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On December 4, 2020, BlackStar Enterprise Group, Inc. and GS Capital Partners, LLC. entered into a convertible promissory note totaling $55,000 and a securities purchase agreement. The Company initially reserved out of its authorized Common Stock 28,000,000 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on December 8, 2020. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act. On June 4, 2021, GS Capital Partners, LLC converted $17,500 of principal and $983 of interest and fees into 990,360 shares of common stock. On June 14, 2021, GS Capital Partners, LLC converted $22,500 of principal and $1,294 of interest and fees into 1,645,189 shares of common stock. On July 6, 2021, GS Capital Partners, LLC converted the remaining $15,000 of principal and $990 of interest and fees into 976,454 shares of common stock. At the time of filing, the note was paid in full.

2019

On April 24 and April 29, 2019, BlackStar Enterprise Group, Inc. and two individual accredited investors entered into unsecured promissory notes totaling $30,000. Holders additionally executed subscription agreements containing standard representations and warranties regarding the purchase and their accredited investor status. The Company executed six-month, 11% annual interest rate promissory notes of the Company with Holders, in the principal amount of $20,000 and $10,000, upon the terms and subject to the limitations and conditions set forth in such Notes. The Holders received 100,000 and 50,000 restricted shares of Common Stock of the Company, respectively, as consideration. The Notes mature on October 24 and October 29, 2019, respectively. The Company may prepay the Notes in whole or in part at any time, but no prepayment shall entitle the Company to reduce the total amount of principal and interest due under the Notes. If the indebtedness is not paid in full by the Maturity Date, interest will continue to accrue at a rate of 11% annually. Details of the promissory notes can be found in the Form 8-K and exhibits filed on June 10, 2019. On December 13, 2019, the Company negotiated a six-month extension with the holders and paid $1,100 and $550 in cash, respectively, for accrued interest and issued 100,000 and 50,000 shares of common stock, respectively, as an additional inducement for the extension. The Company and the holders executed the notes in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On April 30, 2019, BlackStar Enterprise Group, Inc. and Auctus Fund LLC. entered into a convertible promissory note totaling $110,000, a securities purchase agreement, and a common stock warrant for 440,000 shares. The Company initially reserved out of its authorized Common Stock 10,000,000 shares of Common Stock for conversion pursuant to the note. Details of the promissory note and securities purchase agreement can be found in the Form 8-K and exhibits filed on May 7, 2019. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On November 1, 2019, BlackStar Enterprise Group, Inc. and GS Capital Partners, LLC entered into a convertible promissory note totaling $70,000 (Note 1) and a securities purchase agreement. On November 4, 2019, BlackStar Enterprise Group, Inc. and Adar Alef, LLC entered into a convertible promissory note (Note 2) totaling $70,000 and a securities purchase agreement. Until the Company’s obligations under the notes are paid and performed in full, the Transfer Agent of the Company is authorized to establish a reserve of shares of authorized but unissued Common Stock of the Company in an amount not less than 28,000,000 and 22,994,383 shares (a total of 50,994,383) for issuance upon partial or full conversion of the Note 1 and Note 2, respectively, in accordance with the terms thereof, and the Transfer Agent shall immediately add shares of Common Stock to the reserved shares as and when requested by Company or holder in writing from time to time, so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so. Details of the promissory notes and securities purchase agreements can be found in the Form 8-K and exhibits filed on November, 2019. The Company and the holders executed the securities purchase agreements in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

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As part of management’s anti-dilutive strategy and in connection with the above offerings, 7,289,891 shares of IHG were cancelled as of December 31, 2019. The Company also needed additional shares to be added to the reserved shares of common stock for conversions of promissory notes outstanding.

Exemption from Registration Claimed

Sales and issuances by us of the unregistered securities listed above were made by us in reliance upon Rule 506 of Regulation D to the individuals listed above. All of the individuals and/or entities listed above that purchased the unregistered securities were all known to us and our management, through pre-existing business relationships, as long-standing business associates, friends, and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition. Each purchaser made written representation under Rule 506 of Regulation D, including net worth and sophistication. We required written representation that each purchaser who was not an accredited investor, either alone or with his purchaser representative, had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the prospective investment, and the issuer reasonably believed (based on written representations) immediately prior to making any sale that the purchaser came within this description.

ISSUER PURCHASES OF EQUITY SECURITIES

We did not repurchase any shares of our common stock during the three months ended September 30 , 2021.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are incorporated into this registration statement on Form S-1:

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
3(i).1	Certificate of Incorporation of NPI08, Inc. – filed December 17, 2007	10-12g	3(i).1	12/28/16
3(i).2	Certificate of Amendment of BlackStar Energy Group, Inc. – name change to BlackStar Enterprise Group, Inc. filed July 14, 2016	10-12g	3(i).2	12/28/16
3(i).3	Certificate of Amendment filed August 25, 2016	10-12g	3(i).3	12/28/16
3(i).4	Certificate of Correction filed August 25, 2016	10-12g	3(i).4	12/28/16
3(i).5	Articles of Incorporation for Crypto Equity Management Corp.	8-K	3.1	10/10/17
3(i).6	Articles of Incorporation for Crypto Industry SRO Inc.	8-K	3.1	3/1/18
3(i).7	Certificate of Amendment filed March 12, 2020	10-K	3(i).6	5/12/20
3(ii).1	Bylaws of BlackStar Enterprise Group, Inc.	10-12g	3.2	12/28/16
10.1	Management Consulting Agreement – BlackStar Enterprise Group, Inc. and International Hedge Group, Inc., December 1, 2017	10-K/A	10.1	7/3/18
10.2	Agreement with Solidgreen Software, LLC [5]	10-K/A-2	10.4	9/5/18
10.3	Convertible Promissory Note with Quick Capital, LLC	8-K	10.1	11/27/20
10.4	Securities Purchase Agreement with Quick Capital, LLC	8-K	10.2	11/27/20
10.5	Convertible Promissory Note with GS Capital Partners, LLC	8-K	10.1	12/8/20
10.6	Securities Purchase Agreement with GS Capital Partners, LLC	8-K	10.2	12/8/20
10.7	Convertible Promissory Note with SE Holdings, LLC	8-K	10.1	2/4/21
10.8	Securities Purchase Agreement with SE Holdings, LLC	8-K	10.2	2/4/21
10.9	Convertible Promissory Note with Power Up Lending Group, Ltd.	8-K	10.1	4/8/21
10.10	Securities Purchase Agreement with Power Up Lending Group, Ltd.	8-K	10.2	4/8/21
10.11	Convertible Promissory Note with Adar Alef, LLC	10-Q	10.1	5/17/21
10.12	Securities Purchase Agreement with Adar Alef, LLC	10-Q	10.2	5/17/21
10.13	Convertible Promissory Note with Power Up Lending Group, Ltd.	8-K	10.1	8/3/21
10.14	Securities Purchase Agreement with Power Up Lending Group, Ltd.	8-K	10.2	8/3/21
10.15	Convertible Promissory Note with Power Up Lending Group, Ltd.	8-K	10.4	8/3/21
10.16	Securities Purchase Agreement with Power Up Lending Group, Ltd.	8-K	10.5	8/3/21
10.17	Convertible Promissory Note with Power Up Lending Group, Ltd.	8-K	10.1	9/30/21
10.18	Securities Purchase Agreement with Power Up Lending Group, Ltd.	8-K	10.2	9/30/21
10.19	Convertible Promissory Note with Power Up Lending Group, Ltd.	8-K	10.1	10/26/21
10.20	Securities Purchase Agreement with Power Up Lending Group, Ltd.	8-K	10.2	10/26/21
10.21	Convertible Promissory Note with Power Up Lending Group, Ltd.	8-K	10.4	10/26/21
10.22	Securities Purchase Agreement with Power Up Lending Group, Ltd.	8-K	10.5	10/26/21
21	Subsidiaries		*
23.1	Consent of Attorney		*
23.2	Consent of Independent Registered Public Accounting Firm		*

*Filed Herewith

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ITEM 17. UNDERTAKINGS

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on November 22 , 2021.

BLACKSTAR ENTERPRISE GROUP, INC.

/s/ John Noble Harris	November 22 , 2021
John Noble Harris
(Chief Executive Officer and Principal Executive Officer)

/s/ Joseph E. Kurczodyna	November 22 , 2021
Joseph E. Kurczodyna
(Chief Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ John Noble Harris	November 22 , 2021
John Noble Harris
Director

/s/ Joseph E. Kurczodyna	November 22 , 2021
Joseph E. Kurczodyna
Director

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